                                                                EXHIBIT 2.1

                               AGREEMENT OF MERGER



                                  BY AND AMONG



                              MEDICIS CORPORATION,
                             a Delaware corporation,





                        MEDICIS ACQUISITION CORPORATION,
                             a Delaware corporation,


                                       AND


                              GENDERM CORPORATION,
                             a Delaware corporation





                             As of December 1, 1997

                                TABLE OF CONTENTS

Section 1.  Definitions ..................................................     1

Section 2.  Basic Transaction ............................................    14
       (a)  The Merger ...................................................    14
       (b)  The Closing ..................................................    14
       (c)  Actions at the Closing; Effective Time .......................    15
       (d)  Effect of Merger .............................................    15
       (e)  Dissenting Shares Procedure ..................................    17
       (f)  Target Stockholders Representative Escrow Fund;
            Procedure ....................................................    17
       (g)  Merger Consideration Escrow Fund; Procedure ..................    18
       (h)  Earnout Amount ...............................................    18
       (i)  Closing of Transfer Records ..................................    22
       (j)  Delivery of Merger Consideration to Public Official ..........    22
       (k)  Lost, Stolen or Destroyed Certificates .......................    22
       (l)  Transferability Restriction ..................................    22

Section 3.  Representations and Warranties of the Target .................    22
       (a)  Organization, Qualification and Corporate Power ..............    22
       (b)  Capitalization ...............................................    23
       (c)  Authorization of Transaction .................................    24
       (d)  Noncontravention; Approvals ..................................    24
       (e)  Brokers' Fees ................................................    25
       (f)  Title to Assets ..............................................    25
       (g)  Subsidiaries .................................................    25
       (h)  Financial Statements .........................................    25
       (i)  Inventory ....................................................    26
       (j)  Absence of Certain Changes or Events .........................    26
       (k)  Related Party Transactions ...................................    27
       (l)  Absence of Undisclosed Liabilities ...........................    28
       (m)  Legal Compliance-General .....................................    28
       (n)  Legal Compliance-Food and Drug Administration ................    28
       (o)  Warranties ...................................................    30
       (p)  Product Liability ............................................    31
       (q)  Taxes and Returns ............................................    32
       (r)  Real Property ................................................    33

       (s)  Intellectual Property ........................................    33
       (t)  Validity of Contracts ........................................    36
       (u)  Powers of Attorney ...........................................    38
       (v)  Litigation ...................................................    38
       (w)  Arbitration ..................................................    39
       (x)  Employee Benefits and ERISA-Related Matters ..................    39
       (y)  Regulatory Matters ...........................................    42
       (z)  Labor and Employment Matters .................................    42
       (aa) Insurance ....................................................    44
       (bb) Condition of Assets ..........................................    44
       (cc) Accounts Receivable ..........................................    44
       (dd) Environmental Matters ........................................    45
       (ee) State Takeover Statutes ......................................    46
       (ff) Vote Required ................................................    46
       (gg) Licenses and Permits .........................................    47
       (hh) Customers and Suppliers ......................................    47
       (ii) Product Treatments; Product Returns ..........................    47
       (jj) Foreign Corrupt Practices Act ................................    47
       (kk) Complete Disclosure ..........................................    47

Section 4.  Representations and Warranties of the Buyer and the Transitory
            Subsidiary ...................................................    48
       (a)  Organization, Qualification and Corporate Power ..............    48
       (b)  Authorization of Transaction .................................    48
       (c)  Noncontravention .............................................    48
       (d)  Brokers' Fees ................................................    49
       (e)  Transitory Subsidiary ........................................    49
       (f)  Buyer Stockholder Vote Not Required; Financing of
            Merger .......................................................    49
       (g)  SEC Filings ..................................................    50
       (h)  Absence of Certain Changes or Events .........................    50
       (i)  Investment ...................................................    50

Section 5.  Covenants ....................................................    50
       (a)  General ......................................................    50
       (b)  Notices ......................................................    51
       (c)  Regulatory Matters and Approvals .............................    51
       (d)  Operation of Business ........................................    51

       (e)  Full Access ..................................................    54
       (f)  Notice of Developments .......................................    54
       (g)  Exclusivity ..................................................    55
       (h)  Indemnification ..............................................    55
       (i)  Performance of Contracts .....................................    56
       (j)  Termination of Options .......................................    56
       (k)  Transition ...................................................    57

Section 6.  Conditions to Obligations to Close ...........................    57
       (a)  Conditions to Obligations of the Parties .....................    57
       (b)  Additional Conditions to Obligations of the Buyer and the
            Transitory Subsidiary ........................................    58
       (c)  Additional Conditions to Obligation of the Target ............    60

Section 7.  Termination ..................................................    61
       (a)  Termination of Agreement .....................................    61
       (b)  Effect of Termination; Expense Reimbursements ................    62

Section 8.  Indemnification ..............................................    63
       (a)  General ......................................................    63
       (b)  Indemnification of Buyer Indemnitees .........................    63
       (c)  Indemnification of Seller Indemnitees ........................    65
       (d)  Limitation on Indemnification Obligations ....................    65
       (e)  Cooperation ..................................................    66
       (f)  Subrogation ..................................................    66
       (g)  Third Party Claims Subject to Indemnification ................    67
       (h)  Third Party Claims Not Subject to Indemnification ............    68
       (i)  Exclusivity ..................................................    68
       (j)  Binding Arbitration ..........................................    68

Section 9.  Miscellaneous ................................................    71
       (a)  Press Releases and Public Announcements ......................    71
       (b)  No Third-Party Beneficiaries .................................    72
       (c)  Expenses .....................................................    72
       (d)  Entire Agreement .............................................    72
       (e)  Succession and Assignment ....................................    72
       (f)  Counterparts .................................................    73
       (g)  Headings .....................................................    73

       (h)  Notices ......................................................    73
       (i)  Governing Law ................................................    75
       (j)  Amendments and Waivers .......................................    76
       (k)  Severability .................................................    76
       (l)  Construction .................................................    76
       (m)  Incorporation of Exhibits and Disclosure Schedules ...........    77

Exhibit A - Certificate of Incorporation of the Transitory Subsidiary
Exhibit B - Bylaws of the Transitory Subsidiary
Exhibit C - Merger Consideration
Exhibit D - Merger Consideration Escrow Terms
Exhibit E - Form of Merger Consideration Escrow Agreement
Exhibit F - Target Stockholders Representative Escrow Terms
Exhibit G - Form of Target Stockholders Representative Escrow Agreement
Exhibit H - Form of Non-Competition, Non-Disclosure and Confidentiality
            Agreement
Exhibit I - Form of Opinion of Special Counsel to the Target and its Subsidiary Exhibit J - Form of Opinion of Counsel to the Buyer and the Transitory
            Subsidiary
Exhibit K - Pre-Merger Charter Amendment
Exhibit L - Form of License Agreement
Exhibit M - Form of Certificate of Joel E. Bernstein, M.D.
Target Disclosure Schedule - Exceptions to Representations and Warranties

                               AGREEMENT OF MERGER

            THIS AGREEMENT OF MERGER (this "Agreement") is entered into as of December 1, 1997 by and among Medicis Pharmaceutical Corporation, a Delaware corporation (the "Buyer"), Medicis Acquisition Corporation, a Delaware corporation and wholly-owned Subsidiary of the Buyer (the "Transitory Subsidiary"), and GenDerm Corporation, a Delaware corporation (the "Target"). The Buyer, the Transitory Subsidiary and the Target are sometimes referred to herein individually as a "Party" and collectively as the "Parties." Certain capitalized terms used herein are defined in Section 1 and in the remaining portions of this Agreement.

            This Agreement contemplates a transaction in which the Target shall become a wholly-owned Subsidiary of the Buyer through a merger of the Transitory Subsidiary with and into the Target. Target Stockholders will receive cash and contingent rights to additional cash in exchange for their capital stock in the Target.

            Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

            SECTION 1. DEFINITIONS.

            "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of such particular Person whether through the ownership of voting securities, contract or otherwise.

            "Affiliated Group" means any affiliated group within the meaning of Code Section 1504.

            "Agreement" has the meaning set forth in the preface.

            "Alternative Proposal" has the meaning set forth in Section 5(g).

            "Applicable Laws" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, permits, concessions, grants, franchises, licenses or other governmental authorizations or approvals of any Governmental Entity and
(ii) orders, decisions, judgments, awards and decrees of or agreements with any Governmental Entity.

            "Applicable Rate" means the prime rate of interest for corporate borrowers announced from time to time in The Wall Street Journal (National Edition).

            "Award" has the meaning set forth in Section 8(j)(v).

            "Bernstein Severance Agreement" means the Severance Agreement, dated as of August 18, 1995, by and between the Target and Joel E. Bernstein, M.D.

            "Buyer" has the meaning set forth in the preface.

            "Buyer Claim" means a Claim (as defined in Exhibit D attached hereto) made by Buyer.

            "Buyer Indemnitee" has the meaning set forth in Section 8(b).

            "Capitalization Reserve" has the meaning set forth in Exhibit D attached hereto.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "CERCLIS" has the meaning set forth in Section 3(dd)(i).

            "Certificate of Amendment" has the meaning set forth in Section
2(c).

            "Certificate of Merger" has the meaning set forth in Section 2(c).

            "Closing" has the meaning set forth in Section 2(b).

            "Closing Date" has the meaning set forth in Section 2(b).

            "Closing Price Adjustment" means an amount equal to the sum of (i) one-half of any amounts in excess of $175,000 but equal to or less than $500,000 paid by the Target and not reimbursed by an insurer pursuant to a claim asserted by the Target at or before the Effective Time in respect of the claims of Joel
M. Appel, Gregory N. Chletsos, Frank P. DiPrima and Kelly M. Kaplan in the New Jersey Employee Litigation, and all of any amounts in excess of $500,000 paid by the Target and not reimbursed by an insurer pursuant to a claim asserted by the Target at or before the Effective Time in respect of such claims, prior to the Closing; (ii) one-half of any amounts equal to or less than $100,000 in the aggregate paid by the Target and not reimbursed by an insurer pursuant to a claim asserted by the Target at or before the Effective Time in respect of the claims of the plaintiffs in the Product-Related Litigation, and all of any amounts in excess of $100,000 in the aggregate so paid by the Target and not reimbursed by an insurer pursuant to a claim asserted by the Target at or before the Effective Time, prior to the Closing; (iii) one-half of the Lehman Fee (or portion thereof) to which Lehman Brothers Inc. is entitled at the Closing (i.e., one-half of 1% of the amounts payable by the Buyer to the Target Stockholders Representative Escrow Fund pursuant to Section 2(f)(i) determined without regard to this clause (iii)); and (iv) one-half of all reasonable legal and accounting fees and expenses incurred by the Target on or after October 1, 1997 and at or before the Closing with respect to the Letter of Intent and the transactions contemplated thereby.

            "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Common Stock" means the Common Stock, par value $0.01 per share, of the Target.

            "Confidential Disclosure Agreement" means the Confidential Disclosure Agreement, effective October 1, 1997, between the Buyer and the Target.

            "Confidential Information" means "Confidential Information" as such term is used in the Confidential Disclosure Agreement.

            "Containers" has the meaning set forth in Section 3(dd)(iii).

            "Contingent Merger Consideration" has the meaning set forth in Exhibit C attached hereto.

            "Contracts" has the meaning set forth in Section 3(t)(ii).

            "Controlled Group" has the meaning set forth in Section 3(x)(ii).

            "Damages" means all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, deficiencies, fines, judgments, interest, penalties, amounts paid in respect of settlement, damages (including without limitation consequential, punitive and treble damages), costs and expenses, including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals sustained or incurred in connection with the defense or investigation of any claim.

            "Delaware Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

            "Disposition" means the direct or indirect sale, license or other transfer of any right to sell any GenDerm Product (or any right in related underlying Intellectual Property or other assets) by the Buyer or its Affiliates, successors or assigns; it being understood that a direct sale of a GenDerm Product to a customer of the seller in the ordinary course of the seller's business is not included in the term "Disposition."

            "Dissenting Share" means any Target Share the appraisal of the fair market value of which under Section 262 of the Delaware Corporation Law has been properly demanded in accordance with such Section and with respect to which the right to such an appraisal under such Section has not terminated (whether on account of a vote by the holder thereof in favor of, or a written consent by the holder thereof to, the Merger, a waiver or withdrawal of such demand or otherwise).

            "Dissenting Stockholder" means the holder of a Dissenting Share.

            "Draft Calculation" has the meaning set forth in Section 2(h)(iii).

            "Earnout Amount" has the meaning set forth in Section 2(h)(i).

            "Earnout Period" means, subject to extension as provided in Section 2(h)(vi), calendar year 1999.

            "Earnout Transferee" means the purchaser, licensee or other transferee in any Disposition.

            "Effective Time" has the meaning set forth in Section 2(c).

            "Employee Benefit Plan" means any (a) qualified or nonqualified Employee Pension Benefit Plan (including any Multiemployer Plan), (b) Employee Welfare Benefit Plan or (c) material fringe benefit plan or program.

            "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

            "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

            "Environmental Event" has the meaning set forth in Section 3(dd)(i).

            "Environmental Laws" has the meaning set forth in Section
3(dd)(iii).

            "Environmental Permits" has the meaning set forth in Section 3(dd)(iii).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Escrow Distribution" means any distribution to a Target Stockholder or holder of Options out of the Target Stockholders Representative Escrow Fund pursuant to Exhibit F attached hereto.

            "Euroderma" means Euroderma Limited, a U.K. private limited company.

            "Event of Force Majeure" means any fire, flood, hurricane, typhoon, earthquake, lightning or explosion which results in a reduction of the gross sales (as such term is used in the definition of 1999 Gross Sales) of any GenDerm Product during calendar year 1999 by 5 percent or more of the monthly average of the gross sales (as such term is so used) of such GenDerm Product during the twelve calendar months immediately preceding the date of inception of such event.

            "FDA" has the meaning set forth in Section 3(n)(i).

            "FDCA" means the Federal Food, Drug and Cosmetic Act of 1938, as amended from time to time.

            "Financial Statements" has the meaning set forth in Section 3(h).

            "$5.30 Options" means the following options to purchase shares of Common Stock under which the exercise price per share of Common Stock is $5.30:
(i) Edward O'Connell - 5,000 shares; and (ii) Frank Pollard - 27,900 shares.

            "Fixed Merger Consideration" has the meaning set forth in Exhibit C attached hereto.

            "Fixed Payment Dates" has the meaning set forth in Section 2(h)(ii).

            "Foreign Plans" has the meaning set forth in Section 3(x)(vii).

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "GenDerm Canada" means GenDerm Canada Inc., a Canadian corporation.

            "GenDerm Products" means (i) all products sold or marketed by the Target, at or prior to the Closing Date, including without limitation, Zostrix, Zostrix-HP, Zostrix Sports, Zonalon, Novacet, Occlusal, Occlusal-HP, Dolorac, Pentrax, Pentrax Gold, Salac, Texacort, Pramegel, Meted, Step-2, A-Fil, Packer's Pine Tar Soap, Papulex, Quineprox and Occlucort, (ii) all products in development by the Target at or prior to the Closing Date, including without limitation Atoplex (barrier lipid complex in cream or lotion), Psoricap (nutritional supplement for psoriasis), Zonacort (doxepin and corticosteroid), Diabetic cream (dionethicone cream) and Selenium disulfide cream, (iii) all products sold, marketed or developed after the Closing Date that utilize any of the patents owned by or licensed to the Target as of the Closing Date, (iv) Ovide lotion and Ovide cream and (v) any improved versions or variations of any of the foregoing (it being expressly understood that the use on any other product of a trademark that is used on any of the products referred to in clauses (i) through (iv) shall not, in and of itself, be determinative of whether such other product is an improved version or variation).

            "Governmental Entity" means any regulatory body, agency, instrumentality, department, commission, court, tribunal, authority or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local.

            "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

            "Hearing" has the meaning set forth in Section 8(j)(v).

            "Income Tax" means any federal, state, local or foreign income tax, including any interest, penalty or addition thereto, whether disputed or not.

            "Income Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

            "Indemnified Party" means a party that is entitled to indemnification from another party pursuant to Section 8; which term, for purposes of any notice to be given to or by or any action to be taken by the Seller Indemnitees, shall mean the Target Stockholders Representative.

            "Indemnifying Party" means a party that is required to provide indemnification to another party pursuant to Section 8; which term, for purposes of any notice to be given to or by or any action (other than payment) to be taken by the Target Stockholders and holders of Options, shall mean the Target Stockholders Representative.

            "Intellectual Property" has the meaning set forth in Section
3(s)(i).

            "Independent Firm" has the meaning set forth in Section 2(h)(iii).

            "In-the-Money Option":

            (i) For purposes of clause (i) of Section 5(j), means an Option other than a $5.30 Option.

            (ii) For purposes of clause (ii) of Section 5(j), means at the time of any determination pursuant to such clause, (A) an Option other than a $5.30 Option and (B) if the In-the-Money Condition is satisfied, a $5.30 Option. The In-the-Money Condition is satisfied if, as of the time of such a determination, $5.30 is less than (A) the sum of (1) the Fixed Merger Consideration, plus (2) the aggregate amount of any Escrow Distributions then being or theretofore distributed plus (3) the aggregate amount theretofore distributed to the Buyer with respect to Dissenting Shares from amounts otherwise payable to the Target Stockholders Representative Escrow Fund from the Merger Consideration Escrow Fund and not subsequently paid by the Buyer to the Target Stockholders Representative Escrow Fund plus (4) the aggregate exercise price of the unexercised portions of all Options outstanding immediately prior to the Effective Time, divided by
      (B) the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Time (for this purpose, treating each then outstanding share of Series C Preferred Stock as if it had been converted into Common Stock immediately prior to the Effective Time and each unexercised portion of each then outstanding Option as if it had been exercised immediately prior to the Effective Time and, if the time of such determination is at or after the occurrence of the Series D Preferred Condition, treating the shares of Series D Preferred Stock outstanding immediately prior to the Effective Time as if they had been converted into 244,874 shares of Common Stock immediately prior to the Effective Time).

            "Inventory" has the meaning set forth in Section 3(i).

            "IRS" has the meaning set forth in Section 3(x)(ii).

            "Knowledge of the Target" means the actual knowledge, after due inquiry of current employees of the Target and its Subsidiary, of Dr. Joel E. Bernstein, the Target's Chairman of the Board, Henry Kuehn, the Target's President and Chief Executive Officer and Frank R. Pollard, the Target's Executive Vice President, Marketing and Sales.

            "Leased Premises" has the meaning set forth in Section 3(r)(ii).

            "Lehman Fee" shall mean the fee payable to Lehman Brothers Inc. under the letter agreement, dated December 27, 1995, between Lehman Brothers Inc. and the Target, with respect to any Consideration (as defined in such letter agreement) paid by the Buyer in connection with the Merger.

            "Letter of Intent" shall mean the letter of intent, dated October 17, 1997, executed by the Buyer, the Target and Joel E. Bernstein, M.D.

            "Liabilities" has the meaning set forth in Section 3(l).

            "Materials of Environmental Concern" has the meaning set forth in
Section 3(dd)(iii).

            "Merger" has the meaning set forth in Section 2(a).

            "Merger Consideration" for a Target Share of a particular class means the Fixed Merger Consideration per Target Share of such class and the Contingent Merger Consideration per Target Share of such class.

            "Merger Consideration Escrow Agent" has the meaning set forth in
Section 2(g).

            "Merger Consideration Escrow Agreement" means an Escrow Agreement substantially in the form of Exhibit E attached hereto.

            "Merger Consideration Escrow Fund" has the meaning set forth in Exhibit D attached hereto.

            "Most Recent Fiscal Year End" has the meaning set forth in Section 3(h).

            "Multiemployer Plan" has the meaning set forth in ERISA Section
3(37).

            "New Jersey Employee Litigation" means Joel M. Appel, Gregory N. Chletsos, Frank P. DiPrima and Kelly M. Kaplan v. GenDerm Corporation, a Delaware corporation, Joel E. Bernstein, M.D., and Jeremy Silverman, No. L-MRS-2903-97 (Superior Court of New Jersey Law Division: Morris County), and any other litigation arising out of the same facts and circumstances as such litigation.

            "1999 Gross Sales" means aggregate worldwide gross sales of GenDerm Products during the Earnout Period by the Buyer or any Earnout Transferee, any of their respective Affiliates, the respective successors and assigns of any of the foregoing and any authorized licensees of or other sellers authorized by any of the foregoing; for purposes of which "gross sales" means total sales less returns related to total sales during the Earnout Period but not otherwise reduced (including without limitation by marketing, promotional or other sales expense, freight or delivery expense) determined in accordance with GAAP (for purposes of which gross sales shall be recognized upon shipment); except that consignment sales shall be treated as gross sales when products are shipped during the Earnout Period to the consignee (if and only to the extent that payment is ultimately received). A sale of a GenDerm Product to the Buyer or an Earnout Transferee or any Affiliate of the Buyer or an Earnout Transferee shall be deemed to have occurred on an arms-length basis so that (irrespective of the actual gross sales price of any such transaction) such sale shall be deemed to have been made at a gross sales price equal to the price that would be paid for such GenDerm Product by a non-affiliated party in a similar transaction; and no subsequent sale by the Buyer or Earnout Transferee or Affiliate of the GenDerm Product so accounted for shall be included in gross sales. Other than any sales pursuant to or in connection with a Disposition to it after the Effective Time, sales by Euroderma of any GenDerm Product shall not be included in 1999 Gross Sales. A sale of any GenDerm Product during the Earnout Period in a currency other than United States dollars shall be translated into the number of United States dollars credited to the Buyer's account by the Buyer's primary banking institution with respect to the currency received from such sale; provided that any such sale of GenDerm Products with respect to which payment has not been received on or prior to the end of the Earnout Period with respect to such GenDerm Product shall be translated at the exchange rate of such currency into United States dollars on the last day of such Earnout Period as reported in The Wall Street Journal (National Edition); provided further that if such exchange rate is not made available for the relevant day in The Wall Street Journal (National Edition), the first day immediately preceding such day for which such exchange rate is so available shall be the relevant day.

            "NPL" has the meaning set forth in Section 3(dd)(i).

            "Objection Notice" has the meaning set forth in Section 2(h)(iii).

            "Option" means each option to acquire Common Stock set forth in
Section 3(b) of the Target Disclosure Schedule.

            "Party" has the meaning set forth in the preface.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

            "Plan" has the meaning set forth in Section 3(x)(i).

            "Preferred Stock" means the Series C Preferred Stock and the Series D Preferred Stock.

            "Pre-Merger Charter Amendment" means the amendment to Section 6.5(d) of the certificate of incorporation of the Target set forth on Exhibit K attached hereto.

            "Product-Related Litigation" means (i) Astoria Cosmetics Trading Co., Inc. v. GenDerm Corporation and A.R.L. Distributors, Index No. 17265/95 (Supreme Court of New York for Kings County); and (ii) Gem Laboratories v. GenDerm Corporation, No. 97-04959 (District Court of Travis County, Texas, 98th Judicial District), and any other litigation arising out of the same facts and circumstances as such litigation.

            "RCRA" has the meaning set forth in Section 3(dd)(iii).

            "Referenced Product" has the meaning set forth in Section 3(p).

            "Related Company" has the meaning set forth in Section 3(x).

            "Related Party" has the meaning set forth in Section 3(k).

            "Remedial Activity" has the meaning set forth in Section 3(dd)(i).

            "Requisite Stockholder Approval" means the affirmative vote or consent in favor of the Pre-Merger Charter Amendment and adoption of this Agreement of: (i) a majority of the total votes which the Common Stock and Series C Preferred Stock are entitled to cast; (ii) the holders of greater than 66b% of the shares of Series C Preferred Stock and Series D Preferred Stock;
(iii) a
majority of the outstanding shares of Series C Preferred Stock; and (iv) a majority of the outstanding shares of Series D Preferred Stock.

            "SEC Filings" has the meaning set forth in Section 4(g).

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialmen's and similar liens for charges not yet due or being contested in good faith and (b) inchoate liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith.

            "Seller Indemnitee" has the meaning set forth in Section 8(c).

            "Series C Preferred Stock" means the Series C Preferred Stock, no par value, of the Target.

            "Series D Preferred Condition" has the meaning given in Exhibit C attached hereto.

            "Series D Preferred Stock" means the Series D Preferred Stock, no par value, of the Target.

            "Set Aside" has the meaning set forth in Exhibit F attached hereto.

            "Shareholders Agreement" means the Shareholders Agreement, dated April 15, 1986, by and between GenDerm Corporation (an Illinois corporation), those persons and entities set forth on Schedule I thereto and Joel E. Bernstein, M.D., individually and as Trustee u/t/d July 26, 1983, as amended.

            "Subsidiary" means any corporation with respect to which a specified Person (and/or one or more Subsidiaries thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

            "Survival Period" has the meaning set forth in Section 8(d)(i).

            "Surviving Corporation" has the meaning set forth in Section 2(a).

            "Target" has the meaning set forth in the preface.

            "Target Approvals" has the meaning set forth in Section 3(gg).

            "Target Disclosure Schedule" means the schedule entitled "Target Disclosure Schedule" heretofore delivered by the Target and initialed by the Parties for identification, which schedule is arranged in sections corresponding to the lettered and numbered subsections contained in Section 3.

            "Target Material Adverse Effect" means any event, claim, occurrence or change in circumstances that has or could reasonably be expected to have a material adverse effect upon the properties, assets, business, financial condition, results of operations or prospects of the Target and its Subsidiary, or the Surviving Corporation and its Subsidiary, in each case taken as a whole.

            "Target Share" means any share of Common Stock, Series C Preferred Stock or Series D Preferred Stock outstanding immediately prior to the Effective Time.

            "Target Stockholder" means any Person who or which holds any Target Share immediately prior to the Effective Time.

            "Target Stockholders Representative" initially means Henry Kuehn, Joel E. Bernstein, M.D. and Jeremy H. Silverman, who shall serve together in such capacity and while serving together shall act upon the written direction of a majority of such individuals. In the event Henry Kuehn ceases for any reason to act in such capacity, Neal S. Penneys, M.D., Ph.D. shall then replace him in such capacity. In the event Neal S. Penneys, M.D., Ph.D. ceases for any reason to act in such capacity, Frank A. Ehmann shall replace him in such capacity. In the event Jeremy H. Silverman ceases for any reason to act in such capacity, a successor designated by Frontenac Company shall replace him in such capacity. If Joel E. Bernstein, M.D. ceases for any reason to act in such capacity, a successor designated by his principal heir shall replace him in such capacity. The individuals serving as the Target Stockholders Representative shall not be entitled to any remuneration (other than out-of-pocket expenses) for their service in such capacity, except that Henry Kuehn and any of his successors shall be entitled to a semi-annual fee of up to $25,000 as determined by the other individuals serving as the Target Stockholders Representative out of the Target Stockholders Representative Escrow Fund. Upon any change in or succession pursuant to the foregoing, the then acting or successor Target Stockholders Representative shall immediately notify the Buyer, the Merger Consideration Escrow Agent and the Target Stockholders Representative Escrow Agent of such change or succession (including the names of all of the individuals then serving as the Target Stockholders Representative). The Parties acknowledge and agree that any liability of the Target Stockholders Representative to the Buyer contemplated by this Agreement or the Exhibits attached hereto shall be satisfied only against the Target Stockholders

Representative Escrow Fund to the extent of any amounts then in the Target Stockholders Representative Escrow Fund.

            "Target Stockholders Representative Escrow Agent" has the meaning set forth in Section 2(f).

            "Target Stockholders Representative Escrow Agreement" means an Escrow Agreement substantially in the form of Exhibit G attached hereto.

            "Target Stockholders Representative Escrow Fund" has the meaning set forth in Exhibit F attached hereto.

            "Taxes" means all taxes, charges, fees, premiums, levies, penalties, customs, duties or like assessments or charges of any kind whatsoever imposed by any United States federal, state or local, or provincial or foreign taxing authority, including, but not limited to, Income Taxes, franchise or capital stock taxes, sales taxes, use taxes, gross receipts taxes, real or personal property taxes, excise taxes, transfer taxes, payroll, withholding, social security or other taxes (including taxes or premiums for unemployment insurance or similar governmental impositions), including any interest, penalties or additions attributable thereto and any obligations under any agreements or arrangements relating to the foregoing.

            "Taxpayer" has the meaning set forth in Section 3(q).

            "Tax Return" shall mean any report, return, statement or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Entity with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

            "Third Party Claims" shall mean any claims for Damages which are asserted or threatened by a Person, other than a Party or a successor or assign of a Party (for purposes of which the Target Stockholders Representative shall be deemed to be included), against any Indemnified Party or to which an Indemnified Party is subject from such a Person.

            "Third-Party Intellectual Property" has the meaning set forth in the section of the Target Disclosure Schedule corresponding to Section 3(s)(i).

            "Third Party Manufacturer" has the meaning set forth in Section 3(n)(iv).

            "Total Agreed Claims" means at any time the sum of (i) the amount of all then pending Buyer Claims arising out of Third Party Claims (each valued at the amount stated by the Third Party Claim claimant except to the extent the amount or validity of the Buyer's Claim related thereto has been determined by arbitration between the Buyer and the Target Stockholders Representative pursuant to Section 8(j) (it being understood that such arbitration need not be instituted when such Buyer's Claim is originally asserted), in which event the Buyer's Claim related thereto shall be valued as determined by the arbitrator) and (ii) the amount of all other then pending Buyer Claims (each valued at zero dollars unless the validity of such amount (and of the Buyer's Claim related thereto) has been determined by arbitration between the Buyer and the Target Stockholders Representative pursuant to Section 8(j) (it being understood that such arbitration need not be instituted when such Buyer's claim is originally asserted), in which event such Buyer Claim shall be valued as determined by the arbitrator). Notwithstanding the foregoing, if the Buyer and the Target Stockholders Representative agree upon the value of a Buyer Claim, such agreed value shall be substituted for the value thereof determined pursuant to the preceding sentence.

            "Transitory Subsidiary" has the meaning set forth in the preface.

            "Transfer" shall have the meaning set forth in Section 2(l).

            "Unaudited Financial Statements" has the meaning set forth in
Section 3(h).

            SECTION 2. BASIC TRANSACTION.

          (a) The Merger. On and subject to the terms and conditions of this Agreement and in accordance with Delaware Corporation Law, the Transitory Subsidiary shall merge with and into the Target (the "Merger") at the Effective Time. Following the Merger, the separate corporate existence of the Transitory Subsidiary shall cease and the Target shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of the Transitory Subsidiary in accordance with the Delaware Corporation Law.

          (b) The Closing. The closing of the Merger (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, at 10:00 a.m. local time on December 3, 1997 (or, if all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties are to take at the Closing itself) are not then satisfied or waived, on the second business day following the satisfaction or waiver of all such conditions) or such other date as the Parties may mutually determine (the "Closing Date").

          (c) Actions at the Closing; Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Section 6, at the Closing the Target and the Transitory Subsidiary shall cause the filing with the Secretary of State of the State of Delaware of (i) a certificate of amendment with regard to the Pre-Merger Charter Amendment meeting the requirements of
Section 242 of the Delaware Corporation Law (the "Certificate of Amendment") and then (ii) a certificate of merger with regard to the Merger meeting the requirements of Section 251(c) of the Delaware Corporation Law (the "Certificate of Merger") executed in accordance with Section 103 of the Delaware Corporation Law. The Merger shall become effective at the effective time set forth in the certified copy of the Certificate of Merger issued by the Delaware Secretary of State with respect to the Merger (the "Effective Time"). The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

          (d)  Effect of Merger.

               (i) General. The Merger shall have the effects set forth in
      Section 259(a) of the Delaware Corporation Law.

               (ii) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Transitory Subsidiary in effect immediately prior to the Effective Time (attached as Exhibit A hereto) shall become the Certificate of Incorporation of the Surviving Corporation, without any modification or amendment, except that the name of the Surviving Corporation set forth therein shall be changed to GenDerm Corporation.

               (iii) Bylaws. At the Effective Time, the Bylaws of the Transitory Subsidiary in effect immediately prior to the Effective Time (attached as Exhibit B hereto) shall become the Bylaws of the Surviving Corporation, without any modification or amendment, except that the name of the Surviving Corporation set forth therein shall be changed to GenDerm Corporation.

               (iv) Directors and Officers. At the Effective Time, the directors and officers of the Transitory Subsidiary immediately prior to the Effective Time shall become the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

               (v) Conversion of Target Shares. At and as of the Effective Time,

                  (A) Shares of Common Stock held in the treasury of Target
            immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (B) Each Target Share of each particular class shall be
            converted automatically and without any action on the part of the holder thereof into the following rights, subject to the subsequent provisions of this Section 2, and shall have no other rights:

                            (1) the right to receive the applicable Fixed Merger
                  Consideration per Target Share of such class set forth on Exhibit C attached hereto; and

                            (2) the right to receive the applicable Contingent
                  Merger Consideration per Target Share of such class set forth on Exhibit C attached hereto.

                  (C) In the event that, subsequent to the Effective Time, any
            Target Stockholder causes any Target Share to become a Dissenting Share, the provisions of (B) above shall cease, ab initio, to apply to such Target Share and such Dissenting Share shall thereupon be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the Delaware Corporation Law; provided, that if such Dissenting Share thereafter ceases to be a Dissenting Share, it shall thereupon be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration for such share, without interest thereon.

      No Common Stock or Preferred Stock shall be deemed to be outstanding, or to have any rights other than those set forth above in this Section 2(d)(v), after the Effective Time.

               (vi) Conversion of Capital Stock of the Transitory Subsidiary. At the Effective Time, each share of Common Stock, par value $0.01 per share, of the Transitory Subsidiary shall be converted automatically and without any action on the part of the holder thereof into one share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

            Options shall be treated as set forth in Section 5(j).

          (e) Dissenting Shares Procedure. Within ten days after the Effective Time, the Buyer and the Surviving Corporation shall notify each Target Stockholder as provided in Section 262(d)(2) of the Delaware Corporation Law. The Buyer shall give the Target Stockholders Representative prompt notice of (i) any demand of appraisal rights received by the Buyer or the Surviving Corporation subsequent to the Effective Time and (ii) any subsequent withdrawal of any such demand.

          (f) Target Stockholders Representative Escrow Fund; Procedure.

                (i) At the Effective Time, the Buyer shall furnish to First Trust National Association (together with any successor thereto pursuant to the Target Stockholders Representative Escrow Agreement, the "Target Stockholders Representative Escrow Agent") the following amounts:

                  (A) An amount of cash equal to the Fixed Merger Consideration;
            and

                  (B) $2,250,000 in cash as a reserve for certain expenses of the Target Stockholders Representative.

               (ii) In accordance with Exhibit F attached hereto, the Target Stockholders Representative shall mail a letter of transmittal (with instructions for its use) to each record holder of Target Shares for the holder to use in surrendering the certificates which represented his Target Shares against payment of the Fixed Merger Consideration therefor.

              (iii) All such cash furnished to the Target Stockholders Representative Escrow Agent, any portion of any Earnout Payment paid into the Target Stockholders Representative Escrow Fund pursuant to Section 2(h)(ii) and any other amount received by the Target Stockholders Representative Escrow Fund from the Buyer or the Merger Consideration Escrow Fund pursuant to this Agreement, and the income thereon, if any, shall be held, invested, administered and distributed by the Target Stockholders Representative Escrow Agent in accordance with the Target Stockholders Representative Escrow Agreement, and shall be dealt with by the Target Stockholders Representative in accordance with Exhibit F.

               (iv) The Target acknowledges that income earned on assets held by the Target Stockholders Representative Escrow Agent and expenses of the Target Stockholders

      Representative paid from such assets shall be attributed for purposes of taxation to the Target Stockholders and the holders of Options, who shall be responsible for filing all necessary tax returns with respect thereto and for the payment of all taxes thereon and related thereto.

          (g) Merger Consideration Escrow Fund; Procedure. At the Effective Time, the Buyer shall furnish to First Trust National Association (together with any successor thereto pursuant to the Merger Consideration Escrow Agreement, the "Merger Consideration Escrow Agent") $11 million in cash to secure the indemnification rights of the Buyer Indemnitees under Section 8. All such cash furnished to the Merger Consideration Escrow Agent and any portion of any Earnout Payment paid into the Merger Consideration Escrow Fund pursuant to
Section 2(h)(ii), and the income thereon, if any, shall be dealt with by the Buyer and the Target Stockholders Representative in accordance with the terms of Exhibit D attached hereto and shall be held, invested, administered and distributed by the Merger Consideration Escrow Agent in accordance with the terms of the Merger Consideration Escrow Agreement.

          (h) Earnout Amount.

                (i) Amount. The "Earnout Amount" shall equal the lesser of (a) 1999 Gross Sales less $31 million and (b) $20 million. If 1999 Gross Sales are less than $31 million, the Earnout Amount shall be zero.

               (ii) Payment. The Earnout Amount, if any, shall be paid by Buyer one-half on February 1, 2000 and one-half on August 1, 2000 (the "Fixed Payment Dates"); provided that (x) if the Earnout Period for any GenDerm Product is extended pursuant to Section 2(h)(vi) any payment for the extension period shall be paid at the next Fixed Payment Date or, if there is no next Fixed Payment Date, within 30 days after the end of such extension period; and (y) if payment for products shipped to a consignee during the Earnout Period remains open at the conclusion of the Earnout Period for the consigned product, any Earnout Amount due with respect to the ultimate receipt of payment for such product shall be paid at the next Fixed Payment Date or, if there is no next Fixed Payment Date, within 30 days after such receipt. If the Buyer is required to pay the Earnout Amount and if the payment of any portion of the Earnout Amount is delayed beyond its due date for any reason (including as a result of a determination that the Earnout Amount is greater than that reflected in a Draft Calculation), the Buyer shall also be required to pay interest at the Applicable Rate on the amount which is delayed with respect to the period from its due date until the payment of such amount by the Buyer. Subject to the limitation in Section 2(a) of Exhibit D with respect to the Capitalization Reserve, if at the time such a portion (and any interest thereon) is payable, the balance then in the Merger Consideration Escrow Fund does not cover then pending timely indemnity claims of the Buyer Indemnitees pursuant to Section 8(b), such portion (and any interest thereon) shall be paid by the Buyer into the Merger Consideration Escrow Fund to the extent of such shortfall and the balance (less .5% of such balance, representing the portion of the Lehman Fee to which Lehman Brothers Inc. is entitled on account of the payment of such balance) shall be paid by wire transfer of immediately payable funds into the Target Stockholders Representative Escrow Fund. The Buyer shall withhold from any amount otherwise payable as Earnout Amount that portion thereof attributable to any Target Shares that are then Dissenting Shares, which withheld amount shall be retained by the Buyer and either (i) paid to the holder of such Dissenting Shares upon and in accordance with the resolution of the demand for appraisal of such Target Shares or (ii) paid by wire transfer of immediately available funds into the Target Stockholders Representative Escrow Fund upon the withdrawal of the demand for appraisal of such Target Shares, as applicable.

              (iii) Determination of 1999 Gross Sales. On February 1, 2000, the Buyer and its independent auditors will deliver to the Target Stockholders Representative a computation of 1999 Gross Sales based on a compilation prepared by the Buyer and its independent auditors of the financial statements of the Buyer and its Subsidiaries regarding gross sales of GenDerm Products for calendar year 1999 (the "Draft Calculation"), with respect to which compilation such independent auditors shall have justified the sales recognition process (and the Draft Calculation shall include such independent auditors' confirmation thereof). In the event the Earnout Period is extended beyond calendar year 1999 with respect to any GenDerm Product on account of an Event of Force Majeure or payment for products shipped to a consignee during the Earnout Period remains open at the conclusion of the Earnout Period for the consigned product, the Buyer and its independent auditors will promptly after the end of such extension or the ultimate receipt of payment for such products deliver a revised computation similarly based and confirmed (also a "Draft Calculation"). The Buyer and its auditors will (i) make available to the Target Stockholders Representative and its agents, attorneys and accountants upon reasonable advance notice all records and work papers necessary to understand each Draft Calculation and to calculate 1999 Gross Sales and
      (ii) allow the Target Stockholders Representative and its agents, attorneys and accountants upon reasonable advance notice to interview any Buyer personnel or independent auditor personnel significantly involved in the preparation of such Draft Calculation regarding such Draft Calculation. If the Target Stockholders Representative disagrees with the computation of 1999 Gross Sales reflected on a Draft Calculation, the Target Stockholders Representative may, within 15 days after receipt of the Draft Calculation, deliver a notice (an "Objection Notice") to the Buyer setting forth the Target Stockholders Representative's objections and, to the extent reasonably possible, 1999 Gross

      Sales as determined by the Target Stockholders Representative. The Buyer and the Target Stockholders Representative will use reasonable efforts to resolve any disagreements as to the computation of 1999 Gross Sales, but if they do not obtain a final resolution within 15 days after the Buyer has received the Objection Notice, the Buyer and the Target Stockholders Representative will jointly retain an independent accounting firm of recognized national standing that is not a public accountant of the Buyer, the Target or any of their respective Affiliates (an "Independent Firm") to resolve any remaining disagreements. If the Buyer and the Target Stockholders Representative are unable to agree on the choice of an Independent Firm, the choice will be selected by lot from those "big-six" accounting firms that are Independent Firms or, if no "big-six" accounting firm is an Independent Firm or is willing to serve, selected by lot from those Independent Firms that are willing to serve. The Buyer and the Target Stockholders Representative will direct the chosen Independent Firm to render a determination within 20 days of its retention and the Buyer and the Target Stockholders Representative and their respective agents will cooperate with the chosen Independent Firm during its engagement. The chosen Independent Firm will consider only those issues related to the Draft Calculation set forth in the Objection Notice which the Buyer and the Target Stockholders Representative have been unable to resolve. The determination of the chosen Independent Firm will be based on and consistent with the definition of 1999 Gross Sales included herein. The determination of the chosen Independent Firm will be conclusive and binding upon the Buyer, the Target Stockholders Representative, the Target Stockholders and the Option holders. In any proceeding described above in this paragraph (iii), all of the costs and expenses of the Buyer, all of the reasonable costs and expenses of the Target Stockholders Representative (including reasonable attorneys' fees) and all costs and expenses of the chosen Independent Firm shall be borne (i) by Buyer in the event the Draft Calculation is lower than the amount of 1999 Gross Sales as determined by the chosen Independent Firm by an amount in excess of 5% of the amount of the 1999 Gross Sales set forth in the Draft Calculation (or 5% of any additional 1999 Gross Sales set forth in any Draft Calculation subsequent to the initial Draft Calculation required by any extension of the Earnout Period for any GenDerm Product or by any receipt of payment for a consignment sale) or (ii) by the Target Stockholders Representative in the event any Draft Calculation is either (x) lower than the amount of 1999 Gross Sales as determined by the chosen Independent Firm by an amount less than $250,000 or (y) equal to or higher than the amount of 1999 Gross Sales as determined by the chosen Independent Firm, otherwise each party shall bear its own costs and expenses and all costs and expenses of the chosen Independent Firm shall be divided equally between the parties.

               (iv) Information Rights. At all times from the Closing Date until the final determination of the amount of the Earnout Payment, the Buyer shall (and shall cause its Affiliates to) provide the Target Stockholders Representative and its agents, attorneys and accountants with reasonable access, upon reasonable advance notice, to such books and records of the Buyer and its Affiliates and the Earnout Transferees regarding sales of GenDerm Products which are necessary to determine the Earnout Amount. Within 45 days following the end of each of the first three calendar quarters during the Earnout Period, the Buyer shall provide the Target Stockholders Representative with a statement setting forth the Buyer's good faith determination of 1999 Gross Sales through the close of such quarter (which statement shall not under any circumstances be binding on the Target Stockholders Representative or the Buyer for purposes of calculating 1999 Gross Sales). As a precondition to any Disposition, the Buyer shall obtain the binding written agreement of the Earnout Transferee to permit the Target Stockholders Representative to obtain such information, have such access to books and records and have such other rights with respect to the Earnout Transferee as are provided for with respect to the Buyer in this Section 2(h) and the binding written agreement of the Earnout Transferee to be bound by the provisions in
      Section 2(h)(v) as if the Earnout Transferee were the Buyer. Any Earnout Transferee and any subsequent transferee thereof shall in turn be bound by this Section 2(h)(iv).

                (v) Efforts by the Buyer. It is expressly understood (i) that as the sole stockholder of the Target after the Closing, the Buyer will have the power and right to control all aspects of the business and operations of the Target and its Subsidiary, including the expenditure or not of funds for the promotion of the GenDerm Products and the pricing of the GenDerm Products, and (ii) that the Buyer intends to exercise or refrain from exercising such power and right as it may deem appropriate and in the best overall interests of the Buyer and its Affiliates as a whole taking into account their respective conditions and prospects from time to time (rather than the best interest of the Target and its Subsidiary as a separate entity). It is also expressly understood that neither the Buyer nor any of its Affiliates will take or omit to take any action that would reasonably be expected to adversely affect the amount of 1999 Gross Sales unless such action or omission is commercially reasonable without regard to the existence of the Buyer's obligation with respect to the earnout provided for in this Section 2(h).

               (vi) Force Majeure. If any Event of Force Majeure occurs with respect to any GenDerm Product, the Earnout Period shall be extended with respect to the affected GenDerm Product for an amount of time equal to the portion of calendar year 1999 in which sales of such GenDerm Product are subject to such Event of Force Majeure. The Buyer shall promptly give notice to the Target Stockholders Representative of any such Event of Force

      Majeure upon becoming aware of such event, and such notice shall include a description of the nature of such event.

          (i) Closing of Transfer Records. After the Effective Time, transfers of Target Shares shall not be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates representing Target Shares are presented to the Surviving Corporation, they shall be forwarded to the Target Stockholder Representative to be canceled and exchanged for the consideration set forth in this Section 2 deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
Section 2.

          (j) Delivery of Merger Consideration to Public Official. None of the Buyer, the Transitory Subsidiary, the Target, the Surviving Corporation or any other Persons shall be liable to any former holder of Target Shares or Options for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (k) Lost, Stolen or Destroyed Certificates. In the event any certificate representing Target Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Buyer will issue in exchange for such lost, stolen or destroyed certificate a new certificate that may be surrendered to the Target Stockholders Representative pursuant to this Section 2.

          (l) Transferability Restriction. The right of a Target Stockholder to receive any Contingent Merger Consideration shall not be sold, assigned, pledged, gifted, conveyed, transferred or otherwise disposed of (a "Transfer") by any Target Stockholder, except by will or the laws of descent and distribution. Any Transfer in violation of this Section 2(l) shall be null and void.

            SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE TARGET. The Target represents and warrants to the Buyer and the Transitory Subsidiary that, subject in the case of the representations and warranties in each particular section below to the exceptions set forth in the corresponding section of the Target Disclosure Schedule and, with respect to the representations and warranties set forth in the first sentence of Section 3(b), subject to changes resulting from exercises of Options or conversions of Preferred Stock in accordance with their terms:

          (a) Organization, Qualification and Corporate Power. Each of the Target and its Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Target is qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, operations, assets, liabilities, financial condition or prospects of the Target. The Target's Subsidiary is qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, operations, assets, liabilities, financial condition or prospects of such Subsidiary. The Target and its Subsidiary have corporate power and corporate authority to carry on the businesses in which they are engaged and to own and use the properties owned or used by them, and have obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of such properties or the conduct of such businesses.

          (b) Capitalization. The entire authorized capital stock of the Target consists of: (i) 25,000,000 shares of Common Stock, of which 11,545,801 shares are issued and outstanding and no shares are held in treasury, (ii) 181,818 shares of Series C Preferred Stock, of which 178,932 shares are issued and outstanding (and are convertible into 894,660 shares of Common Stock) and no shares are held in treasury and (iii) 69,964 shares of Series D Preferred Stock, of which 69,964 shares are issued and outstanding and no shares are held in treasury. All of the issued and outstanding shares of capital stock of the Target have been validly issued and are fully paid, nonassessable and free of preemptive rights. There are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Target to issue, deliver, sell or cause to be issued, delivered or sold, additional shares of the capital stock of the Target or obligating the Target or its Subsidiary to grant, extend or enter into any such agreement or commitment except pursuant to this Agreement. There are no commitments, understandings, restrictions or arrangements obligating the Target to purchase, redeem or acquire, or register under any securities law any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe to any shares of capital stock of the Target. Except for any obligations in connection with this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Target is a party or to which it is bound relating directly or indirectly to any Common Stock or other capital stock of the Target. The Target Disclosure Schedule sets forth a true, complete and correct list of all of the stockholders of the Target, and their respective record holdings of capital stock of the Target, as of December 1, 1997.

          (c) Authorization of Transaction. The Target has full corporate power and corporate authority to execute and deliver this Agreement and all other agreements contemplated hereby to which the Target is or is to be a party and to consummate the transactions contemplated hereby and thereby; provided, however, that the Target cannot consummate the Merger unless and until this Agreement and the Pre-Merger Charter Amendment receive the Requisite Stockholder Approval and the Certificate of Amendment is filed. The board of directors of the Target has duly approved the Pre-Merger Charter Amendment and this Agreement and all other agreements contemplated hereby to which the Target is or is to be a party and has duly authorized the execution and delivery of this Agreement and all such other agreements and the consummation of the transactions contemplated hereby and thereby. Except for the Requisite Stockholder Approval, no other corporate action is necessary for the consummation of the transactions contemplated hereby. This Agreement and all such other agreements are valid and legally binding obligations of the Target, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

          (d) Noncontravention; Approvals.

                (i) The execution and delivery of this Agreement and the other agreements contemplated hereby to which the Target is or is to be a party does not, and the consummation by the Target of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Target or its Subsidiary under any of the terms, conditions or provisions of (1) the respective charter and bylaws of the Target and its Subsidiary, (2) subject to obtaining the Requisite Stockholder Approval and making the filings described in (ii) below, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority, court or arbitrator applicable to the Target or its Subsidiary or any of their respective properties or assets (except that no representation or warranty is made with respect to any antitrust statute, regulation, rule or other restriction) or (3) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, arrangement or agreement of any kind to which the Target or its Subsidiary is now a party or by which the Target or its Subsidiary or any of their respective properties or assets is bound or affected.

               (ii) Except for (1) the filings by the Target required by the Hart-Scott-Rodino Act and (2) the filing of necessary certificates with the State of Delaware in connection with the Pre-Merger Charter Amendment and the Merger, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or third party is necessary for the execution and delivery of this Agreement by the Target or the consummation by the Target of the transactions contemplated hereby.

          (e) Brokers' Fees. Neither the Target nor its Subsidiary has any liability or obligation to pay any fees or commissions to any broker, advisor, finder or agent with respect to the transactions contemplated by this Agreement.

          (f) Title to Assets. Each of the Target and its Subsidiary (i) has good and marketable title to the assets it purports to own, free and clear of all Security Interests, and (ii) enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee. All of the leases to which the Target or its Subsidiary is a party are legal, valid and binding and in full force and effect, and no default by the Target, its Subsidiary or, to the Knowledge of the Target, any other party thereto has occurred or is continuing thereunder. The Buyer and the Transitory Subsidiary acknowledge that the artwork at the Target's Lincolnshire, Illinois Leased Premises and the furniture and furnishings at Joel E. Bernstein's office at the Target's Lincolnshire, Illinois Leased Premises are not owned by or leased to the Target or its Subsidiary.

          (g) Subsidiaries. GenDerm Canada is the only Subsidiary of the Target. The Target has never had any other Subsidiary. GenDerm Canada does not own, lease or operate properties, or otherwise conduct business, in any jurisdiction other than Canada. All of the outstanding shares of capital stock of GenDerm Canada are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly by the Target free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of GenDerm Canada, including any right of conversion or exchange under any outstanding security, instrument or agreement. Neither the Target nor GenDerm Canada directly or indirectly own any interest in any other corporations, partnerships, joint ventures and other business entities (other than the ownership of GenDerm Canada by the Target).

          (h) Financial Statements. The financial statements previously delivered to the Buyer (collectively, the "Financial Statements"), consisting of audited consolidated balance sheets and audited consolidated statements of operations, cash flows and stockholders' equity (and notes thereto) as of and for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 (the "Most Recent Fiscal Year End") and unaudited consolidated balance sheets and unaudited consolidated statements of operations and cash flows as of and for the nine months ended September 30, 1997 as revised (the "Unaudited Financial Statements") for the Target and its Subsidiary have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial position of the Target and its Subsidiary at the dates thereof and the results of their operations and the changes in their financial position for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to any adjustments described therein and to the absence of certain notes thereto.

          (i) Inventory. All inventory of the Target and its Subsidiary which is held for sale or resale, including raw materials, work in process and finished goods (collectively, "Inventory"), consists of items of a quantity and quality useable and/or saleable in the normal course of business, except for items of obsolete and slow-moving material and materials which are below standard quality, all of which that existed at September 30, 1997 have been written down to estimated net realizable value in the Unaudited Financial Statements. With the exception of items of below standard quality which have been or prior to the Closing will be written down to their estimated net realizable value, the Inventory is free from defects in materials and/or workmanship. The product mix of the Inventory and the raw materials and work in process necessary to convert to finished goods is not materially out of balance in relation to the Target's and its Subsidiary's expectations of the demands of their customers for the next twenty-four months. The Inventory is not excessive in kind or amount, or slow moving, in light of the business of the Target and its Subsidiary done or expected to be done within the next twenty-four months. All Inventory reflected in the Financial Statements is valued at the lower of cost or market with cost determined by the first in first out accounting method. Since the Most Recent Fiscal Year End, there has not been a material increase in the level of Inventory.

          (j) Absence of Certain Changes or Events. Since the Most Recent Fiscal Year End, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Target or any purchase, exchange or redemption by the Target or its Subsidiary of any capital stock of the Target;
(ii) any increase (other than increases in accordance with past custom and practice) compared to the compensation for 1996 in the compensation (including, without limitation, bonuses, but excluding bonuses for 1996 accrued on the Financial Statements for 1996) payable or to become payable by the Target or its Subsidiary to any of its directors or officers; (iii) subject to exceptions which, taken as a whole, are de minimis, any payment by the Target or its Subsidiary of, or agreement by the Target or its Subsidiary to pay, any pension, retirement allowance or other employee benefit to any of its past or present directors, officers or employees, except as required by previously existing plans, agreements or arrangements and in accordance with past custom and practice; (iv) any establishment by the Target or its Subsidiary of any additional pension, profit-sharing, bonus, incentive, deferred compensation, group insurance, retirement or other employee benefit plan, or of any employment or consulting agreement with or for the benefit of any Person, except in accordance with usual and customary practices; (v) subject to exceptions which, taken as a whole, are de minimis, any sale, lease, assignment, transfer or other disposition of any of the property, assets or business of the Target or its Subsidiary or cancellation of any of the debts or claims of the Target or its Subsidiary except in each case in the ordinary course of business in accordance with past practice; (vi) subject to exceptions which, taken as a whole, are de minimis, any increase in the obligations owed by the Target and its Subsidiary for borrowed money, other than any increase in short-term borrowings in the ordinary course of business consistent with past practice and other than capital lease obligations in the ordinary course of business; (vii) any acceleration of or change in the interest rate applicable to the obligations of the Target and its Subsidiary for borrowed money or capital leases, other than a periodic automatic change in the interest rate applicable to a variable rate obligation; (viii) any increase in the obligations of the Target and its Subsidiary for operating leases, other than operating leases in the ordinary course of business; (ix) any change or amendment to the charter or bylaws (or similar governing documents) of the Target or its Subsidiary; (x) any discharge or satisfaction of any Security Interest or payment or prepayment of any material obligation or liability (fixed or contingent) by the Target or its Subsidiary, other than in the ordinary course of business and in accordance with past custom and practice; (xi) any mortgaging, pledging or subjecting to any Security Interest of any assets or properties of the Target or its Subsidiary;
(xii) any new investment by the Target or its Subsidiary in any Person other than the Target or its Subsidiary, either by purchase of stock or securities, loan, contribution to capital, property transfer, purchase of property or assets or otherwise; (xiii) any waiver or release of any rights by the Target or its Subsidiary; (xiv) any casualty loss or damage or interruption in the use of any material asset (whether or not such loss or damage shall have been covered by insurance); (xv) any Target Material Adverse Effect; (xvi) any writing off of any material asset as unusable or obsolete or for any other reason; (xvii) any change in accounting methods or principles; or (xviii) any binding commitment by the Target or its Subsidiary to any of the things specified in clauses (i) through (xvii) above, inclusive.

          (k) Related Party Transactions. Since January 1, 1996, neither the Target nor its Subsidiary has been a party to any transaction (other than employee compensation and other ordinary incidents of employment) with a Person who was at the time a Related Party. "Related Party" means any present or former officer, director or affiliate of the Target or its Subsidiary, any present or former holder of 10% or more of the Common Stock (determined on a fully diluted basis after the assumed conversion of outstanding Preferred Stock into Common Stock and the assumed exercise of outstanding options to purchase Common Stock) or any other Person who, to the Knowledge of the Target, at the time relevant to the determination, is or was a spouse, child, parent or sibling of any of the aforementioned persons or is or was a trust or other similar entity for the benefit of any of the foregoing persons. No property or interest in any property (including, without limitation, designs and drawings concerning machinery) which relates to and is or will be necessary or useful in the present or currently contemplated future operation of the Target's or its Subsidiary's business, is presently owned by or leased or licensed by or to any Related Party. Except for the ownership of securities representing less than a 5% equity interest in various publicly traded companies, neither the Target nor its Subsidiary has an interest, directly or indirectly, in any business, corporate or otherwise, which is in competition with the Target's or its Subsidiary's business.

          (l) Absence of Undisclosed Liabilities. Neither the Target nor its Subsidiary has any obligation or liability of any nature (whether known or unknown and whether accrued, absolute, contingent, unliquidated, asserted or unasserted, inchoate or choate or otherwise, including without limitation any indemnification obligation described in Section 5(h)(ii)) (collectively, "Liabilities") other than: (i) Liabilities stated or reserved against in the Financial Statements, including the notes thereto, (ii) Liabilities for borrowings from Bank of America National Trust and Savings Association in the ordinary course of business and (iii) other Liabilities which have arisen subsequent to September 30, 1997 in the ordinary course of business consistent with past practice (none of which is a liability resulting from breach of contract, breach of warranty (other than an ordinary course warranty), fraud or other tort, infringement or lawsuit).

          (m) Legal Compliance-General. The Target and its Subsidiary have not violated and are not in violation of any Applicable Laws. No investigation, review, inquiry or proceeding by any Governmental Entity with respect to the Target or its Subsidiary is pending or, to the Knowledge of the Target, threatened. Neither the Target nor its Subsidiary currently is subject to any agreement, contract or decree with any Governmental Entity arising out of any current or previously existing violations or alleged violations of Applicable Laws.

          (n) Legal Compliance-Food and Drug Administration.

               (i) As to each prescription and over-the-counter product of the Target or its Subsidiary for which a new or abbreviated new drug application has been approved by the United States Food and Drug Administration (the "FDA"), which product is described in the Target Disclosure Schedule, the applicant and all Persons performing operations covered by the application are in compliance with 21 U.S.C. Sections 355 or 357, 21 C.F.R. Parts 314 or 430 et. seq., respectively, and all terms and conditions of such application.

               (ii) Neither the Target nor its Subsidiary has filed any establishment license application or product license application for any biologic product.

               (iii) The Target and its Subsidiary are in compliance with all applicable registration and listing requirements set forth in 21 U.S.C.
      Section 360 and 21 C.F.R. Part 207.

               (iv) Neither the Target nor its Subsidiary conduct any manufacturing operations. All manufacturing operations relating to the business of the Target and its Subsidiary are conducted by third parties (each a "Third Party Manufacturer"). To the Knowledge of the Target, all manufacturing operations conducted by or on behalf of the Target and its Subsidiary have been and are being conducted in compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.

               (v) Neither the Target nor its Subsidiary, nor their respective officers, employees or agents, has made an untrue statement of a material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA, or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" as set forth in 56 Fed. Reg. 46191 (September 10, 1991).

               (vi) The Target has made available to the Buyer copies of any and all reports of inspection observations, establishment inspection reports, warning letters and any other documents received by the Target or its Subsidiary from the FDA that indicate or suggest lack of compliance with the FDA regulatory requirements by the Target, its Subsidiary or any Person covered by a new or abbreviated new drug application of, or otherwise performing manufacturing operations for the benefit of, the Target or its Subsidiary.

               (vii) Neither the Target nor its Subsidiary nor, to the Knowledge of the Target, any Third Party Manufacturer, has received any notice that the FDA has commenced, or threatened to initiate any action to withdraw its approval or request the recall of any product of the Target or its Subsidiary, or commenced or threatened to initiate any action to enjoin production at any facility of the Target or its Subsidiary or any facility at which a Third

      Party Manufacturer conducts manufacturing operations on behalf of the Target and its Subsidiary.

               (viii) As to each article of drug or consumer product manufactured and/or distributed by the Target or its Subsidiary, which products are described in the Target Disclosure Schedule, such article is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C. Sections 301c et. seq. in any manner that gives rise to any liability on the part of the Target or its Subsidiary.

               (ix) As to each product referred to in Section 3(n)(i), the Target, its Subsidiary and their respective officers, employees, agents and affiliates have included or caused to be included in the application for such product, where required, the certification described in 21 U.S.C.
      Section 335a(k)(l) and the list described in 21 U.S.C. Section 335a(k)(2), and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter.

               (x) Neither the Target nor its Subsidiary, nor their respective officers, employees or agents, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or authorized by 21 U.S.C. Section 335a(b).

               (xi) As to each new or abbreviated new drug application submitted to but not approved by the FDA, and not withdrawn by the Target, its Subsidiary or any applicant acting on its or their behalf as of the date of this Agreement, the Target and its Subsidiary have complied in all material respects with the requirements of 21 U.S.C. Sections 355 and 357 and 21 C.F.R. Parts 312, 314 and 430 et. seq. and have provided all additional information and taken all additional action requested by the FDA in connection with the application.

          (o) Warranties. Neither the Target nor its Subsidiary has made any oral or written warranties to its customers with respect to the quality or absence of defects of its products or services which it has sold or performed which are in force as of the date hereof. There are no claims pending, anticipated or threatened against the Target or its Subsidiary with respect to the quality of, or existence of defects in, such products or services and, to the Knowledge of the Target, there is no legitimate basis for any such claim. The Target has made available to Buyer information which is accurate in all material respects, regarding all returns of defective products (other than expired products or products damaged in transit) during the period beginning January 1, 1997 and ending on the date hereof, and all credits and allowances for such defective products given or promised to customers during said period, and said summary in each case accurately describes the defect which resulted in the return, allowance or credit. To the Knowledge of the Target, the percentage of products sold and services performed by the Target and its Subsidiary for which warranties are presently in effect and for which warranty adjustments can be expected during unexpired warranty periods which extend beyond the Closing will not be higher than eight percent of such products and services. Neither the Target nor its Subsidiary has paid or been required to pay direct, incidental or consequential damages to any person in connection with any of such products or services.

          (p) Product Liability. Neither the Target nor its Subsidiary has received any notice or claim involving any product manufactured, licensed, produced, distributed or sold by or on behalf of the Target or its Subsidiary (each a "Referenced Product") resulting from an alleged defect in design, manufacture, materials or workmanship, or any alleged failure to warn, or from any breach of implied warranties or representations; nor, to the Knowledge of the Target, is there any basis for any such notice or claim. The Referenced Products sold by the Target since January 1, 1992 (i) have been sold and marketed in compliance in all material respects with all Applicable Laws and
(ii) have been fit for the purposes for which they were intended to be used and conformed in all material respects to any promises or affirmations of fact made by Target, or with the authorization or consent of the Target, (x) on the containers or labels therefor or (y) in connection with their sale. The Target and its Subsidiary, and to the Knowledge of the Target their authorized licensees or distributors, have obtained all approvals and clearances necessary in order to market the current Referenced Products in any and all geographic areas in which they are marketed by or on behalf of the Company and its Subsidiary. To the Knowledge of the Target, there are no statements, citations or decisions by any Governmental Entity that any current Referenced Product is defective or fails to meet any standards promulgated by such Governmental Entity. To Knowledge of the Target, there have been no recalls ordered by any Governmental Entity with respect to any current Referenced Product. To the Knowledge of the Target there is no (i) fact relating to any Referenced Product that may impose upon the Target a duty to recall the same or to warn customers of a defect therein or (ii) latent or overt design, manufacturing or other defect in any Referenced Product. Section 3(p) of the Target Disclosure Schedule sets forth all of the express product warranty, repair and replacement policies and obligations, formal and informal, of the Target relating to the Referenced Products manufactured or sold since January 1, 1992. To the Knowledge of the Target there is no (i) fact relating to any Referenced Product that may impose upon the Target any duty to recall such Referenced Product or duty to warn customers of any defect in such Referenced Product or (ii) latent or overt defect in any Referenced Product sold by the Target. All Referenced Products sold by the Target contained adequate warnings presented in accordance with then Applicable Laws and then current industry practice.

          (q) Taxes and Returns.

                (i) Each current and former member of any Affiliated Group the common parent or member of which is or was the Target (each a "Taxpayer") has timely filed, or caused to be timely filed, all Tax Returns required to be filed by it with respect to the period while such a member, and all such returns were complete and accurate in all respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld (whether or not shown on a Tax Return) by it with respect to such period, other than such Taxes for which adequate reserves in the Financial Statements have been established or which are being contested in good faith. There are no claims or assessments pending against any Taxpayer for any alleged deficiency in any Tax payable by it with respect to such period, and neither the Target nor its Subsidiary has been notified in writing of any proposed Tax liens, claims or assessments against any Taxpayer relating to such period (other than, in each case, claims or assessments for which adequate reserves in the Financial Statements have been established or which are being contested in good faith). No Taxpayer has granted any waivers or extensions of any applicable statute of limitations to assess any Taxes in excess of $10,000 relating to such periods. There are no outstanding requests by any Taxpayer for any extension of time within which to file any material Tax Return relating to such period or within which to pay any material amounts of Taxes shown to be due on any Tax Return relating to such period.

               (ii) To the Knowledge of the Target, there are no liens for amounts of Taxes on the assets of the Target or its Subsidiary except for statutory liens for current Taxes not yet due and payable.

               (iii) There have been no audits of any Taxpayer with respect to taxable periods beginning on or after January 1, 1993, and there are no ongoing audits of any Tax Returns filed by any Taxpayer, with respect to the period while such Taxpayer was such a member. There are no ongoing audit adjustments of Taxes that will affect taxable periods of the Company and its Subsidiary subsequent to the last audit.

               (iv) Section 3(q)(iv) of the Target Disclosure Schedule sets forth all Income Tax elections made by any Taxpayer in the past four years that remain in effect for such Taxpayer with respect to Taxes relating to such period.

               (v) There has not been made with respect to any Taxpayer, or any property held by any Taxpayer, any consent under Section 341 of the Code (or any corresponding provisions of state, local or foreign income Tax law) with respect to the period while such Taxpayer was such a member.

               (vi) No Taxpayer is party to any Tax sharing agreement or any other agreement with respect to Taxes with respect to the period while such Taxpayer was such a member.

          (r) Real Property.

               (i) Neither the Target nor its Subsidiary owns or has owned any real property.

               (ii) The Target Disclosure Schedule lists all real property now or heretofore leased or subleased to or by the Target or its Subsidiary (the "Leased Premises"). The Target has delivered to the Buyer correct and complete copies of all leases and subleases for the Leased Premises. Each such lease and sublease is legal, valid and binding. None of the businesses conducted or proposed to be conducted by the Target or its Subsidiary on the Leased Premises, and, to the Knowledge of the Target, none of the improvements comprising the Leased Premises, are in violation of any building line or use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance, public utility or other easement or other applicable law. No condition currently exists at any of the Leased Premises that under the terms of lease thereof will require an expenditure by the Target or its Subsidiary either for the repair or maintenance of any improvements thereon or in order for such Leased Premises to be used for their intended purposes.

          (s) Intellectual Property.

               (i) The Target Disclosure Schedule sets forth an accurate and complete list of all the following ("Intellectual Property"):

                  (1) all patents and patent applications owned by or filed by the Target or its Subsidiary or used in the business or operations of the Target or its Subsidiary, including the country of filing, owner, filing number, date of issue, expiration date and title;

                  (2) all registered trademarks and applications for
            registration of trademarks owned by or filed by or used by the Target or its Subsidiary, including country of filing, description of goals or services, registration or application number and date of issue;

                  (3) all registered copyrights and applications for
            registration of copyrights owned by or filed by or used by the Target or its Subsidiary, including country of filing, owner, filing number, date of issue and expiration date;

                  (4) all common law trademarks, service marks, trade names, slogans, trade dress and the like owned by the Target or its Subsidiary or used in the business or operations of the Target or its Subsidiary;

                  (5) all license agreements pursuant to which the Target or its
            Subsidiary has outstanding rights to any intellectual property of others and all agreements, oral or written, pursuant to which the Target or its Subsidiary is obligated to pay royalties to third parties with respect to such intellectual property; and

                  (6) all license agreements, oral or written, pursuant to which the Target or its Subsidiary has granted to any person any outstanding right to any intellectual property and all agreements, oral or written, pursuant to which Target or its Subsidiary is entitled to receive royalties from third parties with respect to such intellectual property, including licenses or other rights in unpatented formulations, manufacturing methods and other know-how and proprietary information of the Target and its Subsidiary.

               (ii) Complete and accurate copies of all patents, trademarks, copyrights and applications referenced in clauses (1), (2) and (3) of subsection (i) above and all agreements referred to in clauses (5) and (6) of subsection (i) above have been made available to the Buyer. The Intellectual Property referenced in clauses in (1), (2) and (3) has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign to the extent necessary, and to the extent any ownership of such Intellectual Property has been registered, the Target or its Subsidiary is the registered owner thereof (other than with respect to any Third-Party Intellectual Property), in each case free and clear of all licenses or liens. The registered trademarks referenced in clause (2) of subsection (i) above (other than the Quineprox trademark) are (i) valid and (ii) enforceable in their respective countries of filing against topical agents bearing the same name or otherwise infringing (as finally determined by a court of competent jurisdiction) such trademarks, and the Quineprox trademark referenced in clause (2) of subsection (i) above is (i) valid and (ii) enforceable in its respective countries of filing against systemic drugs bearing the same name or otherwise infringing (as finally determined by a court of competent jurisdiction) such trademarks (except that in each case no representation or warranty is made with respect to any country of filing other than the United States and Canada).

               (iii) The conduct of the business and operations of the Target and its Subsidiary and their ownership, purchase, sale, licensing, use and performance of the products or services of the Target and its Subsidiary do not, to the Knowledge of the Target, contravene, conflict with, violate or infringe upon any patent, trademark, service mark, copyright or other intellectual property right of a third party and no proprietary information or trade secret has been misappropriated by the Target or its Subsidiary from any third party (except that no representation or warranty is made with respect to the litigation described in clause (ii) of the definition of "Product-Related Litigation"). In addition, the use, licensing or sale by the Target or its Subsidiary of any of the Intellectual Property does not require the acquiescence, agreement or consent of any third party that has not been obtained.

               (iv) To the Knowledge of the Target, no third party is infringing upon any of the Intellectual Property, no claim exists that any of the Intellectual Property is not valid or enforceable by the Target or the Surviving Corporation and none of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or of any Governmental Authority.

               (v) To the Knowledge of the Target, neither the Target nor its Subsidiary has taken or omitted to take any action which would have the effect of waiving any of their rights under any of the Intellectual Property.

               (vi) No licenses, sublicenses or other agreements relating to the Intellectual Property exist which would limit or restrict the rights of the Surviving Corporation to operate the business and operations of the Target and its Subsidiary as conducted as of the Closing Date, or which grant to a third party any rights in any Intellectual Property relating to the business and operations of the Target and its Subsidiary as conducted as of the Closing Date.

               (vii) There are no oppositions, cancellations or governmental, arbitration or other proceedings currently pending or to the Knowledge of the Target threatened, that protest the rights of the Target or its Subsidiary to use and/or register the trademarks and copyrights referenced in clauses (2) and (3) of subsection (i) above.

               (viii) Neither Target nor its Subsidiary is making use of any patentable or unpatentable invention or any confidential information in the business and operations of the Target and its Subsidiary in which any present or past employee of either of them has claimed or, to the Knowledge of the Target has, an interest, and to the Knowledge of the Target there are no facts that could reasonably be expected to give rise to such a claim. To the Knowledge of the Target, there are no assertions against it or any of its officers or directors of any conflicting rights to any of the Intellectual Property which could have a Target Material Adverse Effect. No employee has refused to assign to the Target or its Subsidiary his or her rights to the Intellectual Property and no third party retains any rights to the Intellectual Property.

          (t) Validity of Contracts.

                (i) Except for contracts, leases, commitments, plans, agreements and licenses, together with all amendments thereto, listed on the Target Disclosure Schedule (complete and accurate copies of which have been made available to the Buyer), purchase orders for inventory issued in the ordinary course of business in accordance with past practice and the agreements entered into in connection with the Merger, the Target and its Subsidiary are not a party to or subject to:

                  (1) any plan or contract providing for bonuses, pensions,
            options, stock purchases, profit sharing, severance or termination pay, collective bargaining or the like, or any contract or agreement with any labor union;

                  (2) any employment contract or contract for services which requires the payment of $25,000 or more annually or which is not terminable within 60 days by the Target or its Subsidiary without liability for any penalty or severance payment other than pursuant to the severance policies of the Target existing on the date hereof;

                  (3) any contract or agreement for the purchase of any
            commodity, material or equipment except purchase or sale orders in the ordinary course for less than $25,000 each;

                  (4) any other contract or agreement creating any obligation of the Target or its Subsidiary of $25,000 or more;

                  (5) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                  (6) any contract or agreement which by its terms does not
            terminate within 60 days after the date hereof or is not terminable by the Target or its Subsidiary or successor or assign within 60 days after the date hereof without payment of a penalty of $25,000 or more;

                  (7) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

                  (8) any contract with any sales agent or distributor of
            products or services of the Target or its Subsidiary;

                  (9) any contract containing covenants limiting the freedom of the Target or its Subsidiary to compete in any line of business or with any person or entity;

                  (10) any contract or agreement for the purchase of any fixed asset for a price in excess of $25,000 whether or not such purchase is in the ordinary course of business;

                  (11) any license agreement (as licensor or licensee);

                  (12) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or any related security agreement;

                  (13) any contract or agreement with any officer, employee, director or stockholder of the Target or its Subsidiary or with any person or organization which to the Knowledge of the Target is an Affiliate of any of them, including any severance obligation;

                  (14) any partnership, joint venture or other similar contract, arrangement or agreement;

                  (15) any registration rights agreement, warrant, warrant
            agreement or other right to subscribe for securities, any voting agreement, voting trust, shareholder agreement or other similar arrangement or any stock purchase or repurchase agreement or stock restriction agreement; or

                  (16) any other contract (written or oral) not described in clauses (1) through (15) above which is material to the business or operations of the Target or its Subsidiary.

               (ii) All contracts, leases, commitments, plans, agreements and licenses, including those described in Section 3(t)(i) to which the Target or its Subsidiary are parties or by which the Target or its Subsidiary are obligated ("Contracts") are legal, valid and binding and, in the case of each such contract, lease, commitment, plan, agreement and license designated an "Identified Contract" on the Section of the Target Disclosure Schedule corresponding to this Section 3(t)(ii), are enforceable under the laws of the United States and Canada to the extent necessary to permit the Target to realize the principal benefits purported to be provided thereby. Neither the Target nor its Subsidiary, nor to the Knowledge of the Target any other party to any Contract, is in default in complying with any provisions thereof, and no condition or event or facts exists which with notice, lapse of time or both would constitute a default thereunder on the part of the Target or its Subsidiary or, to the Knowledge of the Target, on the part of any other party thereto, in any such case that could have a Target Material Adverse Effect.

               (iii) There are no severance obligations of the Target other than as set forth in Section 3(t)(iii) of the Target Disclosure Schedule.

               (iv) No contract with a customer or supplier of the Target or its Subsidiary provides for or permits, by its terms, the customer or supplier to terminate the Contract at will, for convenience, without cause or upon a change of the ownership or control of the Target (excluding any rights not to renew or continue any such contract).

               (v) No consent of any party to a Contract is required in connection with the consummation of the transactions contemplated herein.

          (u) Powers of Attorney. To the Knowledge of the Target, there are no outstanding powers of attorney executed on behalf of the Target or its Subsidiary.

          (v) Litigation. The Target Disclosure Schedule sets forth each instance in which the Target or its Subsidiary: (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or, to the Knowledge of the Target, review, or (ii) is a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction. The Target Disclosure Schedule also sets forth all actions, suits, proceedings, hearings or investigations of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction with which, to the Knowledge of the Target, the Target or its Subsidiary has been threatened. To the Knowledge of the Target, there are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Target or its Subsidiary, would have a Target Material Adverse Effect before or after the Closing.

          (w) Arbitration. Neither the Target nor its Subsidiary is a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Authority) with respect to or affecting the properties, assets, personnel or business activities of the Target or its Subsidiary.

          (x) Employee Benefits and ERISA-Related Matters.

               (i) Section 3(x)(i) of the Target Disclosure Schedule sets forth each employee pension, defined benefit, defined contribution, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life insurance, tuition assistance, flexible spending account, premium conversion, sick pay, vacation, disability, severance or other plan, fund, program, policy, contract or arrangement providing employee benefits administered, maintained or contributed to by the Target or its Subsidiary in which any employee of the Target or its Subsidiary currently participates, has participated or was eligible to participate or under which any employee of the Target or its Subsidiary has accrued or is or will be entitled to any benefits or pursuant to which the Target or its Subsidiary has any liability, contingent or otherwise (individually, a "Plan" and collectively, the "Plans"). Neither the Target nor its Subsidiary is a plan fiduciary with respect to any such plan, fund, program, policy, contract or arrangement that is not a Plan.

               (ii) The Target has made available to Buyer true, complete and correct copies, together with all amendments thereto, of (1) each Plan (or in the case of any unwritten Plans, descriptions thereof), (2) the two most recent annual reports on Form 5500, including all schedules and attachments thereto filed with the Internal Revenue Service (the "IRS") with respect to each Plan (if any such report was required), (3) the most recent summary plan description for each Plan for which such a summary plan description is required, (4) each trust agreement and group annuity contract relating to any Plan; (5) reasonable evidence of adoption for each Plan; and (6) a complete copy of each IRS determination letter for each Plan for which such a letter was obtained. Neither the Target nor any corporation or trade or business (whether or not incorporated) which is or was treated as a member of the controlled group of the Target under
      Section 4001(a)(14) of ERISA (the "Controlled Group"), while such a member, is now sponsoring or contributing to or, during the five-year period ending on the Closing Date, sponsored or contributed to, any Plan subject to Title IV of ERISA.

              (iii) Neither the Target nor its Subsidiary or any of the Plans, or any trust created thereunder, or any trustee or administrator thereof, or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code, has engaged in a transaction in connection with which the Target or its Subsidiary could be subject to or liable for either a liability or civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Sections 4971, 4972 and 4975 through 4980 of the Code.

               (iv) Each of the Plans and any trust created thereunder has been operated and administered in accordance with its terms and in compliance with Applicable Laws, including but not limited to ERISA and the Code. There are no pending or, to the Knowledge of the Target threatened, claims, action, audits or examinations with respect to any of the Plans or any trust created thereunder by any Governmental Authority. There are no pending or, to the Knowledge of the Target threatened, claims with respect to any of the Plans or any trust created thereunder, by any employee or former employee that participated in, currently participates in, or is or was eligible to participate in, or by any beneficiary covered under, any Plan, or otherwise involving any Plan (other than routine claims for benefits).

               (v) With respect to each Plan, all contributions due and owing for all periods ending prior to or as of the Closing Date shall have been timely made under Applicable Laws or accrued for on the Financial Statements. All account allocations required to have been made prior to the Closing Date under each Plan and Applicable Laws shall have been made. There are no unfunded Plans except as set forth in Section 3(x)(v) of the Target Disclosure Schedule.

               (vi) None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

               (vii) With respect to any Plan that provides welfare benefits as defined in Section 419(e) of the Code, except as disclosed in Section 3(x)(vii) of the Target Disclosure Schedule, such Plan is funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code.

               (viii) With respect to any "welfare plan" (as defined in Section 3(1) of ERISA) which qualifies as a "group health plan" under Section 607(1) of ERISA and Section 4980B of the Code and related regulations (relating to the benefit continuation rights imposed by COBRA), the Target, its Subsidiary, such group health plan and the plan administrator of such group health plan have all complied, in all material respects, with all reporting, disclosure, notice, election and other benefit requirements imposed under COBRA, as and when applicable; and the Target has not incurred any direct or indirect liability, nor is the Target subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction arising on account of or in respect of any direct or indirect failure to comply with such COBRA requirements.

               (ix) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Target or its Subsidiary due and owing as of the Closing Date that has not been either paid or reasonably estimated and reserved for in accordance with GAAP.

                (x) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute payments within the meaning of Section 280G of the Code or otherwise) becoming due from the Target under any Plan, (B) increase any benefits otherwise payable under any Plan or (C) result in the acceleration of the time of payment or vesting of any such benefits.

               (xi) The Target has not announced any plan or made any legally binding commitment to create additional benefits which are intended to cover employees or former employees of the Target or to make any amendment or modifications to any Plan that covers or has covered or is available to the Target's employees or former employees (other than a general announcement of intent to comply with ERISA or the Code or pursuant to Section

      5(j)). No payment under any Plan providing for payment by the Target will not be deductible by the Target by reason of failure to comply with any provisions of the Code.

              (xii) The Target does not contribute to or participate in, nor has it ever contributed to or participated in, any Multiemployer Plan.

             (xiii) All employee benefit plans or programs maintained by the Target's Subsidiary that are subject to foreign law, including any deferred compensation or retirement program, any defined benefit or defined contribution plan, any arrangement for the provision of current or post-termination medical, health or life insurance, and any other employee benefit, welfare, medical, disability, life insurance, stock, stock purchase or stock option plan, program, agreement or arrangement ("Foreign Plans"), comply in all respects with such foreign law, as well as with any United States law or laws, if any, that apply to such Foreign Plans. All required reports and notices related to Foreign Plans have been filed or distributed. No material unfunded benefit obligations exist with respect to the Foreign Plans, except as disclosed on the Financial Statements. All contributions that are due and owing for all plan years prior to the date hereof, as well as those due and owing for the current plan year, have been paid with respect to each such Foreign Plan by the Target or its Subsidiary.

          (y) Regulatory Matters. The Target has made available to the Buyer true, complete and correct copies of all regulatory permits, licenses, certificates and other governmental authorizations and approvals of the Target and its Subsidiary required from any Governmental Authority for the conduct of the business of the Target and its Subsidiary on the date hereof, all of which have been duly obtained and are in full force and effect; the Target and its Subsidiary are in compliance with the terms and conditions thereof, and there are no proceedings pending or, to the Knowledge of the Target, threatened seeking to revoke, cancel or suspend, or to adversely modify, any thereof. The consummation of the transactions contemplated hereby will not result in the revocation, cancellation, suspension or adverse modification of any thereof. Neither Target nor its Subsidiary is subject to or bound by any agreement, judgment, decree or order which will, or can reasonably be expected to, have a Target Material Adverse Effect.

          (z) Labor and Employment Matters.

               (i) The Target and its Subsidiary are and have been in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, or relating to employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice, as defined under Applicable Laws.

               (ii) The Target and its Subsidiary are not delinquent or in arrears in payments to any of their respective officers, directors, employees or agents for any wages, salaries, commission, overtime payments, bonuses or other direct compensation for any services performed by them or benefits required to be provided or amounts required to be reimbursed to such officers, directors, employees or agents.

               (iii) If the employment of any such officers, directors, employees or agents terminates for any reason, neither the Target, its Subsidiary nor the Buyer will, pursuant to any agreement in effect, or by reason of any act or omission by the Target or its Subsidiary before the Effective Time, be liable to any of such officers, directors, employees or agents for so-called "severance pay" or any other payments, benefits or damages.

               (iv) There is no material controversy pending or, to the Knowledge of the Target, threatened between the Target and its Subsidiary, on the one hand, and any of its employees or consultants or former employees or consultants, on the other hand.

               (v) The Target and its Subsidiary (i) have never been and are not now subject to a union organizing effort, (ii) are not subject to any collective bargaining agreement with respect to any of their respective employees and (iii) are not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization.

               (vi) The Target and its Subsidiary have no employment contracts or consulting agreements currently in effect that are not terminable by them at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). To the Knowledge of the Target, (x) no employee of the Target or its Subsidiary is in violation of any term of any employment contract, patent disclosure statement, noncompetition agreement or other contract or agreement, or restrictive covenant, with the Target or its Subsidiary, relating to the right of such employee to be employed thereby or to use the proprietary information of others, and (y) the employment of such employee does not subject the Target or its Subsidiary to any claim by any other Person.

               (vii) Target and its Subsidiary do not have and will not have at the Effective Time more than 50 employees in the United States. A list as of November 14, 1997 of all employees and officers of the Target and its Subsidiary, their compensation and their accrued vacation and sick pay is set forth on the Target Disclosure Schedule.

         (aa) Insurance. The Target Disclosure Schedule contains a description of all policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for the Target or its Subsidiary (including any such policies which name the Target or its Subsidiary as a loss payee or pursuant to which such party otherwise has rights). The Target and/or its Subsidiary is a named insured under such policies owned by them, all premiums with respect thereto have been paid when due and no notice of cancellation or termination has been received with respect to any such policy. All such policies owned by the Target or its Subsidiary and the coverage provided thereunder are and will continue to be in full force and effect through the Closing Date and no insurer thereunder has any right of payment, whether by way of set-off, indemnity or otherwise, of any nature whatsoever, against the Target or its Subsidiary in respect of any recovery under any such policy. In the three (3) year period ending on the date hereof, neither the Target nor its Subsidiary has received any written notice from, or on behalf of, any insurance carrier relating to or involving an increase in insurance rates (except to the extent that insurance risks may be increased for all similarly situated risks) or non-renewal of a policy, or requiring or suggesting material alteration of any of the Target's or its Subsidiary's assets, purchase of material additional equipment or material modification of any of the Target's or its Subsidiary's methods of doing business. Neither the Target nor its Subsidiary has made any claim for reimbursement from its insurance carriers (other than health insurance carriers) since January 1, 1992.

         (bb) Condition of Assets. The tangible personal property, fixtures and equipment owned or leased by the Target and its Subsidiary are in good operating condition (ordinary wear and tear excepted), subject to de minimis exceptions. Except for such assets and facilities as are immaterial to the business of the Target or its Subsidiary, all tangible assets and facilities of the Target and its Subsidiary are sufficient to conduct the respective businesses of the Target and its Subsidiary as previously conducted prior to the date hereof.

         (cc) Accounts Receivable. The trade accounts receivable reflected on the balance sheet contained in the Unaudited Financial Statements and all trade accounts receivable which have arisen since such date arose from bona fide transactions in the ordinary course of business with unaffiliated third parties, and otherwise represent valid receivables in accordance with GAAP. No such trade account receivable is subject to any right of set-off or counter-claim. The Target

Disclosure Schedule lists each outstanding extension of a payment due date for a trade account receivable beyond the date shown on the invoice therefor.

         (dd) Environmental Matters.

               (i) The Target has never used or handled any Materials of Environmental Concern in connection with the development or manufacture of its products. The Target and its Subsidiary conduct their businesses and operations (including, without limitation, the handling and destruction of any expired or other products) in compliance with all applicable Environmental Laws and Environmental Permits. Neither the Target nor its Subsidiary has received written notice of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Material of Environmental Concern by the Target or its Subsidiary (each an "Environmental Event"). To the Knowledge of the Target, no notice of any Environmental Event related to any of the Leased Premises has been given to the lessor thereof. Without limiting the generality of the foregoing, neither the Target nor its Subsidiary has disposed of or placed on or in any property or facility used in its business any Material of Environmental Concern in violation of any Environmental Laws or Environmental Permits, and to the Knowledge of the Target, no third party has disposed of or placed on or in any property or facility used in the business of the Target and its Subsidiary any Material of Environmental Concern in violation of any Environmental Laws or Environmental Permits. No Environmental Permits have been issued to the Target or its Subsidiary, nor are there any environmental reports with respect to the Leased Premises in the possession of the Target or its Subsidiary that were conducted during the last five (5) years. None of the Leased Premises is listed (A) on the National Priorities List ("NPL") or its state equivalent or (B) in the Comprehensive Environmental Response Compensation and Liability Information System ("CERCLIS") or its state equivalent. Neither the Target nor its Subsidiary is currently required to perform any removal or remedial action (as defined in CERCLA), any corrective action (as defined in RCRA) or any similar remediation under federal or state law (collectively "Remedial Activity"). To the Knowledge of the Target, there are no facts which would require Remedial Activity. To the Knowledge of Target, no wastes generated by the Target or its Subsidiary have been disposed of at a site listed on or proposed for listing on the NPL or its state equivalent.

               (ii) The Disclosure Schedule sets forth a complete list of all Containers that are now present at the Leased Premises or that have heretofore been removed from the

      Leased Premises by the Target or its Subsidiary during their occupancy thereof. All Containers which have been heretofore so removed from the Leased Premises by or for the Target or its Subsidiary have been removed and, to the Knowledge of the Target, handled after removal, in accordance with all applicable Environmental Laws.

               (iii) For the purposes of this Agreement: (1) "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules and regulations, all court orders and decrees and arbitration awards, and the common law, which pertain to protection of the environment or contamination of the environment. Environmental Laws include, without limitation, those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Materials of Environmental Concern; air, surface or ground water or noise pollution; protection of wildlife, endangered species, wetlands or natural resources; Containers; and notification requirements relating to the foregoing; (2) "Environmental Permits" means licenses, permits, registrations, governmental approvals and consents which are required under or are issued pursuant to Environmental Laws; (3) "Materials of Environmental Concern" means (A) pollutants, contaminants, pesticides, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including without limitation any (i) "hazardous substance" as defined in CERCLA and (ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C., Sec. 6902 et. seq., and all amendments thereto and reauthorizations thereof; and (B) even if not prohibited, limited or regulated by Environmental Laws, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment or the health and safety of any person, or impair the use or value of any portion of the Leased Premises; and (4) "Containers" means above-ground and underground storage tanks, vessels and related equipment and containers.

         (ee) State Takeover Statutes. The Board of Directors of the Target has approved the Merger and all related transactions contemplated by this Agreement to be entered into by the Target; and the provisions of Delaware Corporation Law
Section 203 will not impair, impede or prevent any transaction contemplated hereby provided the Buyer is not a Person (or included in a Person) that is an "interested stockholder" as defined under Delaware Corporation Law Section 203.

         (ff) Vote Required. The Requisite Stockholder Approval is the only vote of the holders of any class or series of Target capital stock necessary to approve the Merger or the other transactions on the part of the Target contemplated by this Agreement.

         (gg) Licenses and Permits. The Target Disclosure Schedule lists all material permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Target Approvals") required from any United States or Canadian Governmental Entity in order for the Target and its Subsidiary to conduct their respective businesses as currently conducted. The Target or its Subsidiary has obtained all Target Approvals so required, which are valid and in full force and effect. None of the Target Approvals so required is subject to termination by its express terms as a result of the execution of this Agreement by the Target or the consummation of the Merger.

         (hh) Customers and Suppliers. The Target Disclosure Schedule sets forth a true, complete and correct list of the 10 largest customers and the 10 largest suppliers of the Target and its Subsidiary by dollar volume of purchases for the year ended December 31, 1996, and for the nine month period ended September 30, 1997. The Target and its Subsidiary have not received any indication from any material supplier of the Target or its Subsidiary to the effect that, and to the Knowledge of the Target there is no reason to believe that, such supplier will stop, or materially decrease the rate of, supplying materials, products or services to the Target or its Subsidiary. The Target and its Subsidiary have not received any indication from any material customer of the Target or its Subsidiary to the effect that, and to the Knowledge of the Target there is no reason to believe that, such customer will stop, or materially decrease the rate of, buying materials, products or services from the Target or its Subsidiary.

         (ii) Product Treatments; Product Returns. Neither the Target nor its Subsidiary has offered any promotional allowance to any customer since April of 1997. Neither the Target nor its Subsidiary nor their agents provide any customer-specific packaging or value added services (other than displays) with respect to the products of the Target or its Subsidiary. The Target and its Subsidiary have processed all material returns or requests for returns of product of which the Target or its Subsidiary is aware. No customer of the Target or its Subsidiary has refused to accept further shipments of products of the Target or its Subsidiary since January 1, 1996. Neither the Target nor its Subsidiary has outstanding any authorization to any of its customers to destroy any product in lieu of returning such product to it.

         (jj) Foreign Corrupt Practices Act. Each of the Target and its Subsidiary has complied and has caused its employees, consultants, Affiliates, representatives and agents to comply with applicable provisions of the Foreign Corrupt Practices Act of 1977, as amended.

         (kk) Complete Disclosure. This Agreement and the certificates and other documents required to be delivered by the Target to the Buyer under this Agreement as a condition to the Closing, taken together, do not contain a statement of a material fact that is untrue in any material respect, or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

            SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY. Each of the Buyer and the Transitory Subsidiary represents and warrants to the Target that:

          (a) Organization, Qualification and Corporate Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Buyer and each of its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, operations, assets, liabilities, financial condition or prospects of the Buyer and its Subsidiaries, taken as a whole. The Buyer and each of its Subsidiaries has corporate power and corporate authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

          (b) Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has corporate power and corporate authority to execute and deliver this Agreement and all other agreements contemplated hereby to which the Buyer and/or the Transitory Subsidiary is or is to be a party and to consummate the transactions contemplated hereby and thereby. The respective boards of directors of the Buyer and the Transitory Subsidiary have duly approved this Agreement and all other agreements contemplated hereby to which the Buyer and/or the Transitory Subsidiary, as applicable, is or is to be a party, and have duly authorized the execution and delivery of this Agreement and all such other agreements and the consummation of the transactions contemplated hereby and thereby. The Buyer, in its capacity as the sole stockholder of the Transitory Subsidiary, has duly approved this Agreement. This Agreement and all such other agreements constitute the valid and legally binding obligations of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

          (c) Noncontravention. Neither the execution and delivery of this Agreement and the other agreements contemplated hereby to which the Buyer and/or the Transitory Subsidiary is or is to be a party, nor the consummation of the transactions contemplated hereby and thereby, shall (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer or any of its Subsidiaries is subject (except that no representation or warranty is made with respect to any antitrust statute, regulation, rule or other restriction) or any provision of the charter or bylaws of the Buyer or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except where such violations, conflicts, breaches, defaults, accelerations, rights and notices in the aggregate would not have a material adverse effect on the business, operations or condition (financial or other) of the Buyer and its Subsidiaries, taken as a whole. Other than in connection with the provisions of the Hart-Scott-Rodino Act and the Delaware Corporation Law, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) Brokers' Fees. Except for the fees payable to Corporate Development Specialists, Inc., neither the Buyer nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Target or any of its Subsidiaries could become liable or obligated.

          (e) Transitory Subsidiary. The Transitory Subsidiary's capital consists of 100 shares of Common Stock, par value $1.00 per share, of which 100 shares are issued and outstanding. The Transitory Subsidiary has no other class of securities authorized, issued or outstanding. All of the issued and outstanding shares of capital stock of the Transitory Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. The Buyer holds of record and owns beneficially all of the outstanding shares of each class of capital stock of the Transitory Subsidiary. There are no outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Transitory Subsidiary to issue, sell or otherwise cause to become outstanding any additional capital stock of the Transitory Subsidiary. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Transitory Subsidiary.

          (f) Buyer Stockholder Vote Not Required; Financing of Merger. No vote or consent of any stockholder of the Buyer is required in connection with the Merger. Buyer has the ability to fully finance the transactions contemplated by this Agreement out of its available cash and liquid short-term investments without any third-party consent or approval.

                (g) SEC Filings. The Buyer has heretofore delivered to the Target true, correct and complete copies of the Buyer's (i) Annual Report on Form 10-K for the year ended June 30, 1997, (ii) Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and (iii) all other reports, registration statements and other documents filed by the Buyer with the Securities and Exchange Commission since June 30, 1997 (collectively, the "SEC Filings"). As of their respective dates, the foregoing (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Buyer has filed all the material required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act since June 30, 1997.

                (h) Absence of Certain Changes or Events. Since September 30, 1997, there has not been any material adverse change in the business, operations or condition (financial or other) of the Buyer and its Subsidiaries, taken as a whole, or any binding commitment by the Buyer or any of its Subsidiaries to any such change.

                (i) Investment. The Buyer understands that the Target Shares have not been, and shall not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon United States federal and state exemptions for transactions not involving any public offering. The Buyer acknowledges that it is acquiring the Target Shares solely for its own account for investment purposes, and not with a view to, or intention to effect, the distribution thereof in violation of the Securities Act or any applicable state securities laws, and that the Target Shares may not be disposed of in contravention of the Securities Act or any applicable state securities laws. The Buyer represents that it is a sophisticated investor with knowledge and experience in business and financial matters, is able to evaluate the risks and benefits of the investment in the Target Shares, has received certain information concerning the Target and its Subsidiary and has had the opportunity to obtain additional information as desired in order to evaluate the merits of and the risks inherent in purchasing the Target Shares.

                  SECTION 5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

                (a) General. Each of the Parties shall use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement (including satisfaction, but not waiver of, the closing conditions set forth in Section 6).

                (b) Notices. In addition to any notices required to be provided in connection with the consummation of the proposed transaction, and whether or not otherwise required to do so, each of the Parties shall (and the Target shall cause its Subsidiary to) give any notices to third parties that any other Party reasonably may request in connection with the Merger.

                (c) Regulatory Matters and Approvals. The Target shall (and the Target shall cause its Subsidiary to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of, governments and governmental agencies in connection with the matters referred to in Section 3(d). Without limiting the generality of the foregoing:

                         (i) Delaware Corporation Law. Immediately following the execution and delivery of this Agreement, the Target shall solicit the written consents set forth under the caption "Consent" following the signatures of the parties hereto of those of its stockholders whose names appear under such caption. Promptly thereafter, and continuing until the Closing Date, the Target shall solicit corresponding written consents of certain other stockholders of the Target as heretofore discussed with the Buyer. Such solicitation shall include a recommendation of the Board of Directors of the Target in favor of adoption of this Agreement and approval of the Pre-Merger Charter Amendment.

                        (ii) Hart-Scott-Rodino Act. Each of the Buyer and the Target has filed a Notification and Report Form and certain related material in connection with the Merger with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act. Each shall make any further filings pursuant thereto that may be necessary, proper or advisable.

                (d) Operation of Business. The Target shall, and shall cause its Subsidiary to, conduct its business only in the ordinary course and consistent with past practice, including using commercially reasonable efforts to preserve intact its present business, to preserve its relationships with customers, suppliers and others having material business dealings with it and to maintain in full force and effect all material contracts, documents and arrangements.

                  Without limiting the generality of the foregoing, prior to the Effective Time, unless the Buyer has consented in writing thereto (which consent shall not be unreasonably withheld or delayed), the Target:

                        (i) Shall not, and shall cause its Subsidiary not to, propose to amend or amend their respective Certificate of Incorporation or Bylaws or comparable governing instruments.

                        (ii) Shall promptly notify the Buyer of any material emergency or other significant change in its or its Subsidiary's condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of business or of its properties, or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated).

                        (iii) Shall not (A) except pursuant to the conversion of any shares of Preferred Stock into Common Stock or the exercise of any Options in accordance with their respective terms, authorize the issuance or issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock or any debt or equity security or exchangeable for such capital stock; (C) increase any compensation or enter into or amend any employment agreement with any of its past, present or future officers, directors or employees; (D) grant any severance or termination package to any employee or consultant; (E) hire any new employee (other than after December 15, 1997 to fill vacancies); or (F) adopt any new Employee Benefit Plan (including any stock option, stock benefit or stock purchase plan) or amend any existing Employee Benefit Plan in any material respect, except for changes which are less favorable to participants in such plans or which are required by Applicable Law.

                        (iv) Shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests; or (B) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or shares of capital stock of its Subsidiary, or make any commitment for any such action.

                        (v) Shall not, and shall cause its Subsidiary to not, enter into any agreement or transaction, or agree to enter into any agreement or transaction, outside the ordinary course of business consistent with past practice, including, without limitation, any transaction involving a merger, consolidation, joint venture, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition or acquisition of a material portion of its assets or capital stock.

                        (vi) Shall not, and shall cause its Subsidiary to not, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others other than in the ordinary course of its business consistent with past practices or establish any new line of credit or other credit facility.

                       (vii) Shall not enter into any agreements or other commitments that are binding on the Target or its Subsidiary for a period in excess of one year or that require payments by the Target or its Subsidiary in excess of $100,000 singly or $500,000 in the aggregate.

                      (viii) Shall not, and shall cause its Subsidiary to not, make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances or capital contributions by the Target to, or investments by the Target in, its Subsidiary in the ordinary course consistent with past practice.

                        (ix) Shall not, and shall cause its Subsidiary to not, make or commit to make any capital expenditures prior to December 15, 1997.

                         (x) Shall not, and shall cause its Subsidiary to not, enter into any new transaction or course of dealing with any Related Party.

                        (xi) Shall not, and shall cause its Subsidiary to not, alter the manner of keeping its books, accounts or records or change in any manner the accounting practices therein reflected.

                       (xii) Shall not, and shall cause its Subsidiary to not, grant or make any mortgage, lien or pledge or subject itself or any of its material properties or assets to any Security Interest.

                      (xiii) Shall maintain, and shall cause its Subsidiary to maintain with its existing insurance companies or financially responsible replacement insurance companies, insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect.

                       (xiv) Shall not adopt, enter into or amend any bonus, profit sharing, compensation (except regularly scheduled, ordinary course salary adjustments consistent with historic practice), stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law.

                        (xv) Shall not agree in writing, or otherwise, to take any of the foregoing actions or any other action which would make any representation or warranty contained in Article 3 untrue or incorrect in any material respect as of the time of the Closing.

                  Buyer agrees that Target may agree with Joel E. Bernstein, M.D. to settle in full its obligations under the Bernstein Settlement Agreement at the Effective Time for $1,377,580 and may agree with Henry Kuehn to settle in full its obligations under the letter agreement, dated September 15, 1997 between Henry Kuehn and the Target at the Effective Time for $100,000.

                (e) Full Access. The Target shall, and shall cause its Subsidiary to, permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target and its Subsidiary, to (i) all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the Target and its Subsidiary and (ii) to the extent within the power of the Target and its Subsidiary, to their respective customers, vendors, consultants and professional advisors; provided, however, that no investigation pursuant to this Section 5(e) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each of the Buyer and the Transitory Subsidiary shall treat and hold all information it receives from the Target or its Subsidiary in the course of the access contemplated by this
Section 5(e) as Confidential Information pursuant to the terms of the Confidential Disclosure Agreement.

                (f) Notice of Developments. Each Party shall give prompt written notice to the others in the event its own representations and warranties (in
Section 3 or Section 4, as applicable, taking into account the exceptions referred to in the introduction to such Section) are discovered to be untrue in any material respect as of the time made or in the event such Party determines that such representations and warranties shall be untrue as if made at and as of the Closing Date. No disclosure by the Target pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Target Disclosure Schedule or to cure any misrepresentation or breach of warranty.

         The Target and its Subsidiary shall promptly advise Buyer in writing of any change, occurrence or event after the date of this Agreement and prior to the Effective Time which would or could reasonably be expected to have a Target Material Adverse Effect.

                (g) Exclusivity. After the execution and delivery of this Agreement, (i) the Target shall not (and shall not cause or permit its Subsidiary to) and shall not authorize any of the Target's or its Subsidiary's officers, directors, employees or other agents to, directly or indirectly, solicit, initiate or encourage the submission of any proposal or offer (an "Alternative Proposal") from any Person relating to the acquisition of a material portion of the capital stock or assets of the Target or its Subsidiary or to the acquisition of a material portion of the assets of either of their principal businesses (including any acquisition structured as a merger, consolidation or share exchange), or engage in any negotiations concerning, or provide any confidential information or data to or grant access to or have any discussions with, any Person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and (ii) the Target agrees that it will notify the Buyer immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it. Since September 30, 1997, neither the Target, nor any authorized officer, director, employee or other agent of the Target or its Subsidiary has engaged in any activities, discussions or negotiations with any parties with respect to any of the foregoing.

                (h)    Indemnification.

                        (i) Subsequent to the Effective Time, the Buyer shall not take, or permit to be taken, any action to alter or impair any exculpatory or indemnification provision for the benefit of any individual now existing in the certificate of incorporation or bylaws of the Target or the certificate of incorporation or bylaws of its Subsidiary insofar as such provision relates to any act or inaction by such individual at any time prior to the Effective Time.

                        (ii) In addition to its obligations under the exculpatory and indemnification provisions referred to in (i) above, the Buyer shall cause the Surviving Corporation and its Subsidiary to indemnify, to the maximum extent permitted by law, each individual who served as a director or officer of the Target or any of its Subsidiaries at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all court costs and attorneys' fees and expenses, resulting from, arising out of, relating to, or caused by any action or inaction by such individual at any time prior to the Effective Time in his capacity as a director or officer of the Target or any of its Subsidiaries, including, without limitation, any such action or inaction related to this Agreement or any of the transactions contemplated herein.

                (i) Performance of Contracts. Subsequent to the Effective Time, the Buyer shall cause the Surviving Corporation and its Subsidiary, as applicable, to perform each employment, severance and change of control agreement listed in the section of the Target Disclosure Schedule corresponding to Section 3(t)(i).

                (j) Termination of Options. Promptly following the execution and delivery of this Agreement, the Target shall request that each holder of an Option enter into an agreement in the form heretofore approved by the Buyer providing for the termination of such Option, effective at the Effective Time, for the following consideration (subject to deduction of such amounts, if any, as are required to be deducted and withheld by the Target under the Code, or any provision of state or local tax law):

                        (i) With respect to the Fixed Merger Consideration, in the case of each In-the-Money Option, an amount, which shall be paid in cash out of the Target Stockholders Representative Escrow Fund immediately after the Effective Time, equal to the excess of (i) the amount of Fixed Merger Consideration per Target Share of Common Stock multiplied by the number of shares as to which such Option is exercisable immediately prior to the Effective Time (or would then be exercisable if fully vested) over (ii) the aggregate exercise price of such Option with respect to such number of shares; and


                        (ii) With respect to any Contingent Merger
         Consideration, in the case of each In-the-Money Option, an amount, which shall be paid in cash out of the Target Stockholders Representative Escrow Fund at the time of the Escrow Distribution then to be made, equal to (A) the amount which the holder of such Option would have received pursuant to clause (i) of this Section if the amount of the Fixed Merger Consideration had been increased by the sum of the aggregate amount of the Escrow Distribution(s) then to be or theretofore distributed plus the aggregate amount theretofore distributed to the Buyer with respect to Dissenting Shares from amounts otherwise payable to the Target Stockholders Representative Escrow Fund from the Merger Consideration Escrow Fund and not subsequently paid by the Buyer to the Target Stockholders Representative Escrow Fund (and, in the case of a $5.30 Option that is an In-the-Money Option, if such $5.30 Option had been an In-the-Money Option and, if such Escrow Distribution is subsequent to the Escrow

         Distribution to the holder of Series D Preferred Stock upon the occurrence of the Series D Preferred Condition, if the Series D Preferred Stock had been converted into 244,874 shares of Common Stock immediately prior to the Effective time) less (B) the aggregate amount of Escrow Distributions (in the case of a $5.30 Option, if any) theretofore paid with respect to such Option under this Section 5(j).

         It is expressly understood that nothing is to be paid pursuant to either clause (i) or (ii) above with respect to any Option that, at the time the consideration pursuant to such clause is payable, is not an In-the-Money Option.

         The right to receive any Contingent Merger Consideration shall not be Transferred by the holder of any Option, except by will or the laws of descent and distribution. Any Transfer in violation of this provision shall be null and void.

                (k) Transition. The Target agrees to cooperate with the Buyer, and to use its reasonable best efforts, prior to the Closing to facilitate the expedient transition of ownership and operation of the business of the Target to the Buyer at the Closing.

                  SECTION 6.  CONDITIONS TO OBLIGATIONS TO CLOSE.

                (a) Conditions to Obligations of the Parties. The obligation of each of the Parties to consummate the Closing is subject to the satisfaction of the following conditions:

                         (i) this Agreement and the Pre-Merger Charter Amendment shall have received the Requisite Stockholder Approval;

                         (ii) the Buyer shall have received a copy of a non-competition, non-disclosure and confidentiality agreement in substantially the form attached hereto as Exhibit H executed by Dr. Joel E. Bernstein;

                         (iii) Dr. Joel E. Bernstein, in his individual capacity and as general partner of Elorac, Ltd., shall have granted all consents as may be necessary with respect to any intellectual property that he or Elorac, Ltd. licenses to the Target as of the Closing Date in order to consummate the Merger without the violation of, or the creation of the right of the licensor to terminate or receive greater compensation or other benefits under, the agreements governing such licenses (which licenses shall otherwise remain in full force and effect without any modification) or any adverse effect on the rights of the Target under such licenses;

                        (iv) the Buyer, the Target Stockholders Representative and the Merger Consideration Escrow Agent shall have entered into the Merger Consideration Escrow Agreement and the Target Stockholders Representative and the Target Stockholders Representative Escrow Agent shall have entered into the Target Stockholders Representative Escrow Agreement;

                         (v) there shall not be any judgment, order, decree, stipulation, injunction or charge in effect, or overtly threatened to be sought by any governmental entity (or any department, agency or political subdivision thereof), preventing consummation of the Merger (each Party agreeing to use all reasonable efforts to have any such judgment, order, decree, stipulation, injunction or charge lifted);

                        (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and no additional requirements relating thereto shall be applicable and the Target shall have received all other authorizations, consents and approvals of governments and governmental agencies referred to in the section of the Target Disclosure Schedule corresponding to Section 3(d); and

                       (vii) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state, federal or foreign government or governmental agency which would prevent the consummation of the Merger.

A Party may waive any condition to its obligation to consummate the Closing specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Closing is also subject to satisfaction of the following conditions:

                         (i) the representations and warranties set forth in
         Section 3 (taking into account the exceptions referred to in the introduction to such Section) shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date except for the effects of actions contemplated herein or permitted hereunder;

                        (ii) the Target shall have performed and complied with all of its covenants and agreements hereunder required to be performed on or prior to the Effective Time in all material respects;

                        (iii) the Target shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified in Section 6(b)(i) and (ii) is satisfied;

                        (iv) the Buyer shall have received from the Target certified copies of the certificate of incorporation and bylaws of the Target together with the minutes of the meetings, or the written consents, of the Target's Board of Directors and stockholders approving and adopting this Agreement and the Pre-Merger Charter Amendment, the documents executed and delivered in connection herewith and the transactions contemplated hereby and thereby;

                        (v) each holder of an Option shall have entered into an agreement of the kind described in Section 5(j);

                        (vi) Winston Laboratories, L.L.C., a Delaware limited liability company, shall have entered into a license with the Target in the form of Exhibit L attached hereto;

                        (vii) the Target shall have received those consents of third parties identified as conditions to the obligation of each of the Buyer and the Transitory Subsidiary to consummate the Closing in the section of the Target Disclosure Schedule corresponding to Section 3(d);

                        (viii) the Buyer and the Transitory Subsidiary shall have received from the respective special counsel to the Target and its Subsidiary set forth in Exhibit I opinions substantially in the respective forms included in Exhibit I, addressed to the Buyer and dated as of the Closing Date;

                        (ix) the Buyer and the Transitory Subsidiary shall have received from each person who is, immediately prior to the Effective Time, a director or officer of the Target or its Subsidiary his written resignation, effective as of the Effective Time, from each position as a director or officer of the Target or its Subsidiary; it being understood that such resignations shall not be deemed voluntary resignations for purposes of, nor shall they affect any rights of any such director or officer under, any employment, severance or change of control agreement to which any such officer or director is a party;

                         (x) from the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of the Target and its Subsidiary that would have or would be reasonably likely to have a Target Material Adverse Effect;

                        (xi) all actions taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary;

                       (xii) the Target and its Subsidiary shall have executed and delivered such other customary closing documents and taken such other customary closing actions as the Buyer shall reasonably request; and

                      (xiii) Joel E. Bernstein, M.D. shall have delivered a certificate in the form of Exhibit M attached hereto.

The Buyer and the Transitory Subsidiary may waive any condition specified in this Section 6(b) if they execute a writing so stating at or prior to the Closing.

                (c) Additional Conditions to Obligation of the Target. The obligation of the Target to consummate Closing is also subject to satisfaction of the following conditions:

                        (i) the representations and warranties set forth in
         Section 4 (taking into account the exceptions referred to in the introduction to such Section) shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date except for the effects of actions contemplated herein or permitted hereunder;

                        (ii) each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its agreements and covenants hereunder in all material respects;

                       (iii) each of the Buyer and the Transitory Subsidiary shall have delivered to the Target a certificate to the effect that each of the conditions specified in Section 6(c)(i) and (ii) is satisfied;

                        (iv) the Target shall have received from Bryan Cave LLP, counsel to the Buyer and the Transitory Subsidiary, an opinion as to the matters set forth in Exhibit J attached hereto, based on customary reliance and assumptions and subject to customary qualifications, addressed to the Target and dated as of the Closing Date;

                        (v) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Target; and

                        (vi) the Buyer and the Transitory Subsidiary shall have executed and delivered such other customary closing documents and taken such other customary closing actions as the Target shall reasonably request.

The Target may waive any condition specified in this Section 6(c) if it executes a writing so stating at or prior to the Closing.

                  SECTION 7.  TERMINATION.

                (a) Termination of Agreement. One or more of the Parties may terminate this Agreement with the prior authorization of its board or their respective boards of directors (whether before or after stockholder approval) as provided below:

                        (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                        (ii) the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time
         (A) in the event the Target has breached any of its representations, warranties, covenants or agreements contained in this Agreement in any respect material to the transactions contemplated by this Agreement, the Buyer has notified the Target of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach; (B) if the Requisite Stockholder Approval shall not have been obtained on or before December 5, 1997; (C) if the Closing shall not have occurred on or before January 14, 1998 by reason of the failure of any condition precedent under Section 6(a) or Section 6(b) (unless the failure results primarily from the Buyer or the Transitory Subsidiary breaching any representation, warranty, covenant or agreement contained in this Agreement); or (D) if a court of competent jurisdiction or a governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action either (I) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or (II) compelling the Buyer, the Transitory Subsidiary or the Surviving Corporation to dispose of or hold separate all or a material portion of the businesses or assets of the Buyer and its Subsidiaries, taken as a whole, or of the Surviving Corporation and its Subsidiary, taken as a whole, and such order, decree, ruling or other action shall have become final and non-appealable; and

                       (iii) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer or the Transitory Subsidiary has breached its representations, warranties, covenants or agreements contained in this Agreement in any respect material to the transactions contemplated by this Agreement, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (B) if the Closing shall not have occurred on or before January 14, 1998 by reason of the failure of any condition precedent under Section 6(a) or Section 6(c) (unless the failure results primarily from the Target breaching any representation, warranty or covenant contained in this Agreement).

                (b) Effect of Termination; Expense Reimbursements. If any Party terminates this Agreement pursuant to Section 7(a), all rights and obligations of the Parties hereunder and under the Letter of Intent shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach and except for rights and obligations under the Confidential Disclosure Agreement, the Escrow Agreement dated October 17, 1997 by and among the Target, the Buyer and First Trust National Association, and paragraphs 3 (as modified by the remainder of this Section 7(b)), 9 and 16 of the Letter of Intent, which shall survive any such termination). If the Buyer or Transitory Subsidiary terminates or fails to close this Agreement other than in accordance with Section 7(a), then (i) the Target shall be entitled to receive the $250,000 (and any interest) held in escrow pursuant to the Letter of Intent and (ii) the Buyer shall pay to Target within ten (10) days of receipt of demand by Target, an amount equal to the excess, if any, of Target's reasonable fees and expenses in connection with the contemplated Merger over $250,000, provided that this payment by the Buyer with respect to the fees and expenses of the Target shall under no circumstances exceed together with the amount received by the Target from such escrow fund an aggregate of $500,000; as the sole and complete satisfaction of all claims the Target may have against the Buyer or the Transitory Subsidiary in connection with the Letter of Intent or this Agreement. If the Target terminates or fails to close this Agreement other than in accordance with Section 7(a), the Target will reimburse the Buyer (within 10 days of receipt of demand by the Buyer)for its reasonable fees and expenses in connection with the contemplated Merger as the sole and complete satisfaction of all claims the Buyer or the Transitory Subsidiary may have against the

Target in connection with the Letter of Intent or this Agreement, provided that this payment by the Target with respect to the fees and expenses of the Buyer shall under no circumstances exceed together with the payment of up to $250,000 contemplated by the Letter of Intent an aggregate of $500,000.

                  SECTION 8.  INDEMNIFICATION.

                (a) General. From and after the Closing, the Parties shall be indemnified as provided in this Section 8. For the purposes of this Section 8, each Party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing; provided that for purposes thereof, the Target Disclosure Schedule shall be deemed amended to reflect any changes therein furnished to the Buyer by the Target in writing in connection with the Closing that are specifically contemplated herein or permitted herein prior to the Closing Date.

                (b)    Indemnification of Buyer Indemnitees.

                         (i) The Buyer and its Subsidiaries (including the Surviving Corporation) and their respective successors and permitted assigns (each a "Buyer Indemnitee" and collectively the "Buyer Indemnitees"), to the extent and only to the extent of amounts available from the Merger Consideration Escrow Fund in accordance with the terms of Exhibit D attached hereto, shall be entitled to indemnification against all Damages sustained or incurred by any Buyer Indemnitee, as a result of or arising out of:

                           (A) any inaccuracy in or breach of any representation
                  and warranty made by the Target to the Buyer herein or in any other document executed in connection with the Closing, regardless of whether such inaccuracy or breach was or could have been discovered by the Buyer prior to Closing as a result of its due diligence investigation or otherwise (including without limitation all Damages sustained or incurred by any Buyer Indemnitee as a result of or arising out of (i) any sale of product by, or provision of any service by, the Target or its Subsidiary prior to the Closing Date, (ii) any criminal misconduct by the Target or its Subsidiary prior to the Closing Date and (iii) any liability of the Target arising prior to the Closing Date (regardless of when asserted) due to affiliations, partnerships, joint ventures, associations or other similar business arrangements, whether by contract or by operation of law, in which Target participated prior to the Closing Date) or any inaccuracy, incompleteness, irregularity or absence of any corporate books and records of the Target or its Subsidiary, including but not limited to the minutes of the Board of Directors or the stock ledgers of the Target or its Subsidiary, or the failure to take any required corporate action or maintain any required corporate formality relating to Target's status or business, in each case as of the Closing Date; or

                           (B) any breach by the Target of, or failure of the
                  Target to comply with, any of the covenants or obligations under this Agreement to be performed by the Target.

                        (ii) The Buyer Indemnitees shall also be entitled to indemnification, to the extent and only to the extent of amounts available from the Merger Consideration Escrow Fund in accordance with the terms of Exhibit D attached hereto, against and in an amount equal to:

                           (A) one-half of any amounts in excess of $175,000 but
                  equal to or less than $500,000 paid by the Target and not reimbursed by an insurer pursuant to a claim asserted by the Target at or before the Effective Time in respect of the claims of Joel M. Appel, Gregory N. Chletsos, Frank P. DiPrima and Kelly M. Kaplan in the New Jersey Employee Litigation, and all of any amounts in excess of $500,000 paid by the Target and not reimbursed by an insurer pursuant to a claim asserted by the Target at or before the Effective Time in respect of such claims, but only if a Closing Price Adjustment was not made with respect thereto; provided that the Buyer Indemnitees shall not be entitled to indemnification for amounts in excess of $500,000 paid by the Target and not reimbursed by an insurer pursuant to a claim asserted by the Target at or before the Effective Time in settlement of the claims involved in the New Jersey Employee Litigation unless the Target Stockholders Representative in advance of such settlement has consented thereto in writing (which consent shall not be unreasonably withheld or delayed);

                           (B) one-half of any amounts equal to or less than
                  $100,000 in the aggregate paid by the Target and not reimbursed by an insurer pursuant to a claim asserted by the Target at or before the Effective Time in respect of the claims of the plaintiffs in the Product-Related Litigation, and all of any amounts in excess of $100,000 in the aggregate paid by the Target and not reimbursed by an insurer pursuant to a claim asserted by the Target at or before the Effective Time in respect of such claims, but only if a Closing Price Adjustment was not made with respect thereto; provided that the Buyer Indemnitees shall not be entitled to indemnification for amounts in excess of $100,000 in the aggregate paid by the Target and not reimbursed by an insurer pursuant to a claim asserted by the Target at or before the Effective Time in settlement of the Product-Related Litigation unless the Target Stockholders Representative in advance of such settlement has consented thereto in writing (which consent shall not be unreasonably withheld or delayed); and

                           (C) the excess (if any) of (x) the severance
                  obligations of the Target incurred in connection with the Merger over (y) $1.5 million.

                (c) Indemnification of Seller Indemnitees. The Buyer shall indemnify, save and keep the Target Stockholders and the Option holders and their respective successors and permitted assigns (each a "Seller Indemnitee" and collectively the "Seller Indemnitees"), harmless against and from all Damages sustained or incurred by any Seller Indemnitee, as a result of or arising out of:

                         (i) any inaccuracy in or breach of any representation and warranty made by the Buyer or the Transitory Subsidiary to the Target herein or in any other document executed in connection with the Closing; or

                        (ii) any breach by the Buyer or the Transitory Subsidiary of, or failure of the Buyer or the Transitory Subsidiary to comply with, any of the covenants or obligations under this Agreement to be performed by the Buyer or the Transitory Subsidiary (including, without limitation, the obligations of the Buyer under this Section 8).

                (d)    Limitation on Indemnification Obligations.

                        (i) All representations and warranties of the Target, the Buyer and the Transitory Subsidiary contained in this Agreement shall survive the Closing until August 1, 2000 (the "Survival Period"). A claim by a Buyer Indemnitee or a Seller Indemnitee for indemnification under this Section 8 must be asserted within the Survival Period; provided that a claim for indemnification under this
         Section 8 with respect to a breach by the Buyer of any payment obligation may be asserted at any time within one year after the due date for such payment.

                        (ii) Notwithstanding anything to the contrary contained herein, (A) the Buyer Indemnitees shall only be entitled to indemnification pursuant to Section 8(b)(i) hereof once the aggregate amount otherwise payable to the Buyer Indemnitees pursuant to such Section exceeds $500,000, and after such aggregate amount exceeds such dollar amount the Buyer

         Indemnitees shall be entitled to seek indemnification only for indemnification claims above the first $250,000 of Damages relevant for purposes of such Section, and (B) the indemnification to which the Buyer Indemnitees are entitled pursuant to Section 8(b)(i) and (ii) hereof shall be limited to the amount available from the Merger Consideration Escrow Fund. Notwithstanding anything to the contrary contained herein, the Buyer Indemnitees shall not be entitled to pursue any claims for indemnification against the Target Stockholders, the Target Stockholders Representative, the Target Stockholders Representative Escrow Fund, the Target Stockholders Representative Escrow Agent, the holders of Options or their respective assigns, heirs, executors and legal representatives.

                       (iii) Notwithstanding anything to the contrary contained herein, other than with respect to a breach by the Buyer of any of its payment obligations under this Agreement, (A) the Seller Indemnitees shall only be entitled to indemnification pursuant to Section 8(c) once the aggregate amount otherwise payable to the Seller Indemnitees pursuant to such Section exceeds $500,000, and after such aggregate amount exceeds such dollar amount the Seller Indemnitees shall be entitled to seek indemnification only for indemnification claims above the first $250,000 of Damages relevant for purposes of such indemnification, and (B) the indemnification to which the Seller Indemnitees are entitled pursuant to Section 8(c) shall be limited to $10 million. The indemnification to which the Seller Indemnitees are entitled with respect to any breach by the Buyer of any of its obligations to pay Merger Consideration shall be limited to the unpaid Merger Consideration and shall not be subject to the prior sentence.

                (e) Cooperation. Subject to the provisions of Section 8(g), the Indemnifying Party shall have the right, at the Indemnifying Party's own expense and by counsel of its choosing (provided in the event the Buyer is the Indemnified Party that such counsel is Kirkland & Ellis or other counsel reasonably satisfactory to Buyer), to participate in the defense of any Third Party Claim, and if said right is exercised, the Indemnifying Party and the Indemnified Party shall cooperate in the investigation and defense of said Third Party Claim.

                (f) Subrogation. The Indemnifying Party shall not be entitled to require that any action be brought against any other Person before a claim is brought against it hereunder by the Indemnified Party and shall not be subrogated to any right of action with respect to such claim until it has discharged or successfully defended against the Third Party Claim for which indemnification is sought.

                (g)    Third Party Claims Subject to Indemnification.

                         (i) Promptly following the receipt of notice of a Third Party Claim for which it may seek indemnification hereunder, the party receiving the notice of the Third Party Claim shall notify the Indemnifying Party of such Third Party Claim. The failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the Indemnifying Party is prejudiced as a result of the failure to give such notice. Within fifteen (15) business days after receipt of the notice by the Indemnifying Party pursuant to the preceding sentence, the Indemnifying Party shall notify the Indemnified Party whether it elects to control the defense of the Third Party Claim. If the Indemnifying Party elects to undertake the defense of such Third Party Claim, it shall do so at its own expense with counsel of its own choosing and it shall acknowledge in writing without qualification its indemnification obligations as provided in this Agreement to the Indemnified Party as to such Third Party Claim. If the Indemnifying Party elects not to defend such Third Party Claim or fails to pursue such Third Party Claim diligently, the Indemnified Party shall have the right to undertake, conduct and control the defense of such Third Party Claim through counsel of its own choosing. Notwithstanding the foregoing, and in addition to the rights of the Buyer thereunder, if at any time the amount of the outstanding Total Agreed Claims exceeds the balance of the Merger Consideration Escrow Fund, the Buyer shall have the right (but not the obligation) to control the defense of any or all then pending Third Party Claims with respect to which Buyer is the Indemnified Party until such time, if any, as the amount of the outstanding Total Agreed Claims ceases to exceed the balance of the Merger Consideration Escrow Fund, provided it causes such defense to be pursued diligently. The party controlling the defense of a Third Party Claim shall consult with and keep the other party fully advised of the progress and disposition of such claim and provide the other party with copies of all material correspondence and pleadings relating thereto.

                  (ii) In the event the Indemnifying Party elects not to undertake the defense of a Third Party Claim or fails to pursue diligently the defense of such Claim, and the Indemnified Party litigates or otherwise contests or settles the Third Party Claim, then, provided that a final determination has been made that the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party shall promptly reimburse the Indemnified Party for all amounts paid to settle such claim or all amounts paid in satisfaction of a judgment on such claim against the Indemnified Party, and all Damages incurred in contesting such claim and in establishing its right to indemnification hereunder, all in accordance with the provisions of this Section 8.

                       (iii) No Third Party Claim will be settled by the Indemnifying Party or the Indemnified Party without the consent of the other, which consent will not be unreasonably withheld.

                (h) Third Party Claims Not Subject to Indemnification. The Buyer and the Target shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date which are not subject to the indemnification provisions contained in this Section 8, provided that the Party requesting cooperation shall reimburse the other Party for the other Party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

                (i)    Exclusivity.

                         (i) Except to the extent such limitation is prohibited by Applicable Laws and such prohibition is not waivable by the Buyer Indemnitees, the indemnification provisions of this Section 8 shall constitute the exclusive remedy of the Buyer Indemnitees in connection with this Agreement or the transactions contemplated herein, including without limitation for any of the matters described in Sections 8(b)(i) and (ii). To the maximum extent permitted by Applicable Laws, each of the Buyer Indemnitees waives the benefit of any such prohibition.

                        (ii) Except to the extent such limitation is prohibited by Applicable Laws and such prohibition is not waivable by the Seller Indemnitees, the indemnification provisions of this Section 8 shall constitute the exclusive remedy of the Seller Indemnitees in connection with this Agreement or the transactions contemplated herein, including without limitation for any of the matters described in Sections 8(c)(i) and (ii). To the maximum extent permitted by Applicable Laws, each of the Seller Indemnitees waives the benefit of any such prohibition.

                (j)    Binding Arbitration.

                         (i) The Parties shall promptly submit to arbitration any dispute regarding indemnity claims which may arise in connection with this Agreement that are not promptly resolved by them, except that the Buyer may seek injunctive relief for breaches of non-competition, non-disclosure or confidentiality provisions of this Agreement if such relief is, in the good faith judgment of the Buyer, the only adequate remedy. No Party shall commence any litigation on the basis of any dispute in connection with this Agreement, except as specified in the first sentence of this Section 8(j)(i) and except for litigation to enforce any Award pursuant to the arbitration procedure set forth in this Section 8(j).

                        (ii) The Parties acknowledge that this Agreement evidences a transaction involving commerce within the meaning of 9 U.S.C. Sections 1 and 2, that it is governed by the Federal Arbitration Act Section 1 et seq. and that any Award pursuant to the arbitration procedure set forth in this Section 8(j) will be governed by, and may be enforced pursuant to, 9 U.S.C. Section 1 et seq.

                       (iii) The American Arbitration Association shall have jurisdiction over the arbitration, which shall be conducted in accordance with the Commercial Arbitration Rules of such Association, except as modified by agreement of the Parties or this Section 8(j).

                        (iv) In the event a dispute is to be submitted to arbitration pursuant to this Section 8(j), the parties agree that the dispute shall be resolved by a private arbitration conducted by one arbitrator. Within 10 days after the submission of such dispute to arbitration, the parties shall agree upon one arbitrator, selected from a panel of five individuals, none of whom is an officer, director or employee of a party or an Affiliate of such party, or a person who has a direct or indirect personal or financial interest in the outcome of the arbitration, designated by the American Arbitration Association from its permanent panel of commercial arbitrators. The parties shall select the arbitrator by alternately striking names of the individuals so designated until only one name remains. A coin toss will determine which party is to strike the first name.

                       (v) The arbitrator shall set a hearing date for an arbitration (the "Hearing") within 90 days from the date the arbitrator is selected, unless otherwise agreed by the parties. At least 15 days before the Hearing, each party shall submit to the arbitrator a list of all witnesses and exhibits which it intends to present at the Hearing. No later than 10 days before the Hearing, each party shall provide to the arbitrator a short (not to exceed five single-spaced pages or such other page limit as the arbitrator permits) statement of its position with regard to the dispute. Notwithstanding the Commercial Arbitration Rules, each party shall have the right to conduct up to a total of two depositions. At the Hearing, each party shall, unless it waives the opportunity, make an oral opening statement and an oral closing statement. The arbitrator shall not be strictly bound by rules of procedure or rules of evidence, but shall use the Federal Rules of Evidence as a guideline in conducting the Hearing. When testimony is complete and each party has introduced its exhibits pursuant to the provisions of this Agreement, and each party has made a closing statement pursuant the provisions of this Agreement or waived the opportunity to do so, the arbitrator shall declare the Hearing closed; provided that the parties may submit post-hearing briefs pursuant to an agreed upon schedule or a schedule formulated by the arbitrator. The Hearing shall be held at a location agreed upon by the parties and convenient for the arbitrator, or if the parties cannot agree upon a location, at a location designated by the arbitrator. The Hearing shall be conducted in private. Attendance at the Hearing shall be limited to the following: (i) the arbitrator; (ii) representatives of each party;
         (iii) each party's attorneys and attorneys' assistants or advisors, if any, including expert witnesses, if any; (iv) a court reporter if requested by either party; and (v) any witnesses. The arbitrator may sequester witnesses upon the motion of a party. Within 30 days of the close of the Hearing or submission of the post-hearing briefs, the arbitrator shall issue a written opinion and award (the "Award") based on evidence, arguments and post-hearing briefs, if any. The Award shall be a decision of the arbitrator, shall resolve the parties' dispute and shall be final and binding on the parties. The arbitrator shall have the Award delivered to each party in accordance with Section 9(h). Except as otherwise provided in this Agreement, there shall be no ex parte communication regarding the subject matter of the Hearing between a party or its attorneys and the arbitrator from the time the arbitrator is appointed until after the parties receive the Award. The parties may agree to submit the dispute to the arbitrator without a Hearing, in which event the arbitrator will render and deliver to the parties a written opinion and Award within 30 days of being notified that the parties waive the Hearing. Notwithstanding any other provision of this Agreement, the arbitrator shall have no power to delete from, add to or modify the terms of this Agreement, and may not award any remedy which effectively conflicts directly or indirectly with any provision of this Agreement.

                (k) In any arbitration, all of the reasonable costs and expenses of the Successful Party (including reasonable attorneys' fees), all fees and expenses of experts retained by the Successful Party and all costs of the arbitrator shall be borne the Losing Party in such arbitration. The "Losing Party" and the "Successful Party" shall be determined by the arbitrator based on the relative success or failure of each party to such arbitration.

                (l) Following an Award in accordance with the provisions of this
Section 8, the parties to the arbitration that resulted in the Award shall meet and confer in good faith to prepare a joint instruction to be given to the Merger Consideration Escrow Agent regarding the distribution of funds, if any, to be made from the Merger Consideration Escrow Fund. If such parties are unable to concur on a joint instruction to the Merger Consideration Escrow Agent within 5 business days of the Award, or in the event of any other dispute regarding the Merger Consideration Escrow Fund not subject to arbitration hereunder, Buyer or the Target Stockholder Representative may commence a Declaratory Judgment Action pursuant to A.R.S. Section 12-1831 et seq. in Superior Court of the State of Arizona in and for the County of Maricopa seeking a declaration of the parties' rights with respect to any funds in such Escrow Fund. It shall not be necessary to join any individual Target Stockholder, the Merger Consideration Escrow Agent, or any other person or entity in such proceeding and the only necessary parties to the proceeding will be Buyer (or its successors) on the one hand and the Target Stockholder Representative on the other. The parties shall file a joint stipulation with the court requesting the earliest possible hearing and/or trial date and seeking the benefit of the scheduling priority available for declaratory judgment proceedings under Rule 57, Arizona Rules of Civil Procedures (or any successor rule). If any party refuses to execute such a joint stipulation, any party may submit this Section 8(1) to the court as evidence of the parties' intention that the action be advanced on the court's calendar. If temporary, preliminary or permanent injunctive relief of any type is sought as an adjunct to any relief sought in the declaratory judgment proceeding, the party seeking such injunctive relief shall not be required to post a bond or other security. There shall be no rights to discovery under any statute, court rule or otherwise. Neither party will issue or commence any discovery request or proceedings or request that the court authorize, require or permit any discovery, so that any declaratory judgment proceeding shall be conducted without the delay and expense associated with discovery proceedings of any type or nature whatsoever. The parties shall jointly petition the court to dispense with the preparation, filing and/or exchange of any disclosure statements or other information pursuant to any court rule. Without limiting the foregoing, any declaratory judgment action commenced pursuant to the provisions of this
Section 8(1) shall be determined in not less than 60 days, subject only to the calendar of the court. In any proceeding commenced in accordance with this
Section 8(1), the prevailing party shall be entitled to recover all of its costs, attorneys fees and expenses (including expert witness fees and other expenses), such award to be determined by the court and entered as part of the final judgment in the matter.

                  SECTION 9.  MISCELLANEOUS.


         (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement or disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties (for purposes of which, approval by the Buyer shall be deemed to include approval by the Transitory Subsidiary), which approval shall not be unreasonably withheld or delayed, unless such disclosure is required by applicable law or governmental regulation or by order of a court of competent jurisdiction (in which case prior to making such disclosure the Party which proposes to make such disclosure shall give oral or written notice to the other Parties, describing in reasonable detail the proposed content of such disclosure, and shall permit each other Party to review and comment upon the form and substance of such disclosure).

                (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 (and related provisions of Exhibits D, E, F and G) relating to payment of the Merger Consideration are intended for the benefit of the Target Stockholders and Target Stockholders Representative, their respective successors, assigns, heirs, executors and legal representatives, (ii) the provisions of Section 5(j) concerning the payment of consideration to the holders of Options are intended for the benefit of the holders of Options and their respective assigns, heirs, executors and legal representatives, (iii) the provisions in Section 5(h) concerning indemnification are intended for the benefit of the individuals specified therein and their respective heirs, executors and legal representatives, (iv) the provisions of Section 8 concerning indemnification are intended for the benefit of the Indemnitees and their respective successors, assigns, heirs, executors and legal representatives and
(v) the provisions in Section 5(i) concerning the performance of employment, severance and change of control agreements are intended for the benefit of the parties to such agreements other than the Target and its Subsidiaries and their respective heirs, executors and legal representations. It is expressly understood that no Target Stockholder or holder of an Option shall have a right to proceed directly against the Buyer pursuant to this Agreement or to hold the Buyer responsible with respect to any act or omission of the Target Stockholders Representative, including without limitation any distribution or retention of funds which are in the Target Stockholders Representative Escrow Fund, and that no Target Stockholder or holder of an Option shall be or be deemed to be a party to this Agreement or any of its Exhibits for any purpose.

                (c) Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein.

                (d) Entire Agreement. This Agreement (including the documents referred to herein) and the Confidential Disclosure Agreement constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof; provided that paragraphs 3 (as modified by Section 7(b)), 9, 14, 15 (for purposes of which, Exhibit H shall be deemed the non-compete agreement and non-disclosure and confidentiality agreement referred to in such paragraph) and 16 of the Letter of Intent and the Escrow Agreement, dated October 17, 1997, by and among the Buyer, the Target and First Trust National Association (as Escrow Agent) shall not be superseded by this Agreement and shall remain in full force and effect.

                (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties, the Target Stockholder Representative and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

                (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                (h) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

                  If to the Target:

                  GenDerm Corporation
                  600 Knightsbridge Parkway
                  Lincolnshire, Illinois  60069-3657
                  Facsimile No.: 847/634-2008
                  Attention:  Chairman

                  With a copy (which shall not constitute notice to the Target) to:

                  Kirkland & Ellis
                  200 E. Randolph Drive
                  Chicago, IL  60601
                  Facsimile No.: 312/861-2200
                  Attention: Brian D. Hogan, Esq.

                  If to the Buyer or Transitory Subsidiary:

                  Medicis Pharmaceutical Corporation
                  4343 East Camelback Road
                  Suite 250
                  Phoenix, Arizona 85018-2700
                  Attention:  Jonah Shacknai


                  With a copy (which shall not constitute notice to the Buyer) to:

                  Bryan Cave LLP
                  2800 North Central Avenue
                  21st Floor
                  Phoenix, Arizona 85004-1098
                  Facsimile No.:  (602) 266-5938
                  Attention:  Frank M. Placenti

                  If to the Target Stockholder Representative:

                  Henry Kuehn
                  2407 Bennett
                  Evanston, Illinois  60201
                  Facsimile No.:  (847) 869-7393

                  and to

                  Joel E. Bernstein, M.D.
                  615 Brierhill
                  Deerfield, Illinois  60015
                  Facsimile No.: (847) 945-9599

                  and to

                  Jeremy H. Silverman
                  Frontenac Company
                  135 S. LaSalle Street
                  Suite 3800
                  Chicago, Illinois  60603
                  Facsimile No.:  (312) 368-9520

or by any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail). No such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona. The Buyer and the Target Stockholders Representative shall be subject to the exclusive jurisdiction of the Superior Court of the State of Arizona in and for the county of Maricopa for any legal action, suit or proceeding arising out of or in connection with this Agreement which is permitted to be brought by the terms of this Agreement, and may not bring any such action, suit or proceeding in any other court. The Buyer and the Target Stockholders Representative shall not object to the laying of venue for any such suit, action or proceeding in such court. The Buyer and the Target Stockholders Representative shall accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding, and any service of process upon either of them mailed by registered or certified mail, return receipt requested to it at the address provided in Section 9(h), shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding. Neither the Buyer nor the Target Stockholders Representative shall be entitled to any right to a trial by jury in any such suit, action or proceeding.

                (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that effecting any amendment subsequent to stockholder approval shall be subject to the restrictions contained in the Delaware Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

                (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean "including, without limitation." As used in this Agreement (including any amendments hereto), the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires.

                (m) Incorporation of Exhibits and Disclosure Schedules. The Exhibits identified in this Agreement and the Target Disclosure Schedule are incorporated herein by reference and made a part hereof.



                                     * * * *

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement of Merger as of the date first above written.



                        MEDICIS PHARMACEUTICAL CORPORATION

                        By:    Jonah Shacknai
                             ----------------------------------
                        Title: Chairman and Chief Executive Officer
                             ----------------------------------

                        MEDICIS ACQUISITION CORPORATION

                        By:    Mark A. Prygocki, Sr.
                             ----------------------------------
                        Title: Vice President, Secretary and Treasurer
                             ----------------------------------


                        GENDERM CORPORATION

                        (whose execution and delivery hereof also constitutes its consent and agreement that, at the Effective Time and without any further action on its part, the Shareholders Agreement shall be terminated, any and all defaults or breaches of the Shareholders Agreement shall thereafter be forever waived and released and any and all rights and obligations created by the Shareholders Agreement shall be without any further force and effect)


                        By:    Joel E. Bernstein
                             ----------------------------------
                        Title: Chairman
                             ----------------------------------

                                     CONSENT

                  The signature of each of the undersigned constitutes his or its (i) written consent pursuant to Section 228 of the Delaware Corporation Law in lieu of a meeting of stockholders of the Target in favor of the Pre-Merger Charter Amendment and for approval of the Agreement, (ii) acknowledgment that he or it has received from the Target a copy of Section 262 of the Delaware Corporation Law, (iii) acknowledgment that such signature eliminates his or its right to demand the appraisal of the fair market value of his or its Target Shares under Section 262 of the Delaware Corporation Law, (iv) agreement that, at the Effective Time and without any further action on the part of any of the undersigned, the Shareholders Agreement shall be terminated, any and all defaults or breaches of the Shareholders Agreement shall thereafter be forever waived and released and any and all rights and obligations created by the Shareholders Agreement shall be without any further force and effect, (v) acknowledgment that he or it is not a party to the Agreement or any of its Exhibits for any purpose and has no right to proceed directly against the Buyer or the Surviving Corporation or to hold the Buyer or the Surviving Corporation responsible with respect to any act or omission of the Target Stockholders Representative, (vi) acknowledgment of and consent to the creation of the Target Stockholders Representative pursuant to the Agreement and the delegation to the Target Stockholders Representative of all of the rights, powers and responsibilities delegated thereto in the Agreement and the Exhibits thereto. Capitalized terms used in the preceding sentence that are defined in the foregoing Agreement have the same meanings as in the foregoing Agreement.

DATE OF SIGNATURE:

---------------------------                ----------------------------------
                                           JOEL E. BERNSTEIN, M.D.

                                           FRONTENAC COMPANY LIMITED
                                           PARTNERSHIP (f/k/a FRONTENAC COMPANY)

---------------------------                By:
                                              -------------------------------
                                           Its:
                                               -------------------------------

                                           FRONTENAC VENTURE IV
                                           By:      Frontenac Company,
                                           Its:     General Partner

---------------------------                By:
                                              -------------------------------
                                           Its:
                                               -------------------------------

                                       FRONTENAC VENTURE V

                                       By:
-------------------------------          -------------------------------------
                                       Its:
                                         -------------------------------------

                                       HAYES & GRIFFITH VENTURE
                                       PARTNERSHIP, LTD.

                                       By:  Hayes & Griffith Venture Management
                                            L.P.,a partner

                                       By:
-------------------------------          -------------------------------------
                                       Its:
                                         -------------------------------------



                                       HAYES, GRIFFITH & CURRIE VENTURE
                                       FUND II LIMITED PARTNERSHIP

                                       By:      Essex Venture Partners, L.P.,
                                       Its:     General Partner

                                       By:
-------------------------------          -------------------------------------
                                       Its:
                                         -------------------------------------



                                       ESSEX VENTURE PARTNERS, L.P. FUND I


                                       By:
-------------------------------          -------------------------------------
                                       Its:
                                         -------------------------------------


                                       ESSEX VENTURE PARTNERS, L.P. FUND II

                                       By:
-------------------------------          -------------------------------------
                                       Its:
                                         -------------------------------------

The undersigned hereby agree to act as the initial
Target Stockholders Representative in accordance with the provisions of Exhibit D and Exhibit F attached to the foregoing Agreement and to be bound by and perform the obligations of the Target Stockholders
Representative set forth therein.




________________________________________
Henry Kuehn

Dated:   ____________________________, 1997


________________________________________
Joel E. Bernstein


Dated:  ____________________________, 1997




________________________________________
Jeremy H. Silverman



Dated: ____________________________, 1997

                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                        MEDICIS ACQUISITION CORPORATION

     FIRST: The name of the corporation is MEDICIS ACQUISITION CORPORATION

     SECOND: The address of its registered office in the State of Delaware is:

               1209 Orange Street
               New Castle County
               Wilmington, Delaware 19801

The registered agent at said address is the Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is:

     To have unlimited power to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 100 shares of Common Stock, par value $1.00 per share.

     FIFTH: The name and mailing address of the incorporator is as follows:

     Name                Address
     ----                -------

M. Eve Finkelstein       12th Floor Packard Building
                         15th & Chestnut Streets
                         Philadelphia, PA 19102

     SIXTH: Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

          EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          NINTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this shall not exempt a director from liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 25th day of June, 1991.



                                          /s/ M. Eve Finkelstein
                                          --------------------------------------
                                          M. Eve Finkelstein
                                          Sole Incorporator

                                                                       EXHIBIT B




                                CORPORATE BYLAWS

                                       OF

                         MEDICIS ACQUISITION CORPORATION



                                    ARTICLE I

                                OFFICES AND SEAL

      1. OFFICES. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. The Corporation may also maintain such other offices at such other places, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors.

      2. CORPORATE SEAL. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation; nevertheless, if in any instance a corporate seal be used, the same shall be, at the pleasure of the officer affixing same, a circle having on the circumference thereof the name of the Corporation and in the center the following: INCORPORATED DELAWARE.

                                   ARTICLE II

                                  STOCKHOLDERS

      1. STOCKHOLDERS' MEETINGS. All meetings of stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the President or Secretary of the Corporation, either within or without the State of Delaware, as shall be stated in the notice of the meeting. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State, as the place for holding such meeting.

      2. NOTICE FOR MEETINGS Written or printed notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

      3. ANNUAL MEETINGS Annual meetings of stockholders shall be held on the second Friday of June, if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

      4. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      5. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

            A. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of

Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

            B. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            C. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by these Bylaws, the Certificate of Incorporation or the laws of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by these Bylaws, the Certificate of Incorporation or the laws of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

            D. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      6. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder present.

      7. QUORUM, ADJOURNMENT. At any meeting of stockholders a majority of the holders of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      8.    VOTING.

            A. At every meeting of the stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

            B. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

            C. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Delaware General Corporation Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

            D. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot.

      9.    ACTION WITHOUT MEETING.

            A. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail return receipt requested.

            B. Every written consent shall bear the date of signature of each stockholder or member who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty
(60) days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the corporation as provided in subsection 10(A) above of this Article II.

            C. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders or members who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any other section of this title, if such action had been voted on by stockholders or by members at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders or members, that written consent has been given in accordance with this section, and that written notice has been given as provided in this section.

      10. WAIVER OF NOTICE. Attendance of a stockholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder may waive notice of any annual or special meeting of stockholders by executing a written notice of waiver either before or after the time of the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders. The Directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws, the Certificate of Incorporation of this Corporation, and the laws of the State of Delaware.

      2. NUMBER. The number of Directors which shall constitute the whole board shall be not fewer than one (1) and not more than ten (10). The number of Directors shall be set by the stockholders at their annual meeting. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

      3. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

      4. REGULAR MEETINGS. A regular meeting of the Directors, the first meeting of each newly elected Board of Directors, shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

      5. SPECIAL MEETINGS. Special meetings of the Board may be called by the President or the Secretary on one (1) day's notice to each Director, either personally or by telephone, or on five (5) days' notice if notice is given by mail or telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Director may waive notice of any annual, regular, or special meeting of Directors by executing a written notice of waiver either before or after the time of the meeting.

      6. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      7. QUORUM. A majority of the membership of the Board of Directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by the Delaware General Corporation Law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

      8. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

      9. EXECUTIVE AND OTHER COMMITTEES. The Board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more Directors. Each such committee shall serve at the pleasure of the Board.

      10. REMOVAL OF DIRECTORS Any or all of the Directors may be removed for cause by vote of the stockholders or by action of the Board. Directors may be removed without cause only by vote of the stockholders.

      11. RESIGNATION. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

      12. COMPENSATION. No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

      13. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV

                                    OFFICERS

      1. NUMBER. The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Directors. The Board of Directors may also choose a Chairman of the Board, additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

      2. ELECTION AND TERM OF OFFICE. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, one or more Vice Presidents, a Secretary, and a Treasurer, and may choose a chairman of the Board, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint such other officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      3. REMOVAL. Any officer or agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

      5. PRESIDENT. The President shall be the principal executive officer of the Corporation and subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall preside at all meetings of stockholders, and if a Chairman of the Board shall not have been appointed or, having been appointed, shall not be serving or be absent, the President shall preside at all meetings of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

      6. VICE PRESIDENT. In the absence of the President or in event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Directors.

      7. SECRETARY. The Secretary shall keep the minutes of the stockholders' and of the Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Directors.

      8. TREASURER. If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws. He shall render financial statements to the President, Directors, and stockholders at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. He shall in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Directors.

      9. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall have been appointed and be serving, shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her.

      10. SALARIES. The salaries of the officers shall be fixed from time to time by the Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      1. CONTRACTS. The Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

      3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Directors.

      4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Directors may select.

                                   ARTICLE VI

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

      1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Directors may prescribe.

      2.    TRANSFERS OF SHARES.

            A. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

            B. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

                                   ARTICLE VII

                                   FISCAL YEAR

            The fiscal year of the Corporation shall begin on the first day of July and end on the last day of June in each year.

                                  ARTICLE VIII

                         REPEAL, ALTERATION OR AMENDMENT

            The Bylaws may be repealed, altered, or amended, or substitute Bylaws may be adopted at any time by a majority of the Board of Directors.


DATED as of November 24, 1997.

                                    EXHIBIT C

                           Fixed Merger Consideration

                  The "Fixed Merger Consideration" shall consist of $60.0 million, less the sum of (i) the amount of the Closing Price Adjustment, (ii) the $2.25 million amount payable by the Buyer to the Target Stockholders Representative Escrow Agent at the Effective Time pursuant to Section 2(f)(i)(B) and (iii) the $11 million amount payable by the Buyer to the Merger Consideration Escrow Agent at the Effective Time pursuant to Section 2(g). The Fixed Merger Consideration shall be allocated as set forth below:

                  Common Stock: The amount of Fixed Merger Consideration per Target Share of Common Stock shall equal (1) the Fixed Merger Consideration plus the aggregate exercise price of the unexercised portions of all Options that are outstanding immediately prior to the Effective Time that are In-the-Money Options for purposes of clause (i) of Section 5(j) divided by (2) the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Time (for this purpose, treating each then outstanding share of Series C Preferred Stock as if it had been converted into Common Stock immediately prior to the Effective Time, each then outstanding share of Series D Preferred Stock as if it had been converted into zero shares of Common Stock immediately prior to the Effective Time and the unexercised portion of each then outstanding In-the-Money Option as if it had been exercised immediately prior to the Effective Time).

                  Series C Preferred Stock: The amount of Fixed Merger Consideration per Target Share of Series C Preferred Stock shall equal the amount of Fixed Merger Consideration per Target Share of Common Stock, multiplied by five.

                  Series D Preferred Stock: The amount of Fixed Merger Consideration per Target Share of Series D Preferred Stock shall be zero dollars.

                  The holders of Options shall be entitled to receive the consideration provided in Section 5(j)(i).

                         Contingent Merger Consideration

                  The "Contingent Merger Consideration" shall consist of the aggregate amount of any and all Escrow Distributions. The Contingent Merger Consideration shall be allocated as set forth below:

                  Common Stock: The amount of Contingent Merger Consideration per Target Share of Common Stock shall equal the Contingent Merger Consideration to which the holders of Common Stock are entitled as hereinafter provided divided by the number of Target Shares of

Common Stock. Each holder of Common Stock shall be entitled to receive from any Escrow Distribution an amount equal to (A) the amount which such holder would have received if the amount of the Fixed Merger Consideration had been increased by the sum of the aggregate amount of the Escrow Distribution(s) then to be or theretofore distributed plus the aggregate amount theretofore distributed to the Buyer with respect to Dissenting Shares from amounts otherwise payable to the Target Stockholders Representative Escrow Fund from the Merger Consideration Escrow Fund and not subsequently paid by the Buyer to the Target Stockholders Representative Escrow Fund, if the status of Options as In-the-Money Options or not had been determined under clause (ii) of Section 5(j) and, if such Escrow Distribution is subsequent to the Escrow Distribution to the holder of Series D Preferred Stock upon the occurrence of the Series D Preferred Condition, if the Series D Preferred Stock had been converted into 244,874 shares of Common Stock immediately prior to the Effective Time, less (B) the aggregate amount of Escrow Distributions theretofore paid to such holder.

                  Series C Preferred Stock: The amount of Contingent Merger Consideration per Target Share of Series C Preferred Stock shall equal the amount of Contingent Merger Consolidation per Target Share of Common Stock, multiplied by five.

                  Series D Preferred Stock: The amount of Contingent Merger Consideration per Target Share of Series D Preferred Stock shall equal the Contingent Merger Consideration to which the holder of Series D Preferred Stock is entitled as hereinafter provided divided by the number of Target Shares of Series D Preferred Stock. The holder of Series D Preferred Stock shall not be entitled to receive any of the Contingent Merger Consideration until the total of (i) the Fixed Merger Consideration and (ii) the Contingent Merger Consideration actually distributed to Target Stockholders (including any Contingent Merger Consideration to be distributed to such holder pursuant to the remainder of this sentence) and holders of Options equals $60 million (the "Series D Preferred Condition"); whereupon such holder shall be entitled to receive an amount equal to the Fixed Merger Consideration and Contingent Merger Consideration such holder would have received if the Series D Preferred Stock had been converted into 244,874 shares of Common Stock immediately prior to the Effective Time. At the time of any subsequent distribution of Contingent Merger Consideration, such holder shall be entitled to receive the amount of Contingent Merger Consideration per Target Share of Common Stock then distributed multiplied by 244,874).

                  The holders of Options shall be entitled to receive the consideration provided in Section 5(j)(ii).

         AS PROVIDED IN SECTION 2(d)(v)(C) OF THE AGREEMENT, NO TARGET SHARE THAT IS AT THE TIME A DISSENTING SHARE IS ENTITLED TO PAYMENT OF ANY MERGER CONSIDERATION.

                                    EXHIBIT D

                        Merger Consideration Escrow Terms

Capitalized terms used in this Exhibit without definition that are defined in the Agreement of Merger to which this Exhibit is an exhibit have the same meanings herein as therein.

1. Merger Consideration Escrow Fund. The term "Merger Consideration Escrow Fund" means (i) the $11 million delivered by the Buyer to the Merger Consideration Escrow Agent pursuant to Section 2(g) of the Agreement at the Effective Time, plus (ii) any portion of the Earnout Amount (and any interest thereon) delivered by the Buyer to the Merger Consideration Escrow Agent pursuant to Section 2(h)(ii) of the Agreement, plus (iii) any proceeds of the investment of the foregoing received by the Merger Consideration Escrow Agent.

2.       Buyer Indemnitees' Claims.

         a. At any time (or from time to time) on or prior to August 1, 2000, a Buyer Indemnitee may give written notice (a "Claim Notice") to the Target Stockholders Representative that such Buyer Indemnitee claims all or any part of the Merger Consideration Escrow Fund pursuant to Section 8(b) of the Agreement (a "Claim"); provided that $1 million of the Merger Consideration Escrow Fund (the "Capitalization Reserve") shall only be available to satisfy any such Claim or Claims based on a breach of any representation or warranty by the Target contained in Section 3(b) of the Agreement and not to satisfy any other Claim or Claims. The Claim Notice shall set forth in reasonable detail (i) the nature of the Claim and (ii) if ascertainable, the amount of the Claim (hereinafter referred to as the "Claim Amount").

         b. Upon actual receipt of a Claim Notice, the Target Stockholders Representative shall have thirty (30) days to dispute some or all of the Claim (and, if set forth in the Claim Notice, some or all of the Claim Amount) by giving written notice to the Buyer specifying in reasonable detail the basis for the dispute (a "Dispute Notice"). Upon the expiration of such thirty (30) day period, any portion of the Claim (and, if set forth in the Claim Notice, the Claim Amount) not disputed in a Dispute Notice so given shall be deemed approved by the Target Stockholders Representative.

         c. If the Target Stockholders Representative approves or is deemed to approve all or a part of the Claim Amount, the Buyer (on behalf of the Buyer Indemnitee) shall be entitled to receive from the Merger Consideration Escrow Fund an amount equal to the Claim Amount (or such part thereof which is approved or deemed approved by the Target Stockholders Representative) together with the pro rata portion of the proceeds of the investment of the Merger Consideration Escrow Fund as of such date attributable thereto.

         d. If, within the thirty (30) day period referred to in paragraph 2(b) above, the Target Stockholders Representative gives a Dispute Notice to the Buyer, the Buyer and the Target Stockholders Representative shall undertake to obtain as promptly as practicable a final resolution of the dispute specified therein. If the Buyer and the Target Stockholders Representative are unable to resolve such dispute within thirty (30) days after the delivery to the Buyer of the Dispute Notice, then the Buyer and the Target Stockholders Representative shall submit such dispute to arbitration in accordance with Section 8(j) of the Agreement. The determination of the arbitrator as to a dispute shall be final and binding for all purposes of the Agreement.

3.       Release and Transfer of Merger Consideration Escrow Fund.

         a. On the first anniversary of the Effective Time (or, if such date is not a business day in Chicago, Illinois, on the next succeeding date that is such a business day), an amount shall be distributed out of the Merger Consideration Escrow Fund to the Target Stockholders Representative Escrow Fund equal to any portion of the Capitalization Reserve not therefore used to satisfy Claims thereon or required to satisfy Claims thereon then pending (together with the pro rata portion of the proceeds of the investment of the Merger Consideration Escrow Fund as of such date attributable thereto) whether or not payment of such Claims is being disputed by the Target Stockholders Representative. Thereafter, when any pending Claim against the Capitalization Reserve is approved or deemed approved by the Target Stockholders Representatives or resolved pursuant to paragraph 2(d) above: (i) the Buyer shall be entitled to receive from the Merger Consideration Escrow Fund (to the extent sufficient for such purpose) the amount of such Claim so approved or deemed approved or determined by such resolution to be owed to the Buyer with respect to such Claim (if any) together with the pro rata portion of the proceeds of the investment of the Merger Consideration Escrow Fund as of such date attributable thereto, and (ii) if at such time, after giving effect to clause (i), the value of the assets in the Capitalization Reserve (as determined by the Merger Consideration Escrow Agent upon the request of either Buyer or the Target Stockholders Representative) exceeds the aggregate amount required to satisfy all remaining Claims then pending against the Capitalization Reserve, whether or not payment of such Claims is being disputed by the Target Stockholders Representative, such excess (together with the pro rata portion of the proceeds of the investment of the Merger Consideration Escrow Fund as of such date attributable thereto) shall be distributed out of the Merger Consideration Escrow Fund to the Target Stockholders Representative Escrow Fund.

         b. On the date that is 15 months after the Closing Date (or, if such date is not a business day in Chicago, Illinois, on the next succeeding date that is such a business day), an amount shall be distributed out of the Merger Consideration Escrow Fund to the Target Stockholders Representative Escrow Fund equal to the lesser of (i) $5 million and (ii) the value of the assets then in the Merger Consideration Escrow Fund (as determined by the Merger Consideration Escrow Agent upon the request of either Buyer or the Target Stockholders Representative) less the aggregate amount required to satisfy all Claims then pending (together with the pro rata portion of the proceeds of the investment of the Merger Consideration Escrow Fund as of such date attributable thereto), whether or not payment of such Claims is being disputed by the Target Stockholders Representative. No such distribution shall be made out of the Merger Consideration Escrow Fund if the amount determined under clause (ii) of the preceding sentence is less than zero.

         c. On the date that is 24 months after the Closing Date (or, if such date is not a business day in Chicago, Illinois, on the next succeeding date that is such a business day), an amount shall be distributed out of the Merger Consideration Escrow Fund to the Target Stockholders Representative Escrow Fund equal to the value of the assets then in the Merger Consideration Escrow Fund (as determined by the Merger Consideration Escrow Agent upon the request of either Buyer or the Target Stockholders Representative) less the aggregate amount required to satisfy all Claims then pending (together with the pro rata portion of the proceeds of the investment of the Merger Consideration Escrow Fund as of such date attributable thereto), whether or not payment of such Claims is being disputed by the Target Stockholders Representative. No such distribution shall be made out of the Merger Consideration Escrow Fund if the amount determined under the preceding sentence is less than zero.

         d. Thereafter, when any pending Claim is approved or deemed approved by the Target Stockholders Representative or resolved pursuant to paragraph 2(d) above: (i) the Buyer shall be entitled to receive from the Merger Consideration Escrow Fund (to the extent sufficient for such purpose) the amount of such Claim so approved or deemed approved or determined by such resolution to be owed to the Buyer from the Merger Consideration Escrow Fund with respect to such Claim (if any) together with the pro rata portion of the proceeds of the investment of the Merger Consideration Escrow Fund as of such date attributable thereto, and (ii) if at such time, after giving effect to clause (i), the value of the assets in the Merger Consideration Escrow Fund (as determined by the Merger Consideration Escrow Agent upon the request of either Buyer or the Target Stockholders Representative) exceeds the aggregate amount required to satisfy all remaining Claims then pending (together with the pro rata portion of the proceeds of the investment of the Merger Consideration Escrow Fund as of such date attributable thereto), whether or not payment of such Claims is being disputed by the Target Stockholders Representative, such excess shall be distributed out of the Merger Consideration Escrow Fund to the Target Stockholders Representative Escrow Fund.

         e. Notwithstanding the foregoing, in the event that at the time any amount is to be distributed out of the Merger Consideration Escrow Fund to the Target Stockholders Representative Escrow Fund any Target Share is a Dissenting Share, the portion of such amount attributable to such Dissenting Share shall be promptly distributed to the Buyer for payment, as appropriate, to the holder of such Dissenting Share in accordance with the Delaware Corporation Law. If such Dissenting Share subsequently ceases to be a Dissenting Share (other than as a result of the Buyer or the Surviving Corporation making payment of the appraised value thereof or in connection with a settlement of the rights of appraisal of the holder), the Buyer shall promptly return such amount to the Target Stockholders Representative Escrow Fund.

4.       Directions to Merger Consideration Escrow Agent/Distributions.

         a. Whenever the Buyer or the Target Stockholders Representative Escrow Fund is entitled pursuant to the terms of this Exhibit to receive an amount from the Merger Consideration Escrow Fund the Target Stockholders Representative and the Buyer shall direct the Merger Consideration Escrow Agent to distribute such amount to the Buyer or the Target Stockholders Representative Escrow Fund, as applicable, to the extent the Merger Consideration Escrow Fund is sufficient. Any dispute regarding distribution of such funds shall be resolved in accordance with Section 8(l) of the Agreement.

         b. At the time any distribution out of the Merger Consideration Escrow Fund is to be made to the Target Stockholders Representative Escrow Fund as contemplated by paragraph 4(a) above, the amount of such distribution to the Target Stockholders Representative Escrow Fund shall be reduced by .5% thereof (representing the portion of the Lehman Fee to which Lehman Brothers Inc. is entitled on account of such distribution) and the amount of such reduction shall instead be distributed to the Buyer, and the Target Stockholders Representative and the Buyer shall so direct the Merger Consideration Escrow Agent.

         c. In the event that, at any time prior to the final distribution from the Merger Consideration Escrow Fund, the Merger Consideration Escrow Fund shall include any asset other than cash or permitted investments, Buyer and the Target Stockholders Representative shall agree upon, and propose to the Merger Consideration Escrow Agent, an amendment to the Merger Consideration Escrow

                  Agreement to deal with such asset in accordance with the intent reflected in this Exhibit.

5. Wrongful Refusal to Direct. In the event it is determined that the Target Stockholders Representative has wrongfully refused to direct the Target Stockholders Representative Escrow Agent to distribute funds to the Buyer out of the Target Stockholders Representative Escrow Fund or that either the Target Stockholders Representative or the Buyer has wrongfully refused to join in a direction to the Merger Consideration Escrow Agent to distribute funds out of the Merger Consideration Escrow Fund, the wronged party shall be entitled to reimbursement of all of its reasonable costs and expenses (including reasonable attorneys' fees) which are attributable to the wrongful refusal of the other party.

6. Target Stockholders Representative. The Target Stockholders Representative is authorized to act as provided under the definition of "Target Stockholders Representative" in the Agreement. In acting or refraining from acting (including without limitation in determining whether to dispute any Claim, in determining what further action, if any, to take with respect to a disputed Claim and in determining what actions to take or not take in connection with any arbitration conducted pursuant to Section 8(j) of the Agreement), except to the extent otherwise provided in this Exhibit, the Target Stockholders Representative shall have complete discretion provided the Target Stockholders Representative acts in good faith. Without limiting the generality of the foregoing, the Target Stockholders Representative may, in good faith: (i) employ accountants, attorneys and other representatives or advisors, and undertake the dispute, defense or settlement of any Claim; and (ii) pay expenses in connection with the foregoing from sources other than the Merger Consideration Escrow Fund. No Target Stockholder or holder of an Option shall have any claim against the Target Stockholders Representative for any act or failure to act except for any such act or failure to act that constitutes gross negligence or wilful misconduct.

7. Target Stockholders. For purposes of this Exhibit, Target Stockholders shall include their successors, assigns, heirs, executors and legal representatives.

                                    EXHIBIT E

                                ESCROW AGREEMENT

                             (Merger Consideration)

                  ESCROW AGREEMENT dated _______________, 1997 (this "Agreement"), by and among Medicis Pharmaceutical Corporation, a Delaware corporation ("Medicis"), Henry Kuehn, Joel E. Bernstein, M.D. and Jeremy H. Silverman (including any successors thereto pursuant to that certain Agreement of Merger (the "Merger Agreement") dated as of December 1, 1997 between Medicis, GenDerm Corporation and Medicis Acquisition Corporation, the "Target Stockholders Representative") and First Trust National Association (including any successor thereto, the "Escrow Agent").

1. Escrow. Simultaneously with the execution and delivery hereof, Medicis is delivering to the Escrow Agent good funds in the amount of $10,000,000. Medicis may hereafter deliver additional good funds to the Escrow Agent. The Escrow Agent agrees that all such funds, together with any proceeds of the investment thereof pursuant to this Agreement received by the Escrow Agent (collectively, the "Escrow Fund"), shall be held, invested, administered and distributed in accordance with the terms of this Agreement.

2. Investment of Escrow Fund. Subject to the terms and conditions set forth below, the Escrow Agent shall keep the Escrow Fund invested in direct obligations of the United States of America for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America (or in any mutual fund substantially all of which is invested in such obligations) and/or in First American Fund Treasury Obligations, Corporate Trust Class D, an open-end diversified management investment company (a mutual fund) investing in short-term U.S. Treasury obligations ("Class D") as directed in writing from time to time by the Target Stockholders Representative and Medicis; provided that any cash which is from time to time in the Escrow Fund (other than cash held for imminent distribution out of the Escrow Fund) shall be promptly invested by the Escrow Agent in Class D until such time as the Target Stockholders Representative and Medicis direct such funds to be otherwise invested in accordance with the first clause of this sentence. Upon the written request of either Medicis or the Target Stockholders Representative, the Escrow Agent shall promptly determine the value of the assets in the Escrow Fund and inform both Medicis and the Target Stockholders Representative of such value.

3. Distributions. The Escrow Agent shall make distributions from the Escrow Fund to Medicis and to [ACCOUNT DESCRIPTION] (including any successor thereto, the "Target Stockholders Representative Escrow Fund"), or to either of them, as jointly directed in writing by Medicis and the Target Stockholders Representative. Otherwise, except as provided in paragraph 9 below, the Escrow Agent shall make no distributions from the Escrow Fund. Each distribution from the Escrow Fund shall be made in cash. Unless otherwise jointly directed in writing by Medicis and the Target Stockholders Representative, the Escrow Agent shall determine the investments, if any, to be liquidated in order to make each distribution from the Escrow Fund.

4. Compensation. All fees of the Escrow Agent, as provided on Exhibit A attached hereto, and all reasonable expenses, disbursements and advances incurred or paid by the Escrow Agent (including, without limitation, reasonable attorneys' fees and expenses), shall be paid one-half by Medicis and one-half by the Target Stockholders Representative.

5. Legal Counsel. If the Escrow Agent is joined into any litigation involving the Escrow Fund, the Escrow Agent shall have the right to retain counsel and Medicis and the Target Stockholders Representative shall each reimburse the Escrow Agent for one-half of any and all costs, attorneys' fees, charges, disbursements and expenses reasonably incurred in connection with such litigation.

6. Resignation. The Escrow Agent reserves the right to resign at any time by giving at least thirty (30) days' advance written notice of resignation to Medicis and to the Target Stockholders Representative, specifying the effective date of such resignation. Within thirty (30) days after receiving such notice, Medicis and the Target Stockholders Representative shall appoint a successor escrow agent to which the Escrow Agent will distribute the property then held hereunder. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of the thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the costs, expenses and reasonable attorneys' fees which are incurred in connection with such a proceeding shall be paid one-half by Medicis and one-half by the Target Stockholders Representative. The Escrow Agent shall continue to serve as escrow agent hereunder (and will continue to accept any payments into the Escrow Fund) until its successor accepts the escrow and receives the Escrow Fund.

7. Liability. The Escrow Agent undertakes to perform only such duties as are specifically set forth herein. The Escrow Agent, acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error in judgment by it or for any acts or omissions by it of any kind unless caused by its willful misconduct or gross negligence, and shall be entitled to rely conclusively upon (i) any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so and (ii) the advice of counsel (other than counsel to one of the other parties hereto) retained by it. Medicis and the Target Stockholders Representative shall each indemnify the Escrow Agent for one-half of any damages it incurs for its acting or refraining from acting in good faith hereunder, which damages were not caused by its willful misconduct or gross negligence. The Escrow Agent is not responsible for any of the terms and/or conditions of any agreement other than this Agreement, including without limitation the Merger Agreement, and may rely exclusively on the joint directions of Medicis and the Target Stockholders Representative to satisfy its role as Escrow Agent, including with respect to investment of the Escrow Fund as provided in Section 2. If multiple individuals are at any time acting as the Target Stockholders Representative, the Escrow Agent may rely exclusively on directions signed by a majority of such individuals. If only one individual is serving as the Target Stockholders Representative, the Escrow Agent may rely exclusively on the directions of the Target Representative signed by such individual.

8. Discharge of the Escrow Agent. Medicis and the Target Stockholders Representative may, by mutual agreement at any time, remove the Escrow Agent as escrow agent hereunder, and substitute a bank or trust company therefor, in which event, upon receipt of written notice thereof and payment by each of Medicis and the Target Stockholders Representative of one-half of any accrued but unpaid amounts due the Escrow Agent hereunder, the Escrow Agent shall account for and deliver to such substituted escrow agent the Escrow Fund held by it, and the Escrow Agent shall thereafter be discharged from all liability hereunder.

9. Court Orders. If the Escrow Fund shall be attached, garnished or levied upon pursuant to any court order, or the delivery of the Escrow Fund shall be mandated, ordered, stayed or enjoined by any court order (including a court order pursuant to Section 8(l) of the Merger Agreement), or any court order shall be made or entered into affecting the Escrow Fund, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with any court order so entered or issued, which it is advised by legal counsel of its own choosing (other than counsel to one of the other parties hereto) is binding upon it, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such court order, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such court order be subsequently reversed, modified, annulled, set aside or vacated. The Escrow Agent shall promptly notify Medicis and the Target Stockholders Representative of any such attachment, garnishment or levy and of any service of process or court order on it related to the Escrow Fund. Nothing in this
         Section 9 shall relieve the Buyer or the Target Stockholders Representative of their agreements or obligations regarding Section 8(l) of the Merger Agreement.

10. Amendments. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. The Escrow Agent shall not refuse to execute a written amendment or modification proposed by the other parties that does not aversely affect the Escrow Agent.

11. Directions. All directions to the Escrow Agent from the other parties hereto and notices to the other parties hereto from the Escrow Agent shall be in writing and shall be addressed as follows:

         If to the Escrow Agent, to it at:

         First Trust National Association
         400 N. Michigan Avenue
         Chicago, Illinois  60601
         Attention: Frank Layo, Trust Officer
         Facsimile No.:  (312) 228-9402

         If to Medicis, to it at:

         Medicis Pharmaceutical Corporation
         4343 East Camelback Road
         Suite 250
         Phoenix, Arizona 85018-2700
         Attention:  Jonah Shacknai, President and CEO


         If to the Target Stockholders
         Representative, to:

         Henry Kuehn
         2407 Bennett
         Evanston, Illinois  60201
         (847) 869-7393

         and to

         Joel E. Bernstein, M.D.
         615 Brierhill
         Deerfield, Illinois  60015
         Facsimile No.: (847) 945-9599

         and to

         Jeremy H. Silverman
         Frontenac Company

         135 S. LaSalle Street
         Suite 3800
         Chicago, Illinois  60603
         Facsimile No.:  (312) 368-9520

or, in each case, to such other address (or to the attention of such other person) as the intended recipient shall have specified to the other parties by such written notice. Such directions and notices shall be effective only upon receipt by the intended recipients.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

13. Payments by Target Stockholders Representative. Any payments to the Escrow Agent required by the terms hereof to be made by the Target Stockholders Representative shall be made from sources other than the Escrow Fund.

                                    * * * * *

         IN WITNESS WHEREOF, each of the undersigned has hereunto subscribed on this the date first written above.


                                       MEDICIS PHARMACEUTICAL
                                       CORPORATION


                                       By:_____________________________________

                                       Its:____________________________________



                                       Target Stockholders Representative:


                                       ________________________________________
                                       Henry Kuehn


                                       ________________________________________
                                       Joel E. Bernstein, M.D.


                                       ________________________________________
                                       Jeremy H. Silverman



                                       FIRST TRUST NATIONAL
                                       ASSOCIATION, as Escrow Agent


                                       By:_____________________________________

                                       Its:____________________________________

                                    Exhibit A

         Acceptance Fee - $833 payable upon execution and delivery

         Annual Escrow Fee - $1,500 payable in advance; completely non-refundable notwithstanding termination of Escrow Agreement during the year for which paid

         Annual Out-Of-Pocket Expenses Fee (in lieu of specific charges for postage related to distributions and for other ordinary out-of-pocket expenses; any expenses related to tax reporting would be extra) - $90 payable in advance; completely non-refundable notwithstanding termination of Escrow Agreement during the year for which paid

         Investment Management Fee - None apart from the Annual Escrow Fee

         Investment Transaction Fee - $90 per transaction, excluding transactions involving a mutual fund. There will be no investment fee or additional charge for transactions involving a mutual fund.

                                    EXHIBIT F

                 Target Stockholders Representative Escrow Terms

Capitalized terms used in this Exhibit without definition that are defined in the Agreement of Merger (or in the exhibits thereto) to which this Exhibit is an exhibit have the same meanings herein as therein.

1. Target Stockholders Representative Escrow Fund. The term "Target Stockholders Representative Escrow Fund" means (i) the $[__] million Fixed Merger Consideration delivered by the Buyer to the Target Stockholders Representative Escrow Agent pursuant to Section 2(f)(A) of the Agreement at the Effective Time, net of any portion thereof distributed to the Buyer pursuant to Section 2(ii) below and not returned by the Buyer pursuant to such Section 2 (the "Fixed Merger Consideration Payment"), plus (ii) the $2.25 million delivered by the Buyer to the Target Stockholders Representative Escrow Agent pursuant to Section 2(f)(B) of the Agreement at the Effective Time (the "Expense Reserve"), plus (iii) any portion of any installment of the Earnout Amount (and any interest thereon) delivered by the Buyer to the Target Stockholders Representative Escrow Agent pursuant to Section 2(h)(ii) of the Agreement (an "Earnout Payment"), plus (iv) any funds distributed out of the Merger Consideration Escrow Fund, or paid by the Buyer, to the Target Stockholders Representative Escrow Fund pursuant to Exhibit D to the Agreement (an "Escrow Release Payment"), plus (v) any proceeds of the investment of the foregoing received by the Target Stockholders Representative Escrow Agent. $250,000 of the Expense Reserve shall be set aside as a reserve for, and applied to, any payment required to be made out of the Target Stockholders Representative Escrow Fund pursuant to Section 8(l) of the Agreement or paragraph 5 of Exhibit D to the Agreement (the "Set Aside").

2.       Paying Agent Responsibilities; Entitlement to Distributions.

         (i) The Target Stockholders Representative shall serve as paying agent with respect to the Fixed Merger Consideration and any Contingent Merger Consideration for the benefit of the Target Stockholders and the holders of Options. The responsibilities of the Target Stockholders Representative as such shall include the responsibilities set forth in paragraph (ii) of this Section 2 and in Section 8 of the Target Stockholders Representative Escrow Agreement (the "Paying Agent Responsibilities").

         (ii) Promptly after the Effective Time, the Target Stockholders Representative shall mail a letter of transmittal (with instructions for its use) to each record holder of Target Shares for the holder to use in surrendering the certificates which represented his Target Shares against payment of the Fixed Merger Consideration therefor. Such letter of transmittal shall be accompanied by a copy of
                  Section 262 of the Delaware Corporation Law and shall include a waiver of the right (if any) of the record holder to demand the appraisal of the fair market value of his Target Shares under such Section. If at the expiration of the period in which a Target Stockholder may demand the appraisal of the fair market value of his Target Shares under Section 262 of the Delaware Corporation Law, any Target Share is a Dissenting Share, an amount equal to the Fixed Merger Consideration per Target Share of such class shall be promptly distributed out of the Target Stockholders Representative Escrow Fund to the Buyer for payment to the holder of such Dissenting Share in accordance with the Delaware Corporation Law. If such Dissenting Share subsequently ceases to be a Dissenting Share (other than as a result of the Buyer or the Surviving Corporation making payment of the appraised value thereof or in connection with a settlement of the rights of appraisal of the respective holder), the Buyer shall promptly return such amount to the Target Stockholders Representative Escrow Agent and the Target Stockholders Representative shall mail a letter of transmittal to the record holder of such share for the holder to use in surrendering the certificates which represented such Dissenting Share against payment of the Fixed Merger Consideration therefor. Any letter of transmittal used by a Target Stockholder in surrendering Target Shares that are pledged to the Target immediately prior to the Effective Time must be accompanied by an authorization and direction by such Target Stockholder to the Target Stockholders Representative to deliver to the Surviving Corporation the Fixed Merger Consideration attributable to such Target Shares to the extent required to satisfy all indebtedness secured by such pledge.

         (iii) Upon the surrender of certificates representing any Target Shares together with a properly completed and executed letter of transmittal with respect thereto (and, if required by (ii) above, the authorization and direction required thereby), the holder of such Target Shares shall be entitled out of the Target Stockholders Representative Escrow Fund to: (i) prompt payment of the Fixed Merger Consideration for such Target Shares and (ii) payment of any Contingent Merger Consideration for such Target Shares as provided below.

         (iv) The Target Stockholders Representative shall deduct from any amount otherwise distributable to the holder of an Option such amount, if any, as is required to be deducted and withheld by the Target with respect to such distribution under the Code, or any provision of state or local tax law, and such deducted amount shall be promptly paid over to the Surviving Corporation, together with an explanation of the determination thereof. Any amount so deducted shall be treated as having been distributed to the holder of the Option.

         (v) Promptly following receipt by the Target Stockholders Representative Escrow Fund of any Earnout Payment or Escrow Release Payment, an equivalent amount (but only to the extent of the balance then in the Target Stockholders Representative Escrow Fund after payment or provision for the costs and expenses described in Section 4) shall be promptly distributed out of the Target Stockholders Representative Escrow Fund to the Target Stockholders and the holders of Options as and to the extent provided in the Agreement; provided that from and after the time distributions to the Target Stockholders and the holders of Options reach an amount equal to $60 million less the amount to be distributed to the holder of Series D Preferred Stock upon the occurrence of the Series D Preferred Stock Condition, and until such time as the amount to be distributed to the holder of Series D Preferred Stock upon such occurrence has been so distributed or it has been determined that the Series D Preferred Condition cannot occur, the Target Stockholders Representative shall defer any such distribution out of the Target Stockholders Representative Escrow Fund to the extent of the amount to be distributed to the holder of Series D Preferred Stock upon the occurrence of the Series D Preferred Condition (which amount shall be promptly distributed out of the Target Stockholders Representative Escrow Fund to such holder upon such occurrence); further provided that the Target Stockholders Representative may elect to defer any distribution out of the Target Stockholders Representative Escrow Fund if the distribution thereof to the Target Stockholders and holders of Options (together with any other amounts then being deferred pursuant to this proviso) would not exceed $500,000.

         (vi) At such time as the Target Stockholders Representative Escrow Fund is no longer entitled to receive any further Earnout Payments or Escrow Release Payments, a distribution shall promptly be made out of the Target Stockholders Representative Escrow Fund of the remaining balance therein after deducting any then remaining balance of the Set Aside and the amount of costs and expenses described in Section 4 incurred by the Target Stockholders Representative through the time of such distribution but not theretofore paid.

         (vii) At the earlier of (i) December 31, 2002 and (ii) such date after August 1, 2000 as the balance in the Merger Consideration Escrow Fund is zero, a distribution of any then remaining Set Aside shall promptly be made out of the Target Stockholders Representative Escrow Fund after deducting the amount of costs and expenses described in Section 4 incurred by the Target Stockholders Representative through the time of such distribution but not theretofore paid.

         (viii) Notwithstanding (v), (vi) and (vii) above, no distribution shall be made thereunder to any Target Stockholder with respect to any shares that are at the time Dissenting Shares.

         (ix) Notwithstanding any other provision of this Exhibit, the Target Stockholders Representative may pay amounts from the Target Stockholders Representative

                  Escrow Fund to compensate, for their service prior to the Effective Time, persons who are employees of the Target and its Subsidiary as of the Effective Time and are thereafter terminated by the Surviving Corporation, provided that the total of such amounts does not exceed $150,000.

3. Representation of the Target Stockholders. The Target Stockholders Representative on behalf of the Target Stockholders and the holders of Options shall be entitled to take or refrain from taking any action delegated to the Target Stockholders Representative in the Agreement or which the Agreement or any Exhibit thereto contemplates the Target Stockholders Representative may take or refrain from taking, including without limitation determining whether to assert any claim or objection against or dispute with, or to defend any claim by, Buyer (and if such action is initiated, what actions to take in connection therewith) ("Representative Action"). In addition, the Target Stockholders Representative shall be entitled to employ accountants, attorneys and other representatives or advisors in connection with any Representative Action, the performance of the Paying Agent Responsibilities and any dispute, defense or settlement regarding any controversy related to the Agreement (any costs and expenses so incurred by the Target Stockholders Representative, "Professional Expenses").

4. Costs and Expenses of Target Stockholders Representative. The Target Stockholders Representative shall be entitled to reimbursement out of the Target Stockholders Representative Escrow Fund (to the extent of the balance therein), prior to the claims of the Target Stockholders and the holders of Options, for all of the reasonable costs and expenses incurred by it in connection with carrying out its responsibilities under the Agreement and the Exhibits thereto, including without limitation all Professional Expenses, all costs and expenses incurred in connection with taking any Representative Action and performing the Paying Agent Responsibilities and any fees payable by it to the Target Stockholders Representative Escrow Agent pursuant to this Exhibit F or to the Merger Consideration Escrow Agent pursuant to Exhibit D to the Agreement. In addition, Henry Kuehn (or his successor) shall be entitled to compensation as provided in the definition of Target Stockholders Representative in the Agreement.

5.       Directions to Target Stockholders Representative Escrow
         Agent/Distributions.

         (i) Whenever the Target Stockholders and holders of Options are entitled pursuant to the terms of the Agreement or this Exhibit G to receive an amount from the Target Stockholders Representative Escrow Fund, the Target Stockholders Representative shall direct the Target Stockholders Representative Escrow Agent to distribute such amounts to the Target Stockholders and the holders of Options, as applicable.

         (ii) The Target Stockholders Representative may direct from time to time the Target Stockholders Representative Escrow Agent to distribute to it amounts to which it is entitled to reimbursement pursuant to Section 4.

         (iii) In the event that, at any time prior to the final distribution from the Target Stockholders Escrow Fund, the Target Stockholders Escrow Fund shall include any asset other than cash or permitted investments, the Target Stockholders Representative shall propose to the Target Stockholders Representative Escrow Agent an amendment to the Target Stockholders Representative Escrow Agreement to deal with such asset in accordance with the intent reflected in this Exhibit G.

6. Limitation of Responsibility. In acting or refraining from acting, including without limitation in determining whether to take or not take any Representative Action and performing the Paying Agent Responsibilities, except to the extent otherwise provided in this Exhibit G, the Target Stockholders Representative shall have complete discretion provided the Target Stockholders Representative acts in good faith. No Target Stockholder or holder of an Option shall have any claim against the Target Stockholders Representative for any act or failure to act except for any such act or failure to act that constitutes gross negligence or wilful misconduct.

7. Target Stockholders. For purposes of this Exhibit G, Target Stockholders shall include their successors, permitted assigns, heirs, executors and legal representatives.

8. Action by Target Stockholders Representative. The Target Stockholders Representative shall be authorized to act as provided under the definition of "Target Stockholders Representative" in the Agreement.

                                    EXHIBIT G

                                ESCROW AGREEMENT
                      (Target Stockholders Representative)


                  ESCROW AGREEMENT dated _______________, 1997 (this "Agreement"), by and between Henry Kuehn, Joel E. Bernstein, M.D. and Jeremy H. Silverman (including any successors thereto pursuant to that certain Agreement of Merger (the "Merger Agreement") dated as of December 1, 1997 between Medicis Pharmaceutical Corporation, Medicis Acquisition Corporation and GenDerm Corporation, the "Target Stockholder Representative"), and First Trust National Association (including any successor thereto, the "Escrow Agent").

1. Escrow. Simultaneously with the execution and delivery hereof, the Escrow Agent is receiving good funds in the amount of $2.25 million Additional good funds may hereafter be delivered to the Escrow Agent. The Escrow Agent agrees that all such funds, together with any proceeds of the investment thereof pursuant to this Agreement received by the Escrow Agent (collectively, the "Escrow Fund"), shall be held, invested, administered and distributed in accordance with the terms of this Agreement.

2. Investment of Escrow Fund. Subject to the terms and conditions set forth below, the Escrow Agent shall keep the Escrow Fund invested in direct obligations of the United States of America for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America (or in any mutual fund substantially all of which is invested in such obligations) and/or in First American Fund Treasury Obligations, Corporate Trust Class D, an open-end diversified management investment company (a mutual fund) investing in short-term U.S. Treasury obligations ("Class D") as directed in writing from time to time by the Target Stockholders Representative; provided that any cash which is from time to time in the Escrow Fund (other than cash held for imminent distribution out of the Escrow Fund) shall be promptly invested by the Escrow Agent in Class D until such time as the Target Stockholders Representative directs such funds to be otherwise invested in accordance with the first clause of this sentence. Upon the written request of the Target Stockholders Representative, the Escrow Agent shall promptly determine the value of the assets in the Escrow Fund and inform the Target Stockholders Representative of such value.

3. Distributions. The Escrow Agent shall make distributions from the Escrow Fund as directed in writing by the Target Stockholders Representative. Otherwise, except as provided in paragraph 10 below, the Escrow Agent shall make no distributions from the Escrow Fund. Each distribution from the Escrow Fund shall be made in cash. Unless otherwise directed in writing by the Target Stockholders Representative, the Escrow Agent shall determine the investments, if any, to be liquidated in order to make each distribution from the Escrow Fund.

4. Compensation. All fees of the Escrow Agent, as provided on Exhibit A attached hereto, and all reasonable expenses, disbursements and advances incurred or paid by the Escrow Agent (including, without limitation, reasonable attorneys' fees and expenses) shall be paid out of the Escrow Fund.

5. Legal Counsel. If the Escrow Agent is joined into any litigation involving the Escrow Fund, the Escrow Agent shall have the right to retain counsel and the Escrow Agent shall be entitled to reimbursement out of the Escrow Fund for any and all costs, attorneys' fees, charges, disbursements and expenses reasonably incurred in connection with such litigation.

6. Resignation. The Escrow Agent reserves the right to resign at any time by giving at least thirty (30) days' advance written notice of resignation to the Target Stockholders Representative, specifying the effective date of such resignation. Within thirty (30) days after receiving such notice, the Target Stockholders Representative shall appoint a successor escrow agent to which the Escrow Agent will distribute the property then held hereunder. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of the thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the costs, expenses and reasonable attorneys' fees which are incurred in connection with such a proceeding shall be paid out of the Escrow Fund. The Escrow Agent shall continue to serve as escrow agent hereunder (and will continue to accept any payments into the Escrow Fund) until its successor accepts the escrow and receives the Escrow Fund.

7. Liability. The Escrow Agent undertakes to perform only such duties as are specifically set forth herein. The Escrow Agent, acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error in judgment by it or for any acts or omissions by it of any kind unless caused by its willful misconduct or gross negligence, and shall be entitled to rely conclusively upon (i) any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so and (ii) the advice of counsel (other than counsel to the other party hereto) retained by it. The Escrow Agent shall be entitled to indemnification out of amounts in the Escrow Fund for any damages it incurs for its acting or refraining from acting in good faith hereunder, which damages were not caused by its willful misconduct or gross negligence. The Escrow Agent is not responsible for any of the terms and/or conditions of any agreement other than this Agreement, including without limitation the Merger Agreement, and may rely exclusively on the directions of the Target Stockholders Representative to satisfy its role as Escrow Agent, including with respect to investment of the Escrow Fund as provided in Section 2. If multiple individuals are at any time acting as the Target Stockholders

         Representative, the Escrow Agent may rely exclusively on directions signed by a majority of such individuals. If only one individual is serving as the Target Stockholders Representative, the Escrow Agent may rely exclusively on the directions of the Target Stockholders Representative signed by such individual.

8. Tax Reporting. The Escrow Agent and the Target Stockholders Representative acknowledge that for federal income tax purposes the Escrow Fund shall be treated as a grantor trust and the Target Stockholders and holders of Options shall be treated as the owners of all assets held in the Escrow Fund according to their respective interests in the Escrow Fund. The Target Stockholders Representative shall be responsible for providing the Target Stockholders and holders of Options with the information required by them for income tax reporting with regard to the Escrow Fund and, on behalf of the Escrow Agent, shall timely file Forms 1099 with respect to any investments of the Escrow Fund pursuant to Section 2.

9. Discharge of the Escrow Agent. The Target Stockholders Representative may at any time remove the Escrow Agent as escrow agent hereunder, and substitute a bank or trust company therefor, in which event, upon receipt of written notice thereof and payment out of the Escrow Fund of any accrued but unpaid amounts due the Escrow Agent hereunder, the Escrow Agent shall account for and deliver to such substituted escrow agent the Escrow Fund held by it, and the Escrow Agent shall thereafter be discharged from all liability hereunder.

10. Court Orders. If the Escrow Fund shall be attached, garnished or levied upon pursuant to any court order, or the delivery of the Escrow Fund shall be mandated, ordered, stayed or enjoined by any court order (including a court order pursuant to Section 8(l) of the Merger Agreement), or any court order shall be made or entered into affecting the Escrow Fund, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with any court order so entered or issued, which it is advised by legal counsel of its own choosing (other than counsel to one of the other parties hereto) is binding upon it, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such court order, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such court order be subsequently reversed, modified, annulled, set aside or vacated. The Escrow Agent shall promptly notify the Target Stockholders Representative of any such attachment, garnishment or levy and of any service of process or court order on it related to the Escrow Fund. Nothing in this Section 10 shall relieve the Target Stockholders Representative of its agreements or obligations regarding Section 8(l) of the Merger Agreement.

11. Amendments. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. The Escrow Agent shall not refuse to execute a written amendment or modification proposed by the other party that does not aversely affect the Escrow Agent.

12. Directions. All directions to the Escrow Agent from the other party hereto and notices to the other party hereto from the Escrow Agent shall be in writing and shall be addressed as follows:


         If to the Escrow Agent, to it at:

         111 East Wacker Drive
         Suite 3000
         Chicago, Illinois  60601
         Attention: Frank Layo, Trust Officer
         Facsimile No.:  (312) 228-9402

         If to the Target Stockholders Representative, to them at:

         Henry Kuehn
         2407 Bennett
         Evanston, Illinois  60201
         Facsimile No.:  (847) 869-7393

         and to

         Joel E. Bernstein, M.D.
         615 Brierhill
         Deerfield, Illinois  60015
         Facsimile No.: (847) 945-9599

         and to

         Jeremy H. Silverman
         Frontenac Company
         135 S. LaSalle Street
         Suite 3800
         Chicago, Illinois  60603
         Facsimile No.:  (312) 368-9520

         or, in each case, to such other address (or to the attention of such other person) as the intended recipient shall have specified to the other parties by such written notice. Such directions and notices shall be effective only upon receipt by the intended recipients.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned has hereunto subscribed on this the date first written above.



                                            FIRST TRUST NATIONAL
                                            ASSOCIATION, as Escrow Agent


                                            By:________________________________

                                            Its: ______________________________



                                            Target Stockholders Representative:


                                            ___________________________________
                                            Henry Kuehn


                                            ___________________________________
                                            Joel E. Bernstein, M.D.


                                            ___________________________________
                                            Jeremy H. Silverman

                                    Exhibit A

         Acceptance Fee - $167 payable upon execution and delivery

         Annual Escrow Fee - $1,500 payable in advance; completely non-refundable notwithstanding termination of Escrow Agreement during the year for which paid

         Annual Out-Of-Pocket Expenses Fee (in lieu of specific charges for postage related to distributions and for other ordinary out-of-pocket expenses; any expenses related to tax reporting would be extra) - $90 payable in advance; completely non-refundable notwithstanding termination of Escrow Agreement during the year for which paid

         Investment Management Fee - None apart from the Annual Escrow Fee

         Investment Transaction Fee - $90 per transaction, excluding transactions involving a mutual fund. There will be no investment fee or additional charge for transactions involving a mutual fund.

                                    EXHIBIT H

                                  See attached.

                  Form of Non-Competition, Non-Disclosure and
                            Confidentiality Agreement

         This NON-COMPETITION, NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT (this "Agreement") is entered into as of November 26, 1997 by and between Joel
E. Bernstein ("Bernstein") and Medicis Pharmaceutical Corporation, a Delaware corporation ("Medicis").

         WHEREAS, Bernstein owns _______ of the issued and outstanding shares of Common Stock, par value $0.01 per share, and all of the issued and outstanding shares of Series D Preferred Stock, no par value (collectively, the "Shares"), of GenDerm Corporation, a Delaware corporation (the "Company").

         WHEREAS, the Company, Medicis and Medicis Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Medicis (the "Transitory Subsidiary"), have entered into that certain Agreement of Merger, dated as of December 1, 1997 (the "Merger Agreement"), whereby such parties have agreed that, among other things, the Transitory Subsidiary will be merged with and into the Company, all on the terms and conditions stated in the Merger Agreement.

         WHEREAS, as a result of the transactions contemplated by the Merger Agreement, the Shares shall be converted into the right to receive cash and contingent rights to receive additional cash pursuant to the terms of the Merger Agreement.

         WHEREAS, Medicis and the Transitory Subsidiary have required Bernstein to enter into this Agreement as a condition precedent to their consummation of the transactions contemplated by the Merger Agreement.

         WHEREAS, the promise of Bernstein to execute and perform his obligation under this Agreement was a condition to the obligation of Medicis to consummate the transactions contemplated by the Merger Agreement and Medicis is consummating such transactions partly in reliance upon the execution of this Agreement by Bernstein and his undertakings herein; and

         WHEREAS, Bernstein recognizes and agrees with the need of Medicis to protect itself from competition in the manner set forth in this Agreement in order to protect the value and goodwill of the business and assets acquired through the Merger.

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                Definitions.

                  a. "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of such particular Person whether through the ownership of voting securities, contract or otherwise.

                  b. "Confidential Information" means all tangible and intangible knowledge, existing processes, existing inventions, technology, computer programs, existing original works of authorship, designs, formulas, discoveries, patents, copyrights, trade secret information and all improvements to the Product during the term hereof and rights and claims related to the foregoing, including, without limitation, (i) all information of the Company or any of its existing or prior Subsidiaries that relates to the intellectual property utilized in the products sold or marketed or in development by the Company as of the date hereof (to the extent, but only to the extent, such information is actually being so utilized by the Company or any of its existing or prior Subsidiaries in such products as of the date hereof); and
(ii) all the confidential business information of the Company or any of its existing or prior Subsidiaries. Notwithstanding the foregoing, "Confidential Information" shall not include any information which (i) has been published by others or the Company or becomes generally available to the public through no fault of Bernstein and through lawful means or (ii) Bernstein receives from a third party not having an obligation of confidentiality with respect thereto that is known to Bernstein.

                  c. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

                  d. "Products" means (i) all products sold or marketed by the Company at or prior to the Closing Date of the Merger Agreement, including without limitation, Zostrix, Zostrix-HP, Zostrix Sport, Zonalon, Novacet, Occlusal, Occlusal-HP, Dolorac, Pentrax, Pentrax Gold, Salac, Texacort, Pramegel, Meted, Step-2, A-Fil, Packer's Pine Tar Soap, Papulex Quine Prox, Atoplex and Occlucort, (ii) all products in development by the Company at the closing date of the Merger Agreement, including without limitation, Atroplex (barrier lipid complex in cream or lotion), Psoricap (nutritional supplement for psoriasis), Zonacort (doxepin and corticosteroid), Diabetic cream (dimethicone cream) and Selenium disulfide cream, (iii) all products sold, marketed or developed at or prior to the closing date of the Merger Agreement that utilize any of the patents owned by or licensed (in the field of use) to the Company as of the closing date of the Merger Agreement or under the License Agreement, dated as of November 26, 1997, by and between Bernstein and the Company relating to cis-capsaicin with respect to the Territory (other than those products related solely to products previously under development, or manufactured, sold or marketed by the Company which have been discontinued by the Company and are not being developed, manufactured, sold or marketed by the Company as of the Closing Date), (iv) Ovide lotion and Ovide cream and (v) any improved versions or variations of any of the foregoing (the parties acknowledge, however, that the use of a trademark with respect to any product shall not in and of itself be determinative of whether such product is improved version or variation of any of the foregoing).

                  e. "Subsidiary" means any corporation with respect to which a specified Person (and/or one or more Subsidiaries thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

2.                Non-Competition.

                  a. Period and Scope of Non-Competition. During the period of 24 months from and after the date hereof (the "Non-Competition Period"), Bernstein shall not, directly or indirectly:

                           i. engage, carry on or participate in, or assist, consult or advise, any Person in engaging, carrying on, or participating in, anywhere in the United States or the world, the manufacture, sale, distribution or marketing of any ethical dermatological products and/or topical analgesic products which directly compete with any of the Products; or

                           ii. engage, carry on or participate in, or assist or advise any Person in engaging or participating in, anywhere in the United States or the world, research and development concerning any ethical dermatological products and/or topical analgesic products which contain the active ingredients or the salts of the active ingredients contained (as of the date hereof) in: (A) Ovide lotion or Ovide cream; (B) the products manufactured, sold or marketed or which are in development by the Company as of the date hereof; or (C) the products heretofore manufactured, sold or marketed by the Company which have been discontinued as of the date hereof.

                  Bernstein acknowledges that it shall be deemed an act of competition for Bernstein to (i) divert or attempt to divert from Medicis or its subsidiaries any of its clients or customers for competing products or to solicit employment for, or induce termination of employment by, any present or future employees of Medicis or the Company. The foregoing notwithstanding, Bernstein's ownership of up to 5% of the issued capital stock or other equity interests of any publicly traded Person shall not be prohibited.

         b. Modification of Period; Acknowledgments. In the event of any material breach of paragraph (a) of this Section 2 by Bernstein, the Non-Competition Period shall be extended for the period of such breach. Bernstein recognizes that the territorial, time and scope limitations set forth in this
                  Section 2 are reasonable and are required for the protection of Medicis and its Affiliates. In the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, Medicis and Bernstein agree to the reduction of any of said territorial, time or scope limitations to such an area, period or scope as a court shall deem reasonable under the circumstances to enable Medicis to obtain the benefits of this Agreement to the fullest extent permissible. Bernstein represents, warrants and acknowledges that he has available to him sufficient other means of support so that observance of the covenants contained in Section 2 shall not deprive him of his ability to earn a livelihood or support his dependents.

3. Non-Disclosure and Confidentiality. Bernstein recognizes that he has occupied a position of trust and confidence with the Company as to Confidential Information. As an inducement to Medicis to consummate the transactions contemplated by the Merger Agreement, Bernstein therefore agrees as follows:

         a. Period and Extent of Confidentiality. During the period of 5 years from and after the date hereof, Bernstein shall hold in the strictest confidence and shall not (other than as required by law or pursuant to court order or the rules and regulations of any governmental agency or body, provided, Bernstein provides prior notice to Medicis about the necessity of such disclosure and provides Medicis a reasonable opportunity to review and/or participate in such disclosure, as appropriate), without the prior written consent of Medicis, disclose to any Person other than Medicis, the Company and their respective Affiliates and employees, use, sell, copy, publish, summarize or otherwise exploit any Confidential Information.

         b. Return of Confidential Information. Bernstein shall promptly provide to Medicis upon its request, without retaining copies, all copies and embodiments of Confidential Information in his possession or control; provided that Bernstein may retain copies of any of the foregoing that relates both to Confidential Information (not relating to business information) and to information that is not Confidential Information provided, further that Bernstein holds such information in strict confidence and maintains adequate mechanisms and processes to keep such information confidential.

4. Concurrent Obligations and Rights. Notwithstanding any other provision of this Agreement, any action of Bernstein taken to satisfy any of the obligations of him or Elorac, Ltd. under the respective licenses, dated June 10, 1997, granted by them to Bioglan Pharma Plc. shall not constitute a violation of any of the provisions of this Agreement. In addition, Medicis acknowledges and agrees that Bernstein is the licensor, or an equity holder in a Person that is the licensor, under certain licenses of intellectual property to the Company and that, notwithstanding any other provision of this Agreement: (i) any action of Bernstein or such Person taken pursuant to a right or obligation of Bernstein or such Person under any such license shall not constitute a violation of any provision of this Agreement; and (ii) in the event any such license is terminated by Bernstein or such Person prior to its scheduled expiration date on account of breach by the Company or failure of the Company to pay any threshold level of payments stated therein, subsequent activities of Bernstein or such Person with respect to the proprietary rights that are the subject of such license that are not otherwise in direct violation of this Agreement shall not constitute a violation of any provision of this Agreement. Further, in any event, Bernstein has the right to grant licenses to others for any uses not licensed to Medicis or the Company, except for such intellectual property as are described or resulted from or are directly related to any research or development sponsored or funded by the Company unless the intellectual property utilized related solely to a product previously under development, or manufactured, sold, or marketed by the Company which has been discontinued by the Company and is not being developed, manufactured, sold or marketed by the Company as of the date hereof.

5.       Injunctive Relief. Bernstein specifically recognizes that any breach of
         Section 2 or 3 above will cause irreparable injury to Medicis and its Affiliates and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Bernstein agrees that in the event of any such breach, Medicis shall be entitled to restraining orders, specific performance and/or preliminary, temporary or permanent injunctive relief in addition to such other legal and equitable remedies that may be available, in law or equity without the necessity of posting bond or proving actual damages.

6. Geographic Scope. The parties acknowledge and agree that the geographical scope of the covenants contained herein represent the present and potential geographical markets, manufacturing sales and distribution markets of the business of Company and Medicis and that the geographical scope of the covenant is reasonable and necessary to protect the value and goodwill of the business and assets acquired by Medicis.

7. Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by Bernstein or an authorized representative of Medicis, as the case may be.

8. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier or by United States mail. Notices shall be deemed given when actually received. All notices shall be addressed as follows:

                  If to Medicis, to it at:                             If to Bernstein, to him at:

                  Medicis Pharmaceutical                               615 Brierhill
                    Corporation                                        Deerfield, Illinois  60015
                  4343 East Camelback Road                             Fax:  (847) 945-9599
                  Suite 250
                  Phoenix, Arizona  85018-2700
                  Fax:  (602) 808-3875
                  Attn:  Jonah Shacknai,
                            Chairman and CEO

                  With copies to:                                      With copies to:

                  Bryan Cave LLP                                       Jones, Day, Reavis & Pogue
                  21st Floor                                           77 West Wacker Drive
                  2800 North Central Avenue                            Chicago, Illinois 60601
                  Phoenix, Arizona 85004-1098
                  Fax:     (602) 266-5938                              Fax:     (312) 782-8585
                  Attn: Frank M. Placenti                              Attn: Ronald Sandler

         or to such other address as any party shall specify by written notice so given.

9. Complete Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

10. Amendment. The provisions of this Agreement may be amended only by a writing signed by Bernstein and an authorized representative of Medicis.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona.

12. Severability. It is the desire and intent of the parties to this Agreement that the terms and provisions of this Agreement be enforced to the fullest extent permissible under the law and public policy of any jurisdiction in which enforcement is sought. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforce ability of the offending term or provision in any other situation or in any other jurisdiction.

13. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.









                           [Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.


                                            MEDICIS PHARMACEUTICAL
                                            CORPORATION


                                            By: _______________________________
                                                   Name:
                                                   Title:



                                            ___________________________________
                                                     Joel E. Bernstein, M.D.

                                   EXHIBIT I

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                             200 East Randolph Drive
                             Chicago, Illinois 60601

To Call Writer Direct:             312 861-2000                       Facsimile:
 312 861-2000                                                       312 861-2200


                                December 3, 1997

Medicis Pharmaceutical Corporation
4343 East Camelback Road
Suite 250
Phoenix, Arizona 85018-2700

Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to GenDerm Corporation, a Delaware corporation ("GenDerm"), in response to the requirement in Section 6(b)(viii) of the Agreement of Merger dated as of December 1, 1997 by and among you, Medicis Acquisition Corporation and GenDerm (the "Transaction Agreement"). The merger of Medicis Acquisition Corporation with and into GenDerm contemplated by the Transaction Agreement is referred to herein as the "Merger."

         Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you that:

1. GenDerm is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

2. GenDerm is qualified to do business and is in good standing in the States of Illinois and Texas.

3. GenDerm's authorized capital stock consists of 25,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), 181,818 shares of Series C Preferred Stock, no par value, and 69,964 shares of Series D Preferred Stock, no par value.

4. GenDerm has the corporate power to own and lease the assets and property owned and leased by it, and to conduct the business conducted by it, in each case as described in Parts A-E of Section III ("Business Description") of the GenDerm Descriptive Memorandum of May 1996 circulated by Lehman Brothers, after giving effect to changes in such assets and property and such business that to our knowledge have occurred since

London                     Los Angeles                                  New York
         the date thereof.

5. GenDerm's Board of Directors has adopted by requisite vote, and GenDerm's stockholders have adopted by requisite written consent, the resolutions necessary to authorize GenDerm's execution and delivery of and performance of its obligations under the Transaction Agreement, including consummation of the Merger. Such resolutions constitute all necessary corporate action on the part of GenDerm for such authorization.

6. GenDerm has the corporate power to execute, deliver and perform its obligations under the Transaction Agreement, including to consummate the Merger. GenDerm has duly executed and delivered the Transaction Agreement. The Transaction Agreement is the valid and binding obligation of GenDerm and is enforceable against GenDerm in accordance with its terms.

7. GenDerm's execution and delivery of, and performance of its obligations under, the Transaction Agreement (including consummation of the Merger)
         (i) do not violate its Certificate of Incorporation or Bylaws, (ii) after giving effect to the consents delivered by Joel E. Bernstein pursuant to Section 6(a)(iii) of the Transaction Agreement, do not breach, or result in a default under, any existing obligation of GenDerm under any of the contracts, leases, commitments, plans, agreements and licenses designated an "Identified Contract" on Section 3(t) (ii) of the Target Disclosure Schedule delivered pursuant to the Transaction Agreement (the "Identified Contracts") and (iii) are not prohibited by any statute or regulation covered by this letter and do not subject GenDerm to any material fine, penalty or similar sanction under any statute or regulation covered by this letter. Our opinion in this paragraph does not address any impact GenDerm's actions may have under financial covenants or tests, any consequences a default by GenDerm under the Transaction Agreement may have under any of the Identified Contracts or any cross default provisions in the Identified Contracts.

8. GenDerm was not required to obtain any consent, approval, authorization or order from, or to make any filing with, the Securities and Exchange Commission or any other governmental agency in order to obtain the right to enter into the Transaction Agreement or to take any of the actions taken today by GenDerm to consummate the Closing under the Transaction Agreement, which has not been obtained or filed.

         In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon:
(i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Transaction Agreement; (iii) factual information provided to us in a Support Certificate signed on behalf of GenDerm; (iv) factual information provided to us in a Certificate signed on behalf of GenDerm by its Controller; and (v) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there

                                KIRKLAND & ELLIS


Medicis Pharmaceutical Corporation
December 3, 1997
Page 3



has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion in paragraph 1 or 2, we have relied exclusively upon a certificate issued by a governmental authority, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

         While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain factual information about which this letter advises you, we confirm that we do not have any knowledge (i) which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this letter is wrong or (ii) except that we have been advised by former counsel to GenDerm that the consideration paid to GenDerm upon the exercise of warrants to purchase Common Stock was less than the par value of such Common Stock, that the representation and warranty of the Target in Section 3(b) of the Transaction Document regarding its outstanding capital stock being fully paid and nonassessable is wrong. The term "knowledge" whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis lawyers who have had significant involvement with negotiation or preparation of the Transaction Agreement (herein called "our Designated Transaction Lawyers"):
Melvin S. Adess, P.C., Brian D. Hogan, and Donald E. Batterson.

         Our opinion on every legal issue addressed in this letter (collectively, "our opinions") is based exclusively on such internal law of Illinois or such federal law of the United States which, in each case, is in our experience normally applicable to general business corporations not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Agreement (but without our having made any special investigation as to any other laws), except that the opinions in paragraphs 3,4,5 and the first two sentences of paragraph 6 are based exclusively on the Delaware General Corporation Law and the opinion in paragraph 7 is based in part on the Delaware General Corporation Law and except that we express no opinion as to any law identified on Schedule C. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We note, for example, that the Transaction Agreement provides that it is to

                                KIRKLAND & ELLIS


Medicis Pharmaceutical Corporation
December 3, 1997
Page 4



be governed by and construed in accordance with the domestic laws of the State of Arizona. Accordingly, our opinions with respect to the Transaction Agreement are given on the basis of, and as if the Transaction Agreement were governed by and construed in accordance with, the internal law of Illinois, notwithstanding that other law (as to which we express no opinion) may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any law or legal issue which is identified in Schedule C or any provision in the Transaction Agreement of any type identified in Schedule D. Provisions in the Transaction Agreement which are not excluded by Schedule D or any other part of this letter or its attachments are called the "Relevant Agreement Terms".

         Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms.

         This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

         You may rely upon this letter only for the purpose served by the provision in the Transaction Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent:
(i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited

                                KIRKLAND & ELLIS


Medicis Pharmaceutical Corporation
December 3, 1997
Page 5


or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance. Your successors may rely on this letter as of the time of its delivery on the date it bears as if this letter were addressed to them.


                                   Sincerely,



                                   Kirkland & Ellis

                                   SCHEDULE A
                             GENERAL QUALIFICATIONS


         All of our opinions in the letter to which this Schedule is attached ("our letter") are subject to each of the qualifications set forth in this Schedule.

1. Bankruptcy and Insolvency Exception. Each of our opinions is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

         a. the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

         b. all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

         c.       state fraudulent transfer and conveyance laws; and

         d. judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

2. Equitable Principles Limitation. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

         a. governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

         b. affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

         c. requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

         d. requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

         e.       requiring consideration of the materiality of (i) a breach and
                  (ii) the consequences of the breach to the party seeking enforcement;

         f. requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement (other than with respect to the required payment of money pursuant to the provisions of applicable agreements); and

         g. affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

3. Other Common Qualifications. Each of our opinions is subject to the effect of rules of law that:

         a. limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

         b. provide that forum selection (and not choice of law) clauses in contracts are not necessarily binding on the court(s) in the forum selected;

         c. limit the availability of a remedy under certain circumstances where another remedy has been elected;

         d. provide a time limitation after which a remedy may not be enforced;

         e. limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

         f. relate to the sale or disposition of collateral by a secured creditor or the requirements of a commercially reasonable sale;

         g. limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct or violation of public policy, or for strict product liability or for liabilities arising under the securities laws, or which limit the enforceability of provisions requiring indemnification of a party with respect to litigation between such party and another party from whom indemnification is sought which is determined adversely to the party seeking indemnification;

         h. may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

         i. govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

         j. may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; and

         k. may render guarantees unenforceable under circumstances where your actions, failures to act or waivers, amendments or replacement of the Transaction Agreement (i) so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between you and GenDerm which is substantially and materially different from that presently contemplated by the Transaction Agreement or (ii) release the primary obligor or (iii) impair the guarantor's recourse against the primary obligor.

4. Referenced Provision Qualification. In addition, our opinions, insofar as they relate to the validity, binding effect or enforceability of a provision of the Transaction Agreement requiring GenDerm to perform its obligations under, or to cause any other person to perform its obligations under, any other provision (a "Referenced Provision") of the Transaction Agreement are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Referenced Provision. Requirements in the Transaction Agreement that provisions therein may only be waived or amended in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

                                   SCHEDULE B
                                   ASSUMPTIONS


         For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1. The Transaction Agreement constitutes valid and binding obligations of each of the parties thereto other than GenDerm (collectively, the "Non-GenDerm Parties") and is enforceable against each of the Non-GenDerm Parties in accordance with its terms.

2. Each of the Non-GenDerm Parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Agreement against GenDerm.

3. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (including those of or on behalf of GenDerm) on each such document are genuine; the document identified to us by GenDerm as the minutes of the most recent annual meeting of its stockholders, the document identified to us by GenDerm as the subsequent resignation of Thomas G. Cigarran and the document identified to us by GenDerm as the minutes of the subsequent meeting of its directors at which Laura P. Pearl was elected a director of GenDerm correctly describe actions taken thereat or thereby; and the documents identified to us by GenDerm as the minutes of the most recent meeting of its Board of Directors, or written consent of its Board of Directors, with respect to the election of its officers correctly describes action taken thereat or therein.

4. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

5. The conduct of the parties to the Transaction Agreement has complied with any requirement of good faith and fair dealing.

6. Each of the Non-GenDerm Parties has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transaction effected under the Transaction Agreement (herein called the "Transaction").

7. There are no agreements or understandings among the parties to the Transaction Agreement, written or oral (other than the Transaction Agreement), and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Agreement.

8. The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

9. All parties to the Transaction Agreement (other than GenDerm) will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Agreement.

10. GenDerm will not in the future take any discretionary action (including a decision not to act) permitted under the Transaction Agreement that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which GenDerm may be subject.

11. Except to the extent paragraph 8 of our letter addresses the issue, GenDerm has obtained (and will in the future obtain) all permits and governmental approvals required, and has taken (and will in the future take) all actions required, relevant to the consummation of the Transaction or performance of the Transaction Agreement.

12. All information required to be disclosed by you in connection with any consent or approval by GenDerm's Board of Directors and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and disclosed to all persons to whom it is required to be disclosed.

13. All factual information in or included with GenDerm's Notification and Report Form with respect to the Transaction filed pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is correct and complete.

14. GenDerm's Certificate of Incorporation and Bylaws, all amendments thereto and all resolutions adopted establishing classes or series of equity interests thereunder have been adopted in accordance with all applicable legal requirements.

15.      The Identified Contracts would be enforced as written.

                                   SCHEDULE C
                          EXCLUDED LAW AND LEGAL ISSUES


         None of the opinions or advice contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

1. Except to the extent paragraph 8 of our letter addresses the Securities Act of 1933, securities laws and regulations (including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934, and all other laws and regulations administered by the United States Securities and Exchange Commission), state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.       Federal Reserve Board margin regulations;

3. Federal and state antitrust and unfair competition laws and regulations;

4. the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level -- e.g., water agencies, joint power districts, turnpike and tollroad authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the foregoing;

5.       fraudulent transfer and fraudulent conveyance laws;

6.       Federal and state environmental laws and regulations;

7.       Federal and state land use and subdivision laws and regulations;

8.       Federal and state tax laws and regulations;

9. Federal and state laws and regulations relating to the review, approval, licensing or permitting of, or to the contents or labeling of, products (e.g., FDA);

10. Federal patent, trademark and copyright, state trademark, and other Federal and state intellectual property laws and regulations;

11.      Federal and state racketeering laws and regulations (e.g., RICO);

12.      Federal and state health and safety laws and regulations (e.g., OSHA);

13. Except to the extent paragraph 8 of our letter addresses the Worker Adjustment and

         Retraining Notification Act of 1988, Federal and state labor laws and regulations;

14. Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

15. other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes), other than any usury laws of the State of Illinois;

16. any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act); and

17. the effect of any law, regulation or order which hereafter becomes effective.

         We have not undertaken any research for purposes of determining whether GenDerm or the Transaction is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in the State of Illinois, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

                                   SCHEDULE D
                               EXCLUDED PROVISIONS


         None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Agreement:

1.       Choice of law provisions.

2. Indemnification for negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

3. Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii ) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, and (viii) other benefits to the extent they cannot be waived under applicable law.

4. Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages or acceleration of future amounts due (other than principal) without appropriate discount to present value.

5.       Time-is-of-the-essence clauses.

6. Provisions which provide a time limitation after which a remedy may not be enforced.

7. Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction and subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

8. Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

9. Except to the extent Section 9(b) of the Transaction Agreement incorporates the final two sentences of paragraph 3 of the Letter of Intent referred to therein, provisions in the Transaction Agreement requiring GenDerm to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not the Transaction Agreement.

10. Provisions, if any, which are contrary to the public policy of State of Arizona to an extent that they are also contrary to the pubic policy of the State of Illinois.

                                    EXHIBIT J

                           Form of Opinion of Counsel
                   to the Buyer and the Transitory Subsidiary


1. Each of the Buyer and the Transitory Subsidiary is a corporation existing and in good standing under the laws of the jurisdiction of its incorporation.

2. The Board of Directors of the Buyer has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of the Agreement of Merger by the Buyer. No approval of the Merger by the stockholders of the Buyer is required.

3. The Board of Directors and the sole stockholder of the Transitory Subsidiary have adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of the Agreement of Merger by the Transitory Subsidiary.

4. The Buyer and the Transitory Subsidiary have corporate power to enter into and perform their obligations under the Agreement of Merger. The Buyer and the Transitory Subsidiary have duly executed and delivered the Agreement of Merger. The Agreement of Merger is the valid and binding obligation of the Buyer and the Transitory Subsidiary and is enforceable against the Buyer and the Transitory Subsidiary in accordance with its terms.

5. The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

                                    EXHIBIT K

                          Pre-merger Charter Amendment


         Section 6.5(d) of the certificate of incorporation of the Target is amended in accordance with Section 242 of the Delaware Corporation Law to add the following as a new final paragraph of such Section:

         Notwithstanding the foregoing provisions of this Section 6.5(d), if the first Sale of the Corporation is the merger contemplated by the Agreement of Merger dated as of December 1, 1997 by and among Medicis Pharmaceutical Corporation, Medicis Acquisition Corporation and the Corporation, the shares of Series D Preferred Stock shall not be converted into Common Stock in connection with the consummation of such merger but shall instead, at and as of the effective time of such merger, be converted automatically and without any action on the part of the holder thereof into the rights into which Target Shares of Series D Preferred Stock are converted at and as of the Effective Time (as defined in such Agreement of Merger) pursuant to Section 2(d)(v) of such Agreement of Merger.

                                    EXHIBIT L

                            Form of License Agreement

                                  See attached.

                                LICENSE AGREEMENT

                  This LICENSE AGREEMENT ("Agreement") is made and entered into as of this ____ day of November, 1997, by and among Winston Laboratories, L.L.C., a limited liability corporation organized under the laws of the state of Delaware, having its principal offices at 600 Knightsbridge Parkway, Lincolnshire, Illinois 60069 (hereinafter "Licensor"), GenDerm Corporation, a Delaware corporation having its principal offices at 600 Knightsbridge Parkway, Lincolnshire, Illinois 60069 (hereinafter "Licensee") and Joel E. Bernstein, M.D., an individual residing at Deerfield, Illinois ("Bernstein"). The effective date of this Agreement shall be the effective date of the Merger contemplated under the Agreement of Merger, dated December 1, 1997, between Licensee and Medicis Pharmaceutical Corporation.

                              W I T N E S S E T H:

                  WHEREAS, Licensor is the owner of all right, title and interest in an invention relating to cis-capsaicin (also known as civamide) for, among other things, topical products for application to the skin and Licensor and Bernstein have developed a treatment for certain conditions in which the application of this invention provides beneficial results;

                  WHEREAS, Licensee wishes to obtain exclusive rights from Licensor throughout the Territory in and to the Patents and Know-how in order to develop, market, make, have made, produce, use, offer for sale, sell, import and distribute the Licensed Products (each as hereinafter defined) ("Sell the Licensed Products").

                  NOW, THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, it is agreed as follows:

                            ARTICLE I. - DEFINITIONS

                  1.1. "Affiliates" shall mean any person, firm, corporation or other business entity, directly or indirectly controlling, controlled by or under direct or indirect common control with another person. A person shall be deemed to control a corporation if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through ownership of voting securities, by contract or otherwise.

                  1.2. "Approval" shall mean marketing approval from the United States FDA for Licensed Products.

                  1.3. "Exclusive License" shall mean a license whereby Licensee's rights in the Licensed Products and to the Patents and Know-how related to the Licensed Products shall be sole and entire and shall operate to exclude all others in the Territory for the field of use of the Licensed Products, including Licensor.

                  1.4. "Licensed Products" shall mean the topical pharmaceutical products for application to the skin (but not limited to dermatological products) containing cis-capsaicin (also known as civamide) as claimed in the Patents identified in Section 1.7 and the Know-how, and only such products, together with any and all new developments by Licensor and Bernstein intended to enhance the performance of such topical products, and all other developed or to be developed formulations of the Licensed Products if covered by the Patents.

                  1.5. "Know-how" shall mean all present and future technical and other propriety information, know-how, inventions, ideas, technology and trade secrets which relate to the Patents and the Licensed Products and shall include, without limitation, all chemical, pharmacological, toxicological, clinical, assay, control data known to Licensor and any other information relating to the Patents and the Licensed Products and useful for the development and commercialization of Licensed Products, including packaging and labeling materials, detailing and marketing data.

                  1.6. "Net Sales" shall mean the gross amount invoiced by Licensee and/or its sublicensees to Third Parties on all sales of Licensed Products, less deductions for: (i) sales, value-added and excise taxes, tariffs, import or export duties, and duties paid or allowed by a selling party and any other governmental charges imposed upon the production, importation, use or sale of such Licensed Products (except income taxes of Licensee and sublicensees);
(ii) customary trade, quantity and cash discounts allowed; (iii) rebates and adjustments required by governmental entities and made pursuant to governmental or private third-party health or medical insurance programs, (iv) transportation, bulk packaging, handling and freight charges where such are separately stated as part of the sales price, and (v) allowances or credits to customers on account of rejection or return of Licensed Product. Sales between or among Licensee and its Affiliates or sublicensees shall be excluded from the computation of Net Sales, but Net Sales shall include the subsequent sales to Third Parties by such Affiliates or sublicensees. For purposes of determining Net Sales, a sale shall be deemed to have occurred when the Licensed Products have been shipped by Licensee or a sublicensee.

                  1.7. "Patents" shall mean all patents and patent applications owned or controlled by Licensor or Bernstein in the Territory with claims covering the Licensed Products, as currently set forth in Appendix A hereto. Included within the definition of Patents are any continuations, continuations-in-part, divisions, patents of addition, reissues, reexaminations, renewals or extensions thereof. Also included within the definition of Patents are any patents or patent applications which claim any improvements on Licensed Products, or intermediates or manufacturing processes required or useful for production of Licensed Products, which are developed by Licensor or Bernstein during the term of this Agreement and which fall within the scope of the licensed field of use of any claim of a Patent as set forth in Appendix A, together with any and all foreign counterparts to any of those patents and applications within the Territory.

                  1.8. "Royalty Year" shall mean the period of one (1) calendar year of commercial sales beginning each January 1 and ending each December 31 for the term of this Agreement. Royalty year one will begin on the date in which first commercial sales on the Licensed Products by the Licensee begin and Licensed Products have been shipped by Licensee or a sublicensee.

                  1.9. "Territory" shall mean the United States and Canada, and their respective territories and possessions.

                  1.10. "Third Party(ies)" shall mean any party other than a party to this Agreement or an Affiliate of such party.

                   1.11. "Valid Claim" shall mean any claim in an unexpired patent included in the Patents in respect of a Licensed Product, which claim has not been held invalid or unenforceable by the decision of a tribunal of competent jurisdiction (provided, that all rights of review and appeal have been taken, or the decision is unappealable, or the Licensee and/or Licensor, as applicable, in its reasonable discretion, determines in good faith and consistent with sound business judgment, not to appeal) and any

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claim in a patent application included in the Patents that has not been pending for more than four (4) years.

                              ARTICLE II. - GRANTS

                  2.1. Grant. Licensor and Bernstein hereby grant to Licensee an exclusive license during the term of this Agreement under the Patents and Know-how to Sell the Licensed Products described herein and improvements thereon in the Territory, subject to the terms and conditions of this Agreement.

                  2.2. Sublicense. Licensee shall have the right to sublicense all or part of its rights under this Agreement. It shall be a condition of any sublicense of all or any part of Licensee rights hereunder that Licensee shall secure from each sublicensee its written assent to abide by and be subject to the terms and conditions of this Agreement as if it were a party hereto. Licensee shall be responsible for each sublicensee's adherence to the terms and conditions of, and the standards set forth in, this Agreement, to the extent applicable.

                  2.3. No Other Licenses. Neither the Licensor nor Bernstein has granted any licenses for the field of use licensed hereunder for any Patents, Know-how or the Licensed Products in the Territory except under this Agreement, and the Licensor and Bernstein each agree not to license any right to Sell the Licensed Products or (i) any process relating solely to Licensed Products within the scope of the Patents in the Territory or (ii) any process relating to Licensed Products within the scope of the Patents in the Territory unless Licensor secures from any such licensee its acknowledgment of and agreement to honor the exclusive rights of Licensee granted under this Agreement.

                     ARTICLE III. - ROYALTIES AND OTHER FEES

                  3.1. Royalty. As consideration for the license granted to Licensee under this Agreement, during the term of this Agreement, Licensee shall pay to Licensor the following royalties and other fees:

                           3.1.1 Within thirty (30) days of the effectiveness of
this Agreement, Licensee agrees to pay to Licensor a sign up fee of Seventy-Five Thousand Dollars ($75,000.00).

                           3.1.2 Within eighteen (18) months of the
effectiveness of this Agreement, Licensee agrees to pay to Licensor an additional fee of Seventy-Five Thousand Dollars ($75,000.00).

                           3.1.3 Within thirty (30) days of the receipt of
Approval, Licensee agrees to pay Licensor an approval fee of Five Hundred Thousand Dollars ($500,000.00).

                           3.1.4 Where a Valid Claim by Licensor exists for the
Licensed Products, Licensee or its sublicensee shall pay to Licensor royalties of 7% of all Net Sales of any such Licensed Products for the first year of commercial sales and each year thereafter for the life of the Patent, including any extension of such granted by agencies or departments of the U.S. and/or Canadian governments. No royalty will be payable for sales in a country after expiration of the Patents in that country, or expiration of any extension granted for such patents, for such Licensed Products. In the case of invalidation of the Patents in a country, the royalty paid on Net Sales in that country will then revert to that provided where no Valid Claim exists. Said reduced royalty payments shall only be due for a period

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of ten (10) years, from which period, however, will be deducted the period for which royalty payments were made during the existence of a Valid Claim in that country.

                           3.1.5 If Licensee, its Affiliate(s) or
sublicensee(s), sells the Licensed Products in the Territory where no Valid Claim exists, Licensee or its sublicensee shall pay to Licensor royalties of 3.5% of all Net Sales for any such Licensed Products for the first year of commercial sales, and each year thereafter, for a period of ten (10) total years of commercial sales, subject to Section 3.1.4.

                           3.1.6 If the royalties payable to Licensor under
Sections 3.1.4 and 3.1.5 shall fail to amount to One Hundred Fifty Thousand Dollars ($150,000.00) per year for Royalty Years one and two, or Two Hundred Fifty Thousand Dollars ($250,000.00) per year for each of Royalty Years three and four, or Five Hundred Thousand Dollars ($500,000.00) per year for Royalty Years five and six, and One Million Dollars ($1,000,000.00) for any subsequent Royalty Year after the sixth year, then Licensor may, at its sole option, upon written notice to Licensee terminate this Agreement pursuant to Section 6.2 and the license and rights herein granted to Licensee and its Affiliate(s), unless Licensee shall within 60 days pay to Licensor an amount such that the total royalty paid to Licensor under Paragraph 3.1 during said Royalty Year in question is either One Hundred Fifty Thousand Dollars ($150,000.00) in Royalty Years one and two, Two Hundred Fifty Thousand Dollars ($250,000.00) per year in Royalty Years three and four, Five Hundred Thousand Dollars ($500,000.00) in Royalty Years five and six or One Million Dollars ($1,000,000.00) in all Royalty Years thereafter.

                           3.1.7 Notwithstanding anything to the contrary, if
any country restricts the royalty rate or amount payable on account of sales of Licensed Products in such country, the royalties payable thereunder on such sales shall not exceed the maximum amount payable under the applicable laws, regulations or administrative rulings of such country.

                           3.1.8 In the event that during a determination of the
validity of a claim in the Patents by a tribunal of competent jurisdiction, a third party infringes on such Patents and Licensee brings an infringement action against such third party, if Licensee is unsuccessful in the infringement suit due to the failure of Licensee to have a Valid Claim, Licensee shall have the right to deduct from any royalties to be paid to Licensor such amounts as are equal to the difference in the total amount of royalties paid to Licensor at 7% from the 3.5% which would otherwise have been paid to Licensor during the time period of the determination of the validity of the claim in the Patents, unless there shall remain other valid claims in the Patents and Licensee (or its sublicensee, if applicable) still has the exclusive license from Licensor to Sell the Licensed Products in the Territory.

                   ARTICLE IV. - REPORTS, PAYMENTS AND RECORDS

                  4.1. Payments. In exchange for the exclusive right to Sell the Licensed Products in the Territory, including providing copies of all data, results, figures and materials now available, Licensee shall furnish to Licensor within forty-five (45) days from the last day of each calendar quarter (the last days of March, June, September, and December), a written royalty report giving the amount of Licensed Products sold, the gross selling price and the Net Sales by Licensee, its Affiliates and sublicensees, during the preceding quarter and the amount of royalties due, and to accompany such report with a payment in United States Dollars of the royalties accruing hereunder, at the Licensor's address for notices specified in this Agreement or such other place as the Licensor shall designate by written notice. If no royalties are due, Licensee shall so advise Licensor. The information contained in the royalty reports shall be subject to Licensor's confidentiality obligations.

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                  4.2. Records and Audit. Licensee shall keep and require its
Affiliates and sublicensees to keep complete and accurate records of all sales of Licensed Products under the Agreement herein. Licensor shall have the right, at Licensor's expense (except as provided below), through a certified public accountant or like person reasonably acceptable to Licensee, to examine such relevant records during regular business hours during the life of this Agreement and for two years after its termination to verify the calculation of any royalty payment reflected in such report; provided, however that such examination shall not take place more often than twice a year for each audit subject and shall not cover such records for more than the preceding two (2) years. If Licensor does not agree that any such accounting correctly states Licensee's Net Sales or the applicable royalty payment, it shall not later than thirty (30) days after the delivery of such accounting give notice to Licensee of any exceptions thereto. If Licensee and Licensor reconcile their differences, the accounting shall be adjusted accordingly and shall thereupon become final and binding upon the parties hereto. If Licensee and Licensor are unable to reconcile their differences in writing within twenty (20) days after written notice of exceptions is received by Licensee, the items in dispute shall be submitted to an accounting firm selected by Licensor from among the six largest accounting firms in the United States in terms of gross revenues (the "Arbitrator"), provided that such firm shall not be performing accounting services for Licensor or Licensee, for final determination and the accounting shall be deemed adjusted in accordance with the determination of the Arbitrator and shall become final and binding upon all of the parties hereto. The Arbitrator shall be instructed to act within thirty (30) days to resolve all items in dispute. In the event that any such examination shall reveal an underpayment of royalties to Licensor, Licensee shall pay to Licensor the amount of the underpayment and interest at the prevailing prime rate during such period (as set forth in the New York edition of the Wall Street Journal). If the underpayment is seven and one-half percent (7.5%) or more with respect to the period or periods under examination, the fees and expenses of such examination (including Licensor's initial audit) will be paid by Licensee. In the event that any such examination shall reveal an overpayment, Licensor shall credit from any royalties owed to the Licensor the amount of such overpayment and interest.

                  4.3. Taxes. Any and all taxes paid or required to be paid by Licensor on account of or related to the royalties payable to Licensor under this Agreement shall be the sole and exclusive responsibility of Licensor.

                  4.4. Currency Conversion. Monetary conversions from the currency of a foreign country, in which Licensed Products are sold, into U.S. currency shall be determined using the Average Exchange Rate. The "Average Exchange Rate" shall be the average of the official exchange rate in force in that country for financial transactions on the first and last business day of the calendar quarter for which the royalties are being paid. If there is no such official exchange rate, the conversion shall be made at the rate for such remittances on the date as published in The New York edition of The Wall Street Journal.

                  ARTICLE V. - CERTAIN UNDERTAKINGS OF LICENSEE

                  5.1. Trademarks. Licensee, at its expense, shall be responsible, for the selection, registration and maintenance of the brand names to be used by it with respect to the Licensed Products (the "Trademarks") and shall own and control such Trademarks.

                  5.2. Patent Marking. Licensee agrees to mark all Licensed Products sold by its under this Agreement with the world "Patent" or "Patents" and the number or numbers of the Patents applicable thereto. Licensee agrees to require its Affiliates and sublicensees to likewise mark all Licensed Products.

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
                  5.3. Development Effort.

                           (a) During the term of this Agreement, Licensee will
undertake to initiate within ten (10) months of the effective date of this Agreement, laboratory and controlled clinical studies in the United States of the Licensed Products. If Licensee does not begin clinical studies within that time, the technology and patent rights will revert to Licensor pursuant to
Section 6.4, except in the event that any regulatory agencies do not permit the commencement of such clinical trials. In such event, this time requirement shall be tolled until such time as such regulatory agencies permit such clinical investigation with such Licensed Product. Reversion to Licensor pursuant to this Section shall occur only after Licensor gives Licensee thirty (30) days prior written notice to this effect in accordance with this Agreement, after which Licensee will have ninety (90) days to cure the relevant omission and retain rights to the invention.

                           (b) Upon the Licensees determination to undertake
such clinical studies, during the term of this Agreement, Licensee will exercise, at its expense, its reasonable efforts and diligence consistent with sound business and medical judgment of Licensee in developing and commercializing Licensed Products, and in undertaking at its expense, all investigations and actions required to obtain appropriate governmental approvals as deemed necessary to market Licensed Products. At Licensee's expense, Licensor will cooperate in conducting studies along with others to support Licensed Products which are reasonable in scope for Licensor to conduct and Licensor will supply to Licensee reasonable technical assistance in undertaking such investigations and actions.

                           (c) If Licensee elects to pursue the
commercialization of Licensed Product beyond the studies set forth above, Licensee shall seek marketing approval from the United States FDA including if necessary, the filing of a New Drug Application ("NDA") with the United States Food and Drug Administration prior to January 31, 2002. If Licensee does not file a NDA within that time and thereafter, diligently seek Approval consistent with the sound business and medical judgment of Licensee, the Patents and Know-how will revert to Licensor pursuant to Section 6.4, provided, however, that at the sole option of Licensee, Licensee may extend this time period by two
(2) years by paying the Licensor an extension fee of $250,000. Reversion to Licensor pursuant to this provision shall occur only after Licensor gives Licensee thirty (30) days prior written notice to this effect in accordance with this Agreement, after which Licensee will have ninety (90) days to cure the relevant omission and retain licensed rights to the invention.

                  5.4. Foreign Registration. Licensee agrees to register this Agreement in the Territory with foreign governmental agency whenever required to do so by the foreign country's law, and Licensee agrees to pay all costs and legal fees in connection therewith.

                  5.5. Governmental Approvals and Marketing of Licensed Products. Licensee shall have sole discretion, and be responsible for obtaining all necessary governmental approvals for the development, production, distribution and use of any Licensed Product in the Territory, at Licensee expense in those countries where it elects to sell Licensed Products, including without limitation, any safety studies including all perquisites to marketing, such as, label approval and manufacturing facility approval. Licensee shall have sole discretion and responsibility for any warning labels, packaging, instructions as to use, and quality control as to any Licensed Product in the Territory. Licensee will consult with Licensor on matters involving clinical investigations, and cooperate with Licensor to develop appropriate protocols for such investigations. It is understood that Licensee shall retain ultimate control of the format and conduct of such investigations.

                  5.6. Requirement to Market. Upon successful completion of the development of the Licensed Product to a commercially saleable product, Licensee shall use reasonable and diligent efforts, at its sole discretion, consistent with good business and medical judgment, to market to the Licensed Products in the United States. Licensee shall also at its sole discretion, use reasonable and diligent efforts consistent with good business and medical judgment to market Licensed Products in other countries in the Territory, once it has elected to and obtained regulatory approvals in those countries in the Territory.

                       ARTICLE VI. - TERM AND TERMINATION

                  6.1. Term. This Agreement shall continue in effect until the earlier of (i) twenty (20) years from the effective date of this Agreement or
(ii) the date of the last-to-expire patent within the Patents, including any extension of patent(s) granted by agencies or departments of the U.S. and Canadian governments.

                  6.2. Termination. Either party may terminate this Agreement within one hundred twenty (120) days of prior written notice if the other party fails to fulfill its obligations hereunder, provided, however, that the defaulting party shall have been notified by registered mail, return receipt requested, of such default, and shall have failed to cure such default within ninety (90) business days following receipt of such notice, provided, that if the Licensee fails to pay royalties due to Licensor, the Licensor may within sixty (60) days prior written notice to Licensee, terminate this Agreement unless Licensee undertakes to pay such royalties prior to the expiration of such sixty (60) day period.

                  6.3. Rights Upon Termination. In the event of such termination:

                           (a) trademarks belonging to Licensee will remain the
property of Licensee;

                           (b) agreements between Licensee and Licensee's
sublicensees will remain intact if sublicensees are fulfilling their obligation(s), provided, that the provisions of this Agreement shall survive termination and the sublicensee attorns to the Licensor (or whomever Licensor shall designate as the new licensee);

                           (c) if a NDA has been approved, transfer of
Licensee's drug application(s) in any terminated country to Licensor will be negotiated by Licensee and Licensor in good faith and in a reasonable manner to provide Medicis with the appropriate payments for such transfer; and

                           (d) if a NDA has not been approved, transfer of
Licensee's drug application(s) in any terminated country will be immediately effected; and

                           (e) in the event of a transfer of patent or drug
application to Licensor, Licensor may assume the cost of maintaining them.

                  6.4. Effects of Termination. In case of such termination, all rights hereunder are returned to Licensor in full, subject to Section 6.3, and neither party shall have any further claims against the other except as set forth in this Agreement. Licensor shall have the right, subject to claims by Licensee as contemplated in this Agreement and except as otherwise expressly required by Section 3.1 hereof, to retain any sum already paid by Licensee hereunder, and Licensee shall pay all sums accrued hereunder which are then due, as provided in Article III.

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
                  6.5. Continuation of Certain Rights. Upon termination of this Agreement in its entirety or with respect to any country, Licensee shall notify Licensor of the amount of Licensed Products that Licensee and its sublicensees and distributors then have on hand, the sale of which would be possible but for the termination, and be subject to royalty. Then Licensee and its sublicensees and distributors shall thereupon be permitted to sell within the expiration date of such Licensed Product that amount of Licensed Product, provided that Licensee shall pay the royalty thereon at the times herein provided.

                  6.6. Duties Upon Termination. Termination of this Agreement shall terminate all outstanding obligations and liabilities between the parties arising from this Agreement except those described in Article III and IX and Sections 7.4 and 7.8 (with regard to amounts and/or obligations which accrue on a prior to the date of such termination) and Sections 6.3, 6.4, 6.5, 6.6 and 8.2, which shall survive the termination of the Agreement.

          ARTICLE VII. - PATENT MAINTENANCE, PROSECUTION AND LITIGATION

                  7.1. Patents. Licensee shall provide and be responsible for patent filings, prosecutions, extension of patent term and maintenance in the Territory, including the expense thereof. Licensee shall promptly inform Licensor or Licensor's attorney of all actions taken by any patent office and all actions taken by Licensee with regard to prosecution of any patent application. Licensor and Bernstein agree to reasonably cooperate in this effort. Any such costs relating to the Territory shall be born entirely by Licensee. Should Licensee elect not to file patent applications in the Territory, to maintain any Patent or elect not to further prosecute such application once filed, Licensee shall notify Licensor in sufficient time for Licensor, at its option, to file, maintain or continue to prosecute such applications, and Licensee's rights with respect to that patent or patents shall terminate.

                  7.2. Infringement by Licensed Product. In the event of the institution of any suit in the Territory by a Third Party against Licensor or Licensee or its sublicensees for patent infringement involving the manufacture, use, sale, distribution or marketing of Licensed Products, the party sued shall promptly notify the other party in writing. Licensee shall have the right to defend such suit at its expense. Each party shall assist and cooperate in any such litigation without expense to the other party.

                  7.3. Infringement by Others. In the event that Licensor or Licensee become aware of actual or threatened infringement of a Patent, that party shall promptly notify the other party and confirm it in writing. Licensee shall have the first right to bring, at its own expense, an infringement action against any Third Party and to use Licensor's name in connection therewith, holding Licensor harmless in such event. If Licensee does not commence a particular infringement action within six (6) months, Licensor after notifying Licensee in writing, shall be entitled to bring such infringement action at its own expense. The party conducting such action shall have full control over its conduct. In any event, Licensor and Licensee shall assist one another and cooperate in any such litigation at the other's request without expense to the requested party.

                  7.4. Recovery. Licensor and Licensee shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party ("Expenses"). Any excess amounts (after Expenses) shall be the sole and exclusive property of the party who brought and financed the infringement action, provided, that the Licensor or Licensee as the other party shall be paid a royalty of 6% (or if the other party is Licensor and there is no Valid Claim, 3%) for the amount of such excess (as if the excess was the amount of Net Sales for such period).

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
                  7.5. Status. The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning Licensed Products. Licensee may not settle any such infringement action if the settlement adversely impacts on the validity or scope of any Patent without the prior written consent of Licensor (which consent shall not unreasonably withheld or delayed).

                  7.6. Agent. Licensor and Bernstein each authorize Licensee to act as agent for the Licensor or Bernstein, as applicable, for the purpose of making any application for any extensions of the term of Patents throughout the Territory as permitted under Title 35 of the United States Code and in other countries and Licensee assumes the duties and responsibilities as agent in accordance with the terms of this Agreement.

                  7.7. Other Third Party Infringement. During the time Licensee has an approved New Drug Application from the FDA, Licensor shall authorize Licensee to take all appropriate action under the provisions of U.S. Public Law 98-417, at Licensee expense, to bring a patent infringement action if Licensee is notified that a Third Party has filed an application for Licensed Product under Sections 5.5(b) and 5.5(j) of the U.S. Food, Drug and Cosmetic Act. Licensee shall consult with and keep Licensor fully advised of all its activities under this Section. Like authorizations by Licensor to Licensee shall be imputed in other countries in the Territory where analogous statutory or regulatory structures exist.

                  7.8. Third Party Licenses. If, during the term of this Agreement, Licensee and Licensor deem it necessary to seek a license from any Third Party under any patent in order to avoid infringement during the exercise of the license herein granted (but not in the event such need is triggered solely by Licensee's addition of another component to the Licensed Products), fifty percent (50%) of any royalties or other fees paid to such Third Party under such license shall be deducted from royalties otherwise due Licensor for the applicable Licensed Product in the affected territory under this Agreement. Notwithstanding the foregoing, if Licensee shall determine not to seek a license from a Third Party and such Third Party shall thereafter obtain a ruling from a court or other tribunal directing the payment of royalties to such Third Party (but not in the event such need is triggered solely by Licensee's addition of another component to the Licensed Products), then 50% of all such royalties paid pursuant to such judicial order shall be deducted from royalties otherwise due Licensor for the applicable Licensed Product under this Agreement. If Licensee and Licensor are in disagreement as to the necessity of seeking such a license from a Third Party, the matter shall be referred for binding arbitration to the American Arbitration Association as provided in paragraph 10.9 of the Agreement.

           ARTICLE VIII. - EXCHANGE OF INFORMATION AND CONFIDENTIALITY

                  8.1. Exchange of Information. During the term of this Agreement, Licensor and Bernstein shall promptly disclose to Licensee and/or supply Licensee with all Know-how regarding Licensed Products and new information regarding the Patents, including any information that it obtains or develops regarding the utility and safety of Licensed Products or improvements thereon, but not including any information obtained by Licensor or Bernstein from any Third Party. Licensor and Bernstein shall have no obligation to improve any Patents or develop formulations for any Licensed Products.

                  8.2. Confidentiality. During the term of this Agreement and for three (3) years thereafter, Licensor and Licensee shall not reveal to Third Parties or use any confidential information received from the other party under this Agreement without first obtaining the written consent of the disclosing party, except as may be otherwise provided herein, or as may be required for purposes of

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
investigating, manufacturing and marketing Licensed Product in the Territory, for securing essential or desirable authorizations, privileges or rights from governmental agencies, or as required to be disclosed to a government agency or is necessary to file or prosecute Patents concerning Licensed Products to carry out any litigation concerning Licensed Products, or as required to be disclosed pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Securities Laws"). This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge through no fault of either party, or is already in the possession of Licensee or Licensor, as applicable, or is disclosed to the other party by a Third Party having the right to do so. The parties shall take reasonable measures to assure that no unauthorized use of disclosure is made by others to whom access to such information is granted.

                  8.3. Right to Disclose. Nothing herein shall be construed as preventing Licensee from disclosing any information received from Licensor to an Affiliate or to a sublicensee or potential sublicensee who has a need to know such information, provided the Affiliate or sublicensee has undertaken a similar obligation of confidentiality with respect to the confidential information.

                             ARTICLE IX. - LIABILITY

                  9.1. Product Liability Indemnity. Licensee hereby agrees to indemnify and defend Licensor and Bernstein from and against any and all claims, proceedings, costs, damages and expenses (including, without limitation, reasonable attorneys' fees) arising from any product liability claim asserted by any party as to any Licensed Product or the use of any Know-how covered by this Agreement. Licensee shall have Licensor and Bernstein named as additional insured party on any product liability insurance policy maintained by Licensee applicable to each Licensed Product. Licensor shall reasonably cooperate with Licensee in the defense or settlement thereof at Licensee's expense.

                  9.2. Licensee Indemnity. Licensee hereby indemnifies and agrees to hold the Licensor harmless from and against any and all claims, proceedings, costs, damages and expenses (including, without limitation reasonable attorneys' fees) based upon, arising out of or in connection with the fraud or knowing material misrepresentation of Licensee.

                  9.3. Licensor Indemnity. Licensor hereby indemnifies and agrees to hold the Licensee harmless form and against any and all claims, proceedings, costs, damages and expenses (including without limitation reasonable attorneys' fees) based upon, arising out of or in connection with the fraud or knowing material misrepresentation of Licensor.

                  9.4. Resolving Indemnity Disputes. If Licensee and Licensor disagree as to indemnification, the matter shall be referred for binding arbitration to the American Arbitration Association, as provided for in Section
10.9 of this Agreement.

                         ARTICLE X. - GENERAL PROVISIONS

                  10.1. Warranties and Representations.

                           (a) Licensor warrants that it owns the entire right,
title and interest in Patents and Know-how, and has the right to enter into this Agreement, and that to the best of its current knowledge, the products made pursuant to the current Patents and Know-how would not, and the Patents and Know-how do not, infringe the patent, trade secret or other intellectual property rights of others, nor does Licensor know of any threatened action by a third party in connection with Licensed Products,

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
Patents and Know-how claiming infringement or conversion. Licensor makes no express or implied warranty of merchantability or fitness for a particular purpose as to any Licensed Products.

                           (b) Each of Licensor and Licensee represents and
warrants to the other that they have full corporate power and authority to enter into this Agreement and to carry out the transaction contemplated hereby, and the execution and deliver of this Agreement has been approved by all required corporate action by Licensee and Licensor.

                  10.2. Force Majeure. If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, including strikes, riots, war, acts of God, invasion, fire, explosions, floods, delays of carrier, shortage or failure in the supply of materials, energy shortage, acts of government, or governmental agencies and instrumentalities, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving immediate written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay. Upon cessation of any such event preventing performance by the party, that party shall promptly resume performance hereunder. Each party shall promptly advise the other of any force majeure of which it has knowledge.

                  10.3. Governing Law. This Agreement shall be deemed to have been made in the State of Arizona and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the State of Arizona.

                  10.4. Severability. In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall, remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. In the event that the terms and conditions of this Agreement are materially altered as a result of Section 10.4, the parties will renegotiate the terms and conditions of this Agreement to resolve any inequities in an attempt to carry out to the extent legally permissible the severed or altered portion.

                  10.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

                  10.6. Waiver. Any waiver must be explicitly in writing. A waiver of any breach of, or failure to enforce, any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights at any time to enforce strict compliance thereafter with ever other term or condition of this Agreement.

                  10.7. Notice. Any notice required or permitted under this Agreement shall be sent by certified mail, return receipt requested, or by nationally recognized express overnight courier to the following addressed of the parties or to such other addresses as may be provided by a party by like notice:

                           To Licensee:

                                    GenDerm Corporation
                                    600 Knightsbridge Parkway
                                    Lincolnshire, Illinois  66061

                           To Licensor:

                                    Winston Laboratories, LLC
                                    600 Knightsbridge Parkway
                                    Lincolnshire, Illinois  66069

                           with a copy to:

                                    Jones, Day, Reavis & Pogue
                                    77 West Wacker
                                    Chicago, Illinois  60601-1692
                                    Attention:  Ron Sandler, Esq.

                           To Bernstein:

                                    615 Brierhill
                                    Deerfield, Illinois  60015

                           with a copy to:

                                    Jones, Day, Reavis & Pogue
                                    77 West Wacker
                                    Chicago, Illinois  60601-1692
                                    Attention:  Ron Sandler, Esq.
                                    Fax:  (312) 782-8585

Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the party to whom it is addressed.

                  10.8. Assignment. This Agreement and the rights and licenses herein granted shall accrue to Licensor and its successors, and this Agreement shall be binding upon and inure to the benefit of Licensee, and its successors in interest. This Agreement or any interest hereunder shall not be assignable by Licensee without the written consent of Licensor, provided, however, that Licensee may assign this Agreement to any subsidiary or Affiliate or to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of Licensor. No such assignment shall relieve either party of its obligations hereunder. Prompt notification of any assignment shall be given to the other party by the assigning party.

                  10.9. Arbitration. Any dispute arising from or relating to this Agreement shall be finally and bindingly settled by arbitration in accordance with the then commercial arbitration rules of the American Arbitration Association by one or three arbitrators designated in conformity with those rules at a site mutually agreed upon by the parties, or, if there is no such agreement, then in Phoenix,

Arizona, and judgment upon any award thereunder may be entered in any court having jurisdiction thereof. Neither party shall commence any action in court to remedy any claimed breach of this Agreement except to confirm or enforce an arbitrator's final ruling or to avoid the expiration of the statute of limitations in the absence of a tolling agreement between the parties. In any arbitration, all of the reasonable costs and expenses of the successful party (including reasonable attorney's fees) and the costs of the arbitrator shall be borne by the losing party in such arbitration. The "successful party" and the "losing party" shall be determined by the arbitrator based on the relative success and failure of each party to such arbitration.

                           [Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the date first written above.

                                            GENDERM CORPORATION

                                            By:________________________________
                                               Name:
                                               Title:

                                            WINSTON LABORATORIES, L.L.C.

                                            By:________________________________
                                               Name: Joel E. Bernstein, M.D.
                                               Title:

         Only for purposes of Articles I and II and Sections 7.5, 7.6, 8.1, 8.2, 9.1, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 of this Agreement.

                                            ___________________________________
                                            Joel E. Bernstein, M.D.

                                   APPENDIX A

                         PATENT APPLICATIONS AND PATENTS

U.S. Patent Number 5,063,060
         (filed 12/19/89; issued 1/5/91; expiration (without extension) 12/19/2009).

Canadian Patent Number 207 0 685
         (filed 6/28/90; issued 11/1/94; expiration (without extention
         6/28/2010).

                                    EXHIBIT M

                 Form of Certificate of Joel E. Bernstein, M.D.

                                  See attached.

                              CERTIFICATE REGARDING
                                LICENSE AGREEMENT


         Joel E. Bernstein, M.D., personally and in his capacity as an officer, general partner and/or director of GenDerm Corporation, Winston Laboratories, L.L.C. and Elorac, Ltd. (each a "Related Party") for and on behalf of himself and each Related Party, hereby certifies as follows:


         1. Attached is a complete and accurate schedule of all relevant License Agreements granted by me or any Related Party as scheduled in Section 3(s)(i)(5) of the Agreement of Merger dated as of December 1, 1997 ("Merger Agreement") and the License Agreement, dated as of November 26, 1997, between Winston Laboratories, Inc. and GenDerm Corporation relating to cis-capsaicin (each a "License Agreement" and collectively, the "License Agreement").


         2. Each Licensor under each such License Agreement is the sole and exclusive owner and has all power and authority to grant the licenses granted under such License Agreements.


         3. Licensor has not granted, assigned, transferred or licensed to any other party any intellectual property subject to each such License Agreements for the uses and for the territories covered thereby.


         4. Each Licensee has performed all of their respective obligations under the applicable License Agreements and no amounts are due or owing except those that are not yet due or payable under such License Agreements. There is no other event, fact or circumstance which constitutes, or with the giving of notice or the passage of time would constitute, a breach or default under any License Agreements.


         5. The transactions contemplated by the Merger Agreement will not violate the terms of any of the License Agreements. No consent is required under any License Agreements to the Merger Agreement, or the consummation of any transaction contemplated thereby.




         DATED this ____ day of ________________, 1997.



                                            ___________________________________
                                            Dr. Joel E. Bernstein

                                            WINSTON LABORATORIES L.L.C.


                                            By:________________________________
                                               Joel E. Bernstein, M.D.
                                               Its:____________________________

                                            ELORAC, LTD.


                                            By:________________________________
                                               Joel E. Bernstein, M.D.
                                               Its:____________________________

                                      -2-